SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K


Current Report


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event Reported): December 7,1995



American Travellers Corporation
(Exact name of registrant as specified in charter)



Pennsylvania                0-14391                 23-1738097
(State or other       (Commission file              (IRS employer
jurisdiction of                   Number)      identification no.)
incorporation)


3220 Tillman Drive, Bensalem, Pennsylvania, 19020
(Address of principal executive offices)


Registrant's telephone number, including area code:
(215) 244-1600


N/A
(Former name or former address, if changed since last report)





INFORMATION TO BE INCLUDED IN THIS REPORT

Item 2.Acquisition or Disposition of Assets.

    See Item 5.

Item 5.  Other Events


On December 7, 1995, American Travellers Life Insurance
Company ("American Travellers"), a wholly owned subsidiary of American Travellers Corporation("the Registrant"), closed on an Umbrella Reinsurance Contract that it had signed on November 30, 1995, with respect to its purchase of a book of long term care business from Transport Life Insurance Company and Continental Life Insurance Company (collectively "Transport"), both of Fort Worth, Texas, representing approximately $100 million of annualized premium in force. Transport and Continental are subsidiaries of Texas-based Transport Holdings Inc. The transaction was effective as of October 1, 1995, and was accomplished through a reinsurance transaction.

Under the terms of the Umbrella Reinsurance Agreement and the Exhibits thereto, American Travellers assumed all existing liabilities associated with Transport's long term care insurance business, for which obligation Transport transferred approximately $250 million in cash and marketable securities to American Travellers. Under statutory accounting practices
("SAP"), American Travellers will recognize approximately $290 million of statutory liabilities and a $40 million ceding allowance on the transaction; this will be recorded as a $40 million charge in its fourth quarter SAP operating results.
Under generally accepted accounting principles ("GAAP"), the Company currently expects that the fair value of assets received will equal the liabilities to be established; there is no initial
GAAP income statement impact as a result of the transaction.
Under both SAP and GAAP, the Company's future operating results will reflect the ongoing reinsurance of this business, including premiums earned and claims and expenses incurred, as well as the investment income on the invested assets associated with the business.

Assets with market values equal to the statutory liabilities, net of the statutory ceding allowance, were transferred into a trust with Fleet National Bank of Massachusetts - the trustee. The obligations of American Travellers arising out of this transaction were guaranteed by the Registrant.

Due to the nature of this transaction, which is in the form of an indemnity reinsurance transaction, no financial statements are expected to be filed.

Item 7.Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired: NONE

(b) Pro Forma Financial Information: NONE

(c) Exhibits

1.  Umbrella Reinsurance Transaction Agreement and Exhibits
    A through E, thereto between American Travellers
    Corporation and Transport Life Insurance Company and
    Continental Life Insurance Company


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            AMERICAN TRAVELLERS CORPORATION


                            By : /s/ John A. Powell
                                     John A. Powell
                                     President and Chairman
                                     of the Board

Dated : December 22, 1995

    Exhibit Index

Sequential
Exhibit NumberDescription of the Exhibit            Numbered Pages

1.        Umbrella Reinsurance                                  5
          Transaction Agreement
          and Exhibits A through E,
          thereto, between American
          Travellers and Transport
          Life Insurance Company and
          Continental Life Insurance Company.



                       CLOSING DOCUMENTS

                              FOR

                   REINSURANCE TRANSACTIONS

                             AMONG

          AMERICAN TRAVELLERS LIFE INSURANCE COMPANY

                              AND

               TRANSPORT LIFE INSURANCE COMPANY

                              AND

              CONTINENTAL LIFE INSURANCE COMPANY



                       December 8, 1995

                  INDEX TO CLOSING DOCUMENTS



DOCUMENT                                            TAB


1.Umbrella Reinsurance Transaction Agreement             1

- Administration Services Sub-Agreement          Exhibit A

- Assumption Reinsurance Agreement               Exhibit B

- Guaranty                                       Exhibit C

- Indemnity Reinsurance Agreement                Exhibit D

- Trust Agreement                                Exhibit E

2.Letter of Intent                                       2


         UMBRELLA REINSURANCE TRANSACTION AGREEMENT

                            BETWEEN

          AMERICAN TRAVELLERS LIFE INSURANCE COMPANY

                              AND

               TRANSPORT LIFE INSURANCE COMPANY

                              AND

              CONTINENTAL LIFE INSURANCE COMPANY



                       November 30, 1995

                       TABLE OF CONTENTS


                                                                  PAGE


ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . 1

1.1       "Administration Services Sub-Agreement". . . . . . . . . . 2
1.2       "Administrative Transfer Date" . . . . . . . . . . . . . . 2
1.3       "Affiliate". . . . . . . . . . . . . . . . . . . . . . . . 2
1.4       "Agents" . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.5       "Assumed Policies" . . . . . . . . . . . . . . . . . . . . 2
1.6       "Assumption Agreement" . . . . . . . . . . . . . . . . . . 2
1.7       "Assumption Reinsurance Undertaking" . . . . . . . . . . . 3
1.1       "Best of ATL's Knowledge" and "Best of
          Transports' Knowledge"                                     3
1.9       "Business Day" . . . . . . . . . . . . . . . . . . . . . . 3
1.10      "Ceded Policy" or "Ceded Policies" . . . . . . . . . . . . 3
1.11      "Closing Date" . . . . . . . . . . . . . . . . . . . . . . 3
1.12      "Documents". . . . . . . . . . . . . . . . . . . . . . . . 3
1.13      "Effective Date" . . . . . . . . . . . . . . . . . . . . . 4
1.14      "Forms". . . . . . . . . . . . . . . . . . . . . . . . . . 4
1.15      "Guarantor". . . . . . . . . . . . . . . . . . . . . . . . 4
1.16      "Guaranty" . . . . . . . . . . . . . . . . . . . . . . . . 4
1.17      "Indemnity Agreement". . . . . . . . . . . . . . . . . . . 4
1.18      "Markman Agent". . . . . . . . . . . . . . . . . . . . . . 4
1.19      "Marketing Agreements" . . . . . . . . . . . . . . . . . . 4
1.20      "Minimum Account Requirement". . . . . . . . . . . . . . . 4
1.21      "Obligation Amount". . . . . . . . . . . . . . . . . . . . 4
1.22      "Policy" or "Policies" . . . . . . . . . . . . . . . . . . 4
1.23      "Policyholder" . . . . . . . . . . . . . . . . . . . . . . 5
11        "Reinsure on an Assumption Basis or
          Assumption Reinsurance Basis"                              5
11        "Reinsure on an Indemnity Basis or Indemnity
          Reinsurance Basis"                                         5
1.26      "Transition Period". . . . . . . . . . . . . . . . . . . . 5
1.27      "Trust Agreement". . . . . . . . . . . . . . . . . . . . . 5
1.28      "Trust Account". . . . . . . . . . . . . . . . . . . . . . 5
1.29      "Umbrella Agreement" . . . . . . . . . . . . . . . . . . . 6

ARTICLE II SCOPE OF TRANSACTION  . . . . . . . . . . . . . . . . . . 6

2.1       Indemnity Reinsurance Transaction. . . . . . . . . . . . . 6
2.1       ATL Assumption of
2.2      Administrative Responsibility                               6
2.3       Assumption Reinsurance Transaction . . . . . . . . . . . . 6
2.4       Administration of Policies Assumed . . . . . . . . . . . . 7
2.5       Administration Services Sub-Contract . . . . . . . . . . . 7
2.6       Transition Period. . . . . . . . . . . . . . . . . . . . . 7
2.7       Trust Account. . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE IIIPAYMENTS AND OTHER TRANSFERS. . . . . . . . . . . . . . . 8

3.1       TLIC Payment of Obligation Amount. . . . . . . . . . . . . 8
3.2       CLIC Payment of Obligation Amount. . . . . . . . . . . . . 8
3.3       Ceding Commission. . . . . . . . . . . . . . . . . . . . . 8
3.4       Funding Trust Account by Transport . . . . . . . . . . . . 8
3.5       Funding Trust Account by ATL . . . . . . . . . . . . . . . 9
31        Determination of Obligation Amount and
31        Minimum Account Requirement                               10

ARTICLE IVPOST EFFECTIVE DATE TRANSACTIONS . . . . . . . . . . . .  14

4.1       Assumption Reinsurance Undertaking . . . . . . . . . . .  14
4.2       ATL Option To Participate in Assumption
       Reinsurance Undertaking                                      15
4.3       Policies Issued After Effective Date . . . . . . . . . .  15
4.4       Transport Assistance in Transition of
       Administrative Responsibility                                16

ARTICLE V AGENT RELATIONSHIPS. . . . . . . . . . . . . . . . . . .  17

5.1       Marketing Agreements . . . . . . . . . . . . . . . . . .  17
5.2       ATL Non-Solicitation of Agents . . . . . . . . . . . . .  18
5.3       Transport Non-Solicitation of Agents . . . . . . . . . .  18
5.4       Replacement of Policies. . . . . . . . . . . . . . . . .  18
5.5       Transport Replacement of Policies. . . . . . . . . . . .  19
5.6       Appointment of New Marketing General Agency. . . . . . .  19

ARTICLE VITRANSPORT'S REPRESENTATIONS AND WARRANTIES . . . . . . .  19

6.1       Organization . . . . . . . . . . . . . . . . . . . . . .  19
6.2       Encumbrances . . . . . . . . . . . . . . . . . . . . . .  19
6.3       Absence of Changes . . . . . . . . . . . . . . . . . . .  20
6.4       Litigation . . . . . . . . . . . . . . . . . . . . . . .  20
6.5       Compliance with Law. . . . . . . . . . . . . . . . . . .  20
6.6       Governmental Authorities . . . . . . . . . . . . . . . .  20
6.7       Validity . . . . . . . . . . . . . . . . . . . . . . . .  21
6.8       Authority. . . . . . . . . . . . . . . . . . . . . . . .  22
6.9       Broker Fees. . . . . . . . . . . . . . . . . . . . . . .  22
6.10      Reinsurance. . . . . . . . . . . . . . . . . . . . . . .  22
6.11      Marketing Agreements.  . . . . . . . . . . . . . . . . .  22

ARTICLE VIIATL'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . .  22

7.1       Organization . . . . . . . . . . . . . . . . . . . . . .  23
7.2       Financial Statements . . . . . . . . . . . . . . . . . .  23
7.3       Absence of Changes . . . . . . . . . . . . . . . . . . .  23
7.4       Litigation . . . . . . . . . . . . . . . . . . . . . . .  23
7.5       Compliance with Law. . . . . . . . . . . . . . . . . . .  23
7.6       Governmental Authorities . . . . . . . . . . . . . . . .  24
7.7       Required Filings . . . . . . . . . . . . . . . . . . . .  25
7.8       Broker Fees. . . . . . . . . . . . . . . . . . . . . . .  25
7.9       ATL's Due Diligence. . . . . . . . . . . . . . . . . . .  25
7.10      Validity . . . . . . . . . . . . . . . . . . . . . . . .  25
7.11      Authority. . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VIIIATL COVENANTS. . . . . . . . . . . . . . . . . . . . .  26

8.1       Financial Statements and Other Reports . . . . . . . . .  27
8.2       Required Notices to Transport. . . . . . . . . . . . . .  27
8.3       Existence. . . . . . . . . . . . . . . . . . . . . . . .  28
8.4       Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .  28
8.5       Compliance . . . . . . . . . . . . . . . . . . . . . . .  28
8.6       Access . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE IXCONDITIONS PRECEDENT TO ATL'S PERFORMANCE. . . . . . . .  29

9.1       Conditions . . . . . . . . . . . . . . . . . . . . . . .  29
9.2       Waiver . . . . . . . . . . . . . . . . . . . . . . . . .  31
9.3       Failure of Conditions. . . . . . . . . . . . . . . . . .  32

ARTICLE X CONDITIONS PRECEDENT TO TRANSPORT'S
        PERFORMANCE 32

10.1      Conditions . . . . . . . . . . . . . . . . . . . . . . .  32
10.2      Waiver . . . . . . . . . . . . . . . . . . . . . . . . .  35
10.3      Failure of Conditions. . . . . . . . . . . . . . . . . .  35

ARTICLE XITHE CLOSING. . . . . . . . . . . . . . . . . . . . . . .  36

11.1      Transport's and ATL's Obligations. . . . . . . . . . . .  36
11.2      Transport's Obligations. . . . . . . . . . . . . . . . .  36
11.3      ATL'S Obligations. . . . . . . . . . . . . . . . . . . .  37
11.4      Location/Date. . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE XIIATL INDEMNIFICATION OF TRANSPORT. . . . . . . . . . . .  39

12.1      Indemnification. . . . . . . . . . . . . . . . . . . . .  39
12.2      Claims; Assumption of Defense. . . . . . . . . . . . . .  41

ARTICLE XIIITRANSPORT INDEMNIFICATION OF ATL . . . . . . . . . . .  42

13.1      Indemnification. . . . . . . . . . . . . . . . . . . . .  42
13.2      Claims; Assumption of Defense. . . . . . . . . . . . . .  43

ARTICLE XIVDISPUTE RESOLUTION. . . . . . . . . . . . . . . . . . .  44

14.1      Arbitration. . . . . . . . . . . . . . . . . . . . . . .  44
14.2      Preliminary Relief . . . . . . . . . . . . . . . . . . .  46

ARTICLE XVSPECIAL DISPUTE RESOLUTION PROVISIONS. . . . . . . . . .  47

15.1      Obligation Amount Calculation Disputes . . . . . . . . .  47
15.2      Trustee Disputes . . . . . . . . . . . . . . . . . . . .  49

ARTICLE XVIMISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .  49

16.1      Further Assurances . . . . . . . . . . . . . . . . . . .  49
16.2      Exclusive Remedy; Specific Performance . . . . . . . . .  49
16.3      Costs. . . . . . . . . . . . . . . . . . . . . . . . . .  50
16.4      Entire Agreement . . . . . . . . . . . . . . . . . . . .  50
16.5      Termination for Default. . . . . . . . . . . . . . . . .  50
16.6      Recapture. . . . . . . . . . . . . . . . . . . . . . . .  51
16.7      Governing Law. . . . . . . . . . . . . . . . . . . . . .  55
16.8      Binding Agreement. . . . . . . . . . . . . . . . . . . .  56
16.9      Severability . . . . . . . . . . . . . . . . . . . . . .  56
16.10     Waiver . . . . . . . . . . . . . . . . . . . . . . . . .  56
16.11     Notices. . . . . . . . . . . . . . . . . . . . . . . . .  57
16.12     Amendments . . . . . . . . . . . . . . . . . . . . . . .  58
16.13     Captions . . . . . . . . . . . . . . . . . . . . . . . .  58
16.14     Counterparts . . . . . . . . . . . . . . . . . . . . . .  58
16.15     Nonreliance. . . . . . . . . . . . . . . . . . . . . . .  58

SCHEDULE 1.14 - Forms
SCHEDULE 1.19 - Marketing Agreements
SCHEDULE 3.4  - Transport Trust Assets
SCHEDULE 3.5  - ATL Trust Assets
SCHEDULE 4.3  - System Conversion Services
SCHEDULE 6.2  - Encumbrances
SCHEDULE 6.4  - Litigation
SCHEDULE 6.6  - Governmental Authorities
SCHEDULE 6.10 - Reinsurance Arrangements
SCHEDULE 7.4  -  ATL Litigation
SCHEDULE 7.5  -  ATL Compliance with Law
SCHEDULE 7.6  -  ATL Governmental Authorities

Exhibit A - Administration Services Sub-Agreement
Exhibit B - Assumption Agreement
Exhibit C - Guaranty
Exhibit D - Indemnity Agreement
Exhibit E - Trust Agreement


          UMBRELLA REINSURANCE TRANSACTION AGREEMENT

THIS UMBRELLA REINSURANCE TRANSACTION AGREEMENT, made and entered into this 30th day of November, 1995, by and between AMERICAN TRAVELLERS LIFE INSURANCE COMPANY, a life insurance company organized under the laws of Pennsylvania ("ATL"), with its principal executive office at 3220 Tillman Drive, Bensalem, Pennsylvania, and TRANSPORT LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Texas ("TLIC"), and CONTINENTAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Texas ("CLIC"), both with principal executive offices at 714 Main Street, Fort Worth, Texas (collectively "Transport").
NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:
                           ARTICLE I
                          DEFINITIONS

The following words and phrases shall have the meanings specified below for purposes of this Agreement, whether used in the singular or the plural:
I.1 "Administration Services Sub-Agreement" means and refers to the Administration Services Sub-agreement between ATL and TLIC substantially in the form attached hereto as Exhibit A.
I.2 "Administrative Transfer Date" means and refers to the date, not later than December 31, 1996, determined pursuant to Paragraph 4.3 hereof.
I.3 "Affiliate" means and refers to a legal person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with a specified person.
I.4 "Agents" means and refers to brokers, marketing managers, managing general agents, producers, general agents, agents or the like with respect to whom Transport is contractually obligated to pay commissions, fees, overrides, allowances or other amounts pursuant to the terms of the Marketing Agreements with respect to Policies.
I.5 "Assumed Policies" means and refers to those Policies that the parties have agreed shall be deemed assumed pursuant to the terms of the Assumption Agreement.
I.6 "Assumption Agreement" means and refers to the Assumption Reinsurance Agreement entered into on the Closing Date between ATL and Transport substantially in the form attached hereto as Exhibit B and any other Assumption Reinsurance Agreements entered into from time to time thereafter in connection with this Agreement, in such forms as ATL and Transport determine shall satisfy the intent of Paragraph 4.1 hereof.
I.7 "Assumption Reinsurance Undertaking" means and refers to the process of obtaining such regulatory and Policyholder approvals and the commitment to take such further steps as may be necessary and/or appropriate as will enable the parties to Reinsure on an Assumption Basis.
I.8 "Best of ATL's Knowledge" and "Best of Transports'
Knowledge" means and refers to the actual knowledge of officers of the rank of vice president or higher of ATL or TLIC and CLIC, as appropriate, it being understood that no such officer shall have any duty of inquiry with respect thereto and no such officer shall have any personal liability with respect to any statement made by such officer which is so qualified.
I.9 "Business Day" means and refers to any day other than a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in Fort Worth, Texas.
I.10"Ceded Policy" or "Ceded Policies" means and refers to Transport's retained interest, net of reinsurance, in the Policies Reinsured on an Indemnity Basis.
I.11 "Closing Date" means and refers to the date specified in Paragraph 11.4 hereof.
I.12 "Documents" means and refers to this Umbrella
Agreement, the Administration Services Sub-Agreement, the Assumption Agreement, the Guaranty, the Trust Agreement, the Indemnity Agreement and all other documents entered into and delivered in connection herewith or therewith.
I.13 "Effective Date" means and refers to October 1, 1995.
I.14 "Forms" means and refers to those forms and certificates identified on Schedule 1.14 attached hereto.
I.15 "Guarantor" means and refers to American Travellers Corporation, a Pennsylvania corporation.
I.16 "Guaranty" means and refers to the guaranty of the Guarantor substantially in the form attached hereto as Exhibit C.
I.17 "Indemnity Agreement" means and refers to the Indemnity Reinsurance Agreement entered into on the Closing Date between ATL and Transport substantially in the form attached hereto as Exhibit D.
I.18 "Markman Agent" means an Agent of the Markman Company or any Affiliate thereof.
I.19 "Marketing Agreements" means and refers to those agreements identified on Schedule 1.19 attached hereto between Transport and various marketing general agents and other general agents.
I.20 "Minimum Account Requirement" means and refers to that amount determined from time to time pursuant to the provisions of Paragraph 3.6 hereof.
I.21 "Obligation Amount" means and refers to that amount determined pursuant to the provisions of Paragraph 3.6 hereof.
I.22 "Policy" or "Policies" means and refers to the individual and group policies, issued by Transport on the Forms, and either (i) issued and in force as of the Effective Date or
(ii) issued between the Effective Date and February 1, 1996.
I.23 "Policyholder" means and refers to any individual owner of a Policy and any individual certificate holder for a Policy issued on a group basis.
I.24 "Reinsure on an Assumption Basis or Assumption
Reinsurance Basis" means and refers to reinsurance of Policies issued by Transport pursuant to the terms and conditions of the Assumption Agreement.
I.25 "Reinsure on an Indemnity Basis or Indemnity
Reinsurance Basis" means and refers to reinsurance of Ceded Policies issued by Transport pursuant to the terms and conditions of the Indemnity Agreement.
I.26 "Transition Period" means and refers to the period from the Effective Date to the Administrative Transfer Date during which TLIC administers the Policies pursuant to the Administration Services Sub-Agreement.
I.27 "Trust Agreement" means and refers to the Trust
Agreement entered into on the Closing Date among ATL, Transport and the Trustee named therein substantially in the form attached hereto as Exhibit E.
I.28 "Trust Account" means and refers to the Trust Account for the benefit of Transport called "American Travellers/Transport/Continental Trust Fund" established pursuant to the provisions of the Trust Agreement.
I.29 "Umbrella Agreement" means and refers to this Umbrella Reinsurance Transaction Agreement.
                          ARTICLE II
                     SCOPE OF TRANSACTION
     Pursuant to the terms and provisions of this Umbrella Agreement, including the Documents, and with effect from the Effective Date:
II.1 Indemnity Reinsurance Transaction. Transport agrees to cede and ATL agrees to assume 100% of Transport's interest in the Ceded Policies pursuant to an indemnity reinsurance arrangement, as more fully described in the Indemnity Agreement.
II.2 ATL Assumption of Administrative Responsibility. ATL agrees to accept the immediate primary responsibility of administering the Policies as more fully described in the Indemnity Agreement.
II.3 Assumption Reinsurance Transaction. While all Ceded Policies will initially be reinsured pursuant to the Indemnity Reinsurance Agreement, it is the intention of the parties that as promptly as reasonably possible and to the fullest extent reasonably possible, the Policies will be Reinsured on an Assumption Basis. Accordingly, as part of the transaction contemplated by this Umbrella Agreement, the parties shall enter into the Assumption Agreement and have agreed upon the Assumption Reinsurance Undertaking. At such time as the insurance regulatory authorities of the state in which any Policy was issued are willing to recognize such Policy as having been assumed by ATL and to accord ATL the status of direct insurer of such Policy for regulatory purposes, the parties will so confirm in writing and such Policy will then be deemed to have been Reinsured on an Assumption Basis.
II.4 Administration of Policies Assumed. ATL shall have the immediate primary responsibility of administering the Policies Reinsured on an Assumption Basis, pursuant to the terms of the Assumption Agreement.
II.5 Administration Services Sub-Contract.  During the
Transition Period, TLIC shall act as ATL's subcontractor with respect to administering Policies, as more fully described in the Administration Services Sub-Agreement.
II.6 Transition Period.  During the Transition Period,
Transport shall provide ATL with such assistance as may reasonably be required to enable ATL to administer the Policies pursuant to the terms of the Indemnity Agreement and the Assumption Agreement, all as more fully described in Paragraph
4.3 hereof.
II.7 Trust Account. ATL shall establish, fund and maintain a Trust Account for the benefit of Transport in the amount of the Minimum Account Requirement, all as more fully described in Paragraphs 3.4 to 3.6 hereof and in the Trust Agreement.
                          ARTICLE III
                 PAYMENTS AND OTHER TRANSFERS
III.1TLIC Payment of Obligation Amount.  Subject to
Paragraph 3.4 hereof, on the Closing Date TLIC shall pay to ATL as reinsurance premium (i) $290,061,540 as of October 1, 1995 on the Policies issued by TLIC; and (ii) interest at the annual rate of 7 1/4% on such amount for the period October 1, 1995 to the Closing Date.
III.2CLIC Payment of Obligation Amount.  Subject to
Paragraph 3.4 hereof, on the Closing Date, CLIC shall pay to ATL as reinsurance premium (i) $779,590 as of October 1, 1995 on the Policies issued by CLIC, and (ii) interest at the annual rate of 7 1/4% on such amount for the period of October 1, 1995 to the Closing Date.
III.3Ceding Commission. On the Closing Date, ATL shall pay as ceding commission (i) the amount of $39,892,781 to TLIC and $107,219 to CLIC, and (ii) interest at the annual rate of 7 1/4% on such amount for the period October 1, 1995 to the Closing Date.
III.4Funding Trust Account by Transport. Notwithstanding the terms of Paragraphs 3.1 and 3.2 hereof, and in lieu of the physical payments described therein, on the Closing Date and in accordance with the Trust Agreement, Transport, acting on behalf of ATL, shall cause to be deposited into the Trust Account an amount equal to (i) the sum of the amounts payable by TLIC and CLIC as reinsurance premium pursuant to Paragraphs 3.1 and 3.2 of this Umbrella Agreement, less (ii) the amount payable by ATL as ceding commission pursuant to Paragraph 3.3 of this Umbrella Agreement. The assets to be so deposited are identified on
Schedule 3.4 hereto.
III.5Funding Trust Account by ATL.
(a) Closing Date Funding. On the Closing Date, and in accordance with the Trust Agreement, ATL shall cause to be deposited into the Trust Account an amount equal to the Minimum Account Requirement less the amount deposited in the Trust Account by Transport pursuant to Paragraph 3.4 of this Umbrella Agreement. The assets to be so deposited are identified on
Schedule 3.5 hereto.
(b) Adjustment. The parties recognize that the amounts stated in Paragraphs 3.1 and 3.2 are based on TLIC's and CLIC's estimate as to reserves as of September 30, 1995. On or before January 31, 1996, TLIC and CLIC will, in a manner consistent with their practice prior to the Effective Date, finally calculate their respective reserves for the Ceded Policies as of September 30, 1995. If such final calculation results in greater reserves than were reported in TLIC's or CLIC's September 30, 1995 statutory statement, as applicable, an additional reinsurance premium will be paid on January 31, 1996 by TLIC or CLIC, as applicable, acting on behalf of ATL, to the Trust Account in an amount equal to the amount of the excess of such entity's final reserve calculation over the reserve reported by such entity at September 30, 1995 plus interest at 7 1/4% for the period from October 1, 1995 to the date such payment is made. If such final calculation results in less reserves than were reported in TLIC's or CLIC's September 30, 1995 statutory statement, as applicable, Transport and ATL will cause the Trustee to refund from the Trust Account on January 31, 1996 to TLIC or CLIC, as applicable, reinsurance premium equal to the amount of the excess of the reserve as reported at September 30, 1995 by such entity over the final reserve calculation for such entity plus interest at 7 1/4% for the period from October 1, 1995 to the date such payment is made.

III.6Determination of Obligation Amount and Minimum Account
     Requirement.
     (a)  Definition of Terms. In addition to the
Definitions set forth in Article I, the following words and phrases shall have the meanings specified below for purposes of this Paragraph 3.6:
     (i)  Annual Statement shall mean and refer to the 1994
Life and Accident and Health annual statement form issued by the National Association of Insurance Commissioners.
     (ii) Claim Liability shall mean and refer to the amount labeled as Claim Liability in Exhibit 11 to the Annual Statement, such liability to include incurred but not reported liability established at least high enough to bring the developed loss ratio for the prior twelve months to a level as high as the developed loss ratio for duration months thirteen through twenty-four.
     (iii) Claim Reserves shall mean and refer to the amount labeled as Claim Reserves in Exhibit 9 to the Annual Statement, such term to include reserves for open (continuing) claims established at a level at least as great as the level determined according to the methods used by Transport for such claims in its June 1995 quarterly statutory statement. Transport's method shall include Transport's claim termination rate, interest rate and method of determining open and closed claims. If ATL develops experience data justifying the setting of claim reserves using different claim termination rates and/or claim closing methods, Transport agrees to consider in good faith an adjustment to the claim reserve method to take into account such termination rates and claim closing methods.
     (iv) Unearned Premium Reserve shall mean and refer to the amount labeled as Unearned Premium Reserve (on a gross premium basis) in Exhibit 9 to the Annual Statement.
     (v) Additional Active Life Reserve shall mean and refer to amounts which would be carried on Exhibit 9, lines 2 and 3, of the Annual Statement, such amounts to be established at a level at least as great as the level determined using claim costs, interest rates (but not higher than the regulatory maximum valuation rate), termination rates and methods used by Transport in its June 1995 quarterly statutory statement.
     (vi)       Advance Premium shall mean and refer to
amounts which would be carried in Exhibit 1, part 1, lines 4 and 14 of the Annual Statement for the Policies.
(b)  Calculation of Obligation Amount.
     (i) The Obligation Amount shall be the amount of aggregate liabilities of the Ceded Policies calculated at any point in time as the sum of:
          (A) Claim Liability;
          (B) Claim Reserves;
          (C) Unearned Premium Reserve;
          (D) Additional Active Life Reserve; and
          (E) Advance Premiums;
provided, however that the Obligation Amount shall never be less than the greater of (1) the present value of future claims, commissions, expenses, and premium taxes minus the present value of future gross premiums using realistic assumptions (such difference determined as of December 31 of each year or on such other date as reasonably requested by Transport) or (2) the reserves held by ATL for the Ceded Policies.
     (ii)       Procedure
          (A) Once each calendar quarter, commencing with the first calendar quarter after the Closing Date, an actuary designated by ATL shall calculate the Obligation Amount under the formula provided in paragraph 3.6 (b) above ("Initial Quarter Calculation"). This Initial Quarter Calculation plus applicable workpapers shall be sent to Transport's designated actuary, along with a supporting actuarial opinion from a Member of the American Academy of Actuaries or a Fellow of the Society of Actuaries in substantially the form of the recommended language contained in the Pennsylvania Actuarial Opinion and Memorandum Regulation. Such supporting opinion shall be to the effect that the establishment of reserves equal to the Obligation Amount calculated by ATL meets the minimum requirements of all states where ATL is admitted and that such reserves, when considered in light of the assets held in the Trust Account and investment earnings on such assets and considerations expected to be received under such Policies, make adequate provision for the anticipated cash flow and related expenses for the Ceded Policies.
          (B) Transport shall have the right to audit and review all calculations of ATL and its actuaries, special computer runs, and all other material or documents relating to the calculation of the Obligation Amount. If the actuaries of ATL and Transport cannot agree on the Obligation Amount for the quarter in question and the difference between the ATL and Transport calculation is greater than $5,000,000, then the calculation shall be submitted to the Dallas office of Milliman and Robertson ("M & R"), Actuarial Consultants, pursuant to the provisions of Paragraph 15.1. If the difference is less than or equal to $5,000,000, then the Obligation Amount shall be the lower of the two amounts until the next quarterly calculation.

       (c)  Calculation of Minimum Account Requirement.
The Minimum Account Requirement shall be $2,000,000 above the Obligation Amount as calculated in Paragraph 3.6 (b) above. In the event of a dispute between Transport and ATL concerning the Obligation Amount, the lower of the Obligation Amounts proposed by Transport or ATL shall be deemed the Obligation Amount pending the conclusion of the Special Dispute Resolution procedures conducted pursuant to the provisions of Paragraph 15.1 (if the difference is greater than $5,000,000) or until the next quarterly calculation (in all other cases), and the Minimum Account Requirement shall be determined on the basis of such Obligation Amount for all purposes under the Documents until otherwise determined by the Special Dispute Resolution procedure set forth in Article XV or the provisions of this Paragraph, as applicable.

                          ARTICLE IV
               POST EFFECTIVE DATE TRANSACTIONS

IV.1 Assumption Reinsurance Undertaking. Transport shall control and have sole responsibility for the Assumption Reinsurance Undertaking and shall exercise efforts, determined in its sole discretion, with respect to the completion of such Assumption Reinsurance Undertaking. ATL shall use its best efforts to cooperate with Transport in connection with such Undertaking. Transport shall be responsible for all costs and expenses in connection with the Assumption Reinsurance Undertaking, other than ATL's internal (exclusive of out-of-pocket) expenses incurred in connection therewith.
IV.2 ATL Option To Participate in Assumption Reinsurance Undertaking. If at any time on or after the first anniversary of the Closing Date, ATL shall determine that Transport is not making reasonable progress in completing the Assumption Reinsurance Undertaking, it may so notify Transport and ATL may, entirely at ATL's expense, attempt to complete the Assumption Reinsurance Undertaking in any state, except those states in which Transport has advised ATL that Transport is actively attempting to complete the Assumption Reinsurance Undertaking; provided however that ATL shall not attempt to complete any portion of the Assumption Reinsurance Undertaking unless and until Cologne Re Life Insurance Company shall have agreed to the assignment by Transport to ATL of Cologne Re's reinsurance on any Assumed Policy.

IV.3 Policies Issued After Effective Date. It is understood and acknowledged that all policies of insurance written on the Forms and underwritten and issued by Transport on or after the Effective Date and on or before January 31, 1996 constitute Policies and Ceded Policies within the meaning of this Umbrella Agreement and all of Transport's retained interest in such Policies and Ceded Policies shall be deemed ceded to ATL pursuant to the provisions of this Umbrella Agreement and the Documents, immediately upon the issuance of such Policies and Ceded Policies. Transport shall be entitled to no further ceding commission for such Policies and Ceded Policies other than as provided in Paragraph 3.3 hereof.
IV.4 Transport Assistance in Transition of Administrative Responsibility. As is more fully described in the Administration Services Sub-Agreement, TLIC will administer the Policies during the Transition Period. The transition of administrative responsibility from TLIC to ATL shall be conducted pursuant to the following guidelines:
     (a) TLIC shall furnish ATL such assistance as ATL may reasonably require for the orderly transition of the administration of the Policies;
     (b) Such assistance shall include, but not be limited to, the delivery of all applicable records, or copies thereof, relating to the Policies, including, but not limited to, all financial reports, agency agreements, reinsurance documents, regulatory reports and filings, complaint logs, master files, claims files, computer data, applications and associated materials, application forms, marketing materials, premium and claims history, reinsurance records and records relating to regulatory matters, policy approvals, rate filing applications and such other documents, records and materials as shall be reasonably necessary to effect the transactions contemplated in this Umbrella Agreement. Transport may retain such copies of the applicable records as it may so determine.
     (c) Such assistance shall include but not be limited to provision of the systems conversion services described on
Schedule 4.3 attached hereto and the provision of such additional information and data as ATL may reasonably require with respect to the performance of the systems conversion.
     (d) In the course of the process of transferring administration responsibility from TLIC to ATL, the parties shall by March 31, 1996 agree upon an Administrative Transfer Date, such date to be no earlier than June 30, 1996 and no later than December 31, 1996. In the event the parties fail to so agree, the Administrative Transfer Date shall be December 31, 1996.

ARTICLE V
AGENT RELATIONSHIPS
V.1  Marketing Agreements.  The parties acknowledge that,
as more fully described in the Indemnity Agreement, ATL is assuming the obligation to pay all commissions, fees, overrides, allowances or other amounts due solicitors, brokers, marketing managers, managing general agents, producers, general agents, agents or the like, on account of premiums collected on or after the Effective Date due pursuant to the terms of the Marketing Agreements. In the event of a breach of the Marketing Agreements, ATL may enforce such Marketing Agreements in Transport's name and Transport shall cooperate (at ATL's expense) with ATL in such enforcement.
V.2  ATL Non-Solicitation of Agents.  Unless the Agent
signatory to the appropriate Marketing Agreement otherwise agrees, ATL will not, directly or indirectly, and will not permit any Affiliate to (i) use any list of names and/or addresses obtained by it pursuant to this Agreement (or otherwise obtained by it from Transport in connection herewith) to knowingly and systematically recruit into its own business the agents who solicited applications for the Policies, or (ii) furnish such
list for such purpose to any third party.   It is understood,
however, that ATL may already be in possession of, or may independently come into the possession of, the identity of certain of said agents and is not restricted from recruiting any of such agents to the extent that it can reasonably be shown that ATL had such information prior to the Effective Date or obtained such information from an independent source.
V.3  Transport Non-Solicitation of Agents.  Transport will
not, directly or indirectly, and will not permit any Affiliate to
(i) knowingly and systematically use any list of names obtained in the course of its administration of the Policies to recruit into its own business the Markman Agents or ATL agents who solicit applications for long term care, home health care, convalescent care and nursing home care lines of business, or
(ii) furnish such list for such purpose to any third party.
V.4 Replacement of Policies. Without the consent of the applicable Agents, ATL will not, directly or indirectly, and will not permit any Affiliate to, use any list of names and/or addresses obtained by ATL pursuant to this Umbrella Agreement to knowingly and systematically induce Policyholders to replace Policies.
V.5  Transport Replacement of Policies.  Transport will
not, directly or indirectly, and will not permit any Affiliate to, knowingly and systematically use any list of names obtained in the course of its administration of the Policies to induce Policyholders to replace Policies with policies issued by Transport or for any other commercial purpose.
V.6  Appointment of New Marketing General Agency. Until
after the second anniversary of the Closing Date, Transport will not permit agents assigned to any new marketing general agency directly contracted by Transport (but not its successors by merger or otherwise) after the Closing Date to market long-term care, home health care, convalescent care and nursing home care lines of business.
                          ARTICLE VI
          TRANSPORT'S REPRESENTATIONS AND WARRANTIES
Transport represents and warrants to ATL that (which representations and warranties shall survive until the third anniversary of the Closing Date):
VI.1 Organization.  Transport is a life insurance company
duly organized and  validly existing under the laws of the State of Texas.
VI.2 Encumbrances.   On the Closing Date, Transport's
retained interest in the Policies is free and clear of restrictions on, or conditions to, transfer or assignment, and free and clear of mortgages, liens, security interests, pledges, or encumbrances, except, in any such case, for (i) those disclosed on Schedule 6.2 hereto and (ii) the Marketing Agreements.
VI.3 Absence of Changes. Since September 30, 1995, there has not been any sale or other disposition of the Policies.
VI.4 Litigation. Except as set forth on Schedule 6.4 hereto, no litigation or proceedings, legal, equitable, administrative, through arbitration, or otherwise, are pending or, to the Best of Transport's Knowledge, threatened which might affect the Policies or the consummation of the transactions contemplated by the Documents. There is no judgment, order, injunction or decree of any court, governmental authority or regulatory agency to which Transport (or any of its Affiliates) is subject relating to the transactions contemplated by the Documents.
VI.5 Compliance with Law.  Except as set forth on
Schedule 5.1 of the Indemnity Agreement or as otherwise disclosed by Transport to ATL, to the Best of Transports' Knowledge, Transport has complied in all material respects with each, and is not in violation of any law, ordinance or governmental rule or regulation to which the Policies are subject.
VI.6 Governmental Authorities. Except for any filings, recordings, reports, notices or disclosures required by applicable laws in connection with the Assumption Agreement, Assumption Reinsurance Undertaking or the Indemnity Agreement, notice and consent of the agencies who have issued any permit or license listed on Schedule 6.6 hereto, any filing required under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 and the regulations promulgated thereunder, to the Best of Transport's Knowledge, Transport is not required to submit any notice, report, disclosure or other filing with any governmental or regulatory authority in connection with its execution or delivery of the Documents to which it is a party, or the consummation of the transactions contemplated thereby. To the Best of Transport's Knowledge, no other consent, approval or authorization of any governmental or regulatory authority is required to be obtained by Transport in connection with its execution, delivery and performance of the Documents to which it is a party or the consummation of the transactions contemplated thereby, other than the Assumption Reinsurance Undertaking.
VI.7 Validity. The Documents to which Transport is a party have been duly executed and delivered by Transport and such Documents constitute the legal, valid and binding obligations of Transport, enforceable against it in accordance with their respective terms. Subject to obtaining at or before the Closing Date the consents of the parties referenced in Section 6.6 hereto, the execution and delivery of the Documents to which Transport is a party and the consummation of the transactions contemplated thereby and the performance by Transport of its obligations thereunder (a) will not result in the creation or imposition of any lien, charge or encumbrance of any kind on the Policies, (b) are not prohibited by, do not violate or conflict with any provision of, and do not result in default under or a breach of, (i) Transport's organizational documents, (ii) any material financing agreements to which Transport is a party,
(iii) any regulation, order, decree, injunction or judgment of any court or other governmental authority or agency to which Transport and the Policies are subject, or (iv) to the Best of Transport's Knowledge, any law, rule or ordinance applicable to Transport and to which the Policies are subject.
VI.8 Authority. The execution, delivery and performance of the Documents to which Transport is a party have been duly authorized by its board of directors and its sole stockholder.
VI.9 Broker Fees. Transport has not retained or incurred any obligations for any investment banker, broker or finder in connection with the Documents to which it is a party.
VI.10 Reinsurance. Except as set forth in Schedule 6.10 hereto, the Policies are not subject to any reinsurance arrangement.
VI.11  Marketing Agreements.  On the Closing Date, to the
Best of Transports' knowledge, Transport is not in violation of any material provision of the Marketing Agreements.
                          ARTICLE VII
             ATL'S REPRESENTATIONS AND WARRANTIES
ATL represents and warrants to Transport that (which representations and warranties shall survive until the third anniversary of the Closing Date):
VII.1Organization. ATL is a life insurance company duly organized and validly existing under the laws of the Commonwealth of Pennsylvania.
VII.2Financial Statements. ATL has delivered to Transport true and complete copies of (i) its most recent audited financial statements and (ii) its most recent unaudited financial statements, all of which have been prepared in conformity with accounting practices prescribed or permitted by the Pennsylvania Department of Insurance.
VII.3Absence of Changes. Since September 30, 1995 there has not been any material adverse change in the business, operations, assets or condition (financial or otherwise) of ATL. VII.4Litigation. Except as set forth on Schedule 7.4 hereto, no litigation or proceedings, legal, equitable, administrative, through arbitration, or otherwise, are pending or, to the Best of ATL'S Knowledge, threatened which might have a material adverse effect on the financial condition and results of operations and cash flows of ATL or the consummation of the transactions contemplated by the Documents. There is no judgment, order, injunction or decree of any court, governmental authority or regulatory agency to which ATL (or any of its Affiliates) is subject relating to the transactions contemplated by the Documents.
VII.5Compliance with Law.  Except as set forth in Schedule
7.5 hereto, to the Best of ATL's knowledge, ATL has complied in all material respects with each, and is not in violation of any law, ordinance or governmental rule or regulation applicable to it, or the consummation of the transactions contemplated by the Documents. Except as set forth on Schedule 7.5 hereto, ATL has not failed to obtain any license, permit, certificate or other governmental authorization necessary to permit ATL to obtain Transport's retained interest in the Policies or otherwise to consummate the transactions contemplated by the Documents. VII.6Governmental Authorities. Except for any filings, recordings, reports, notices or disclosures required by applicable laws in connection with the Assumption Reinsurance Undertaking, Assumption Agreement and the Indemnity Agreement, notice and consent of the agencies who have issued any permit or license listed in Schedule 7.6 hereto, or any filing required under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 and the regulations promulgated thereunder, to the Best of ATL's Knowledge, ATL is not required to submit any notice, report, disclosure or other filing with any governmental or regulatory authority in connection with its execution or delivery of the Documents to which it is a party, or the consummation of the transactions contemplated thereby. To the Best of ATL's Knowledge, no other consent, approval or authorization of any governmental or regulatory authority is required to be obtained by ATL in connection with its execution, delivery and performance of the Documents to which it is a party or the consummation of the transactions contemplated thereby, other than the Assumption Reinsurance Undertaking.
VII.7Required Filings. ATL has made all notifications, registrations and filings required of it in accordance with all applicable laws, including the use of forms provided by state or local agencies, where such forms exist, whether to Transport or to or with the state or local agency, and where notification, registration or filing was made to or with a state or local agency, a copy of such notification, registration, or filing has been provided to Transport.
VII.8Broker Fees. Except for the brokerage relationship previously disclosed to Transport and which brokerage obligation shall in no event be a cost or expense of Transport, ATL has not retained or incurred any obligation for any investment banker, broker or finder in connection with the Documents to which it is a party.
VII.9ATL's Due Diligence. ATL acknowledges that it has been given full and complete access to the books and records of Transport related to the Policies and has conducted a thorough investigation of the Policies, including, but not limited to, the conducting of marketing studies and the review of all such financial documentation as it deems necessary, and that it does not require any further investigation or due diligence in connection with the transactions contemplated by the Documents.
VII.10 Validity. The Documents to which ATL is a party have been duly executed and delivered by ATL and such Documents constitute the legal, valid and binding obligation of ATL, enforceable against it in accordance with their respective terms. Subject to obtaining at or before the Closing Date of the consents of the parties referred to in Paragraph 7.6 hereof, the execution and delivery of the Documents to which ATL is a party and the consummation of the transactions contemplated thereby and the performance by ATL of its obligations thereunder (a) will not result in the creation or imposition of any lien, charge or encumbrance of any kind on ATL or the acceleration of any indebtedness or other obligation of ATL, and (b) are not prohibited by, do not violate or conflict with any provision of, and do not result in default under or a breach of (i) the articles of incorporation or bylaws of ATL, (ii) any material contract, agreement or other instrument to which ATL is a party,
(iii) any regulation, order, decree, injunction or judgment of any court or other governmental authority or agency by which ATL is bound, or (iv) to the Best of ATL's Knowledge, any law, rule or ordinance applicable to ATL.
VII.11 Authority. The execution and delivery of the Documents to which ATL is a party have been duly authorized by its board of directors and sole stockholder.

                         ARTICLE VIII
                         ATL COVENANTS
From the Closing Date and thereafter until the first date on which the Obligation Amount shall fall below $10,000,000, ATL agrees that, unless Transport shall otherwise consent, it shall comply with the covenants set forth in this Article VIII.
VIII.1 Financial Statements and Other Reports. Furnish to Transport:
     (a)   Annual Audit Report.  Within one hundred twenty
(120) days after each fiscal year of ATL, a copy of the annual audit report of ATL and its subsidiaries prepared in conformity with accounting practices prescribed or permitted by the Pennsylvania Department of Insurance and certified by an independent certified public accountant; and
     (b) Quarterly Financial Statement. Within sixty (60) days after each fiscal quarter (except the last fiscal quarter) of each fiscal year of ATL, a copy of the unaudited financial statement of ATL and its subsidiaries prepared in the same manner as the audit report referred to in the preceding clause (a), and consisting of at least a balance sheet as at the close of such fiscal quarter and statements of earnings for such fiscal quarter and for the period from the beginning of such fiscal year to the close of such fiscal quarter.
VIII.2 Required Notices To Transport. Notify Transport in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
     (a) Litigation. The institution by or against ATL of any litigation, arbitration proceeding or governmental proceeding which is material and adverse to ATL;
     (b) Judgment. The entry of any final non-appealable judgment against ATL if the aggregate amount of all such judgments then outstanding against ATL exceeds $5,000,000;
or
     (c) Material Adverse Change. The occurrence of a material adverse change in the business, operations, prospects or financial condition of ATL.
VIII.3 Existence. Maintain and preserve its existence as a stock life insurance company, and all rights, privileges, licenses, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course as conducted from time to time.
VIII.4 Taxes. Pay, and cause each subsidiary to pay, when due, all of its taxes, unless and only to the extent that ATL or such subsidiary, as the case may be, is contesting such taxes in good faith and by appropriate proceedings and ATL or such subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.
VIII.5 Compliance. Comply in all material respects, and cause each subsidiary to so comply, with all material statutes and governmental rules and regulations applicable to it.
VIII.6 Access. Provide Transport and its authorized representatives full access during normal business hours to inspect all properties, books, agreements, contracts, commitments and records of ATL relating to the matters which are the subject of the Documents, furnishing copies, at Transport's expense, of all such information in respect thereto as Transport may reasonably request, which information Transport agrees not to disclose or use except as contemplated by the provisions of the Documents.
                          ARTICLE IX
           CONDITIONS PRECEDENT TO ATL'S PERFORMANCE
IX.1 Conditions. The obligations of ATL under the Documents are subject to the satisfaction, at or before the Closing Date, of all the conditions set out below in this
Article IX:
     (a) Accuracy of Representations. All representations and warranties of Transport in the Documents (other than the Assumption Agreement) shall be true in all material respects on and as of the Closing Date as though made at that time and Transport shall have delivered updated Schedule(s), if any, reflecting any changes required to be disclosed since the previous Schedule(s) delivered to ATL, and no such change shall be materially adverse to ATL's interests herein.
     (b) Performance of Transport. Transport shall have executed, performed, satisfied, and complied with all covenants, agreements, and conditions required by the Documents (other than the Assumption Agreement) to be performed or complied with by it on or before the Closing
Date.
     (c) Hart-Scott-Rodino. Transport shall have fully complied with the Hart-Scott-Rodino Anti-Trust Improvements
Act of 1976 ("Hart-Scott-Rodino"), and the regulations promulgated pursuant thereto, and the requisite waiting period and any extension thereof shall have expired.
     (d) Delivery of Documents. Transport shall have delivered the instruments and documents set forth in Paragraphs 11.1(a) and 11.2.
     (e) Absence of Litigation. (i) Except as set forth herein or in the Schedules, no action, suit or proceeding before any court or any governmental body or authority, shall be pending or to the knowledge of ATL threatened with respect to Transport which upon an adverse judgment (A) would have a materially adverse effect on the Policies, other than any such litigation, arbitration, claim, governmental, administrative or other proceeding or investigation listed on the Schedules hereto or (B) which would prohibit or have a material adverse affect on the ability of Transport to consummate the transactions contemplated by the Documents.

     (ii) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by or before any Federal or state or local United States court or governmental or regulatory authority or instrumentality which materially prohibits or materially restricts the consummation of any of the transactions contemplated by the Documents.
     (iii)      All authorizations, consents, orders or
approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Federal or state or local United States court, administrative agency or commission or other governmental authority or instrumentality necessary to consummate any of the transactions contemplated by the Documents (other than the Assumption Agreement) shall have been filed, have occurred or have been obtained, as the case may be.
     (f) Corporate Approval. The execution and delivery of the Documents by Transport, and the performance of its covenants and obligations thereunder, shall have been duly authorized by its Board of Directors and its sole stockholder.
     (g) Consents. Except as otherwise provided herein or in the Schedules, all necessary agreements and consents of any third parties to the consummation of the transactions contemplated by the Documents (other than the Assumption Agreement) to have been obtained by Transport shall have been obtained by Transport and delivered to ATL.
IX.2 Waiver. Notwithstanding anything to the contrary herein, ATL may waive any or all of the above conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ATL of any of its other rights or remedies, at law or in equity, if Transport shall at the time of the waiver be in default of any of its representations, warranties, or covenants under the Documents (other than the Assumption Agreement).
IX.3 Failure of Conditions. In the event that any of the conditions set forth in this Article IX shall not have been fulfilled as of the Closing Date, and in the further event that ATL shall not have elected to waive such condition and consummate this transaction notwithstanding such non-fulfillment, ATL may at its sole option elect to cancel this Agreement by written notice to Transport, provided that such election shall not be deemed to terminate any claims or causes of action in law or equity which ATL may otherwise have against Transport by virtue of misrepresentations or breaches of the obligations of Transport in the Documents (other than the Assumption Agreement).

                           ARTICLE X
        CONDITIONS PRECEDENT TO TRANSPORT'S PERFORMANCE
X.1 Conditions. The obligations of Transport under the Documents are subject to the satisfaction, at or before the Closing Date, of all the conditions set out below in this Article X.
     (a)   Accuracy of Representations.  All representations
and warranties of ATL contained in the Documents (other than the Assumption Agreement) shall be true in all material
respects on and as of the Closing Date as though made at
that time and ATL shall have delivered updated Schedule(s),
if any, reflecting any changes required to be disclosed
since the previous Schedule(s) delivered to Transport,and no such change shall be materially adverse to ATL's interests
herein.
     (b) Performance of ATL. ATL shall have executed, performed, satisfied and complied with all covenants, agreements and conditions required by the Documents (other
than the Assumption Agreement) to be performed or complied
with by it on or before the Closing Date.
     (c)   Hart-Scott-Rodino.  ATL shall have fully complied
with Hart-Scott-Rodino and the regulations promulgated
pursuant thereto, and the requisite waiting period and any extension thereof shall have expired.
     (d)   Delivery of Documents.  ATL shall have delivered
the instruments and documents set forth in Paragraphs
11.1(a) and 11.3.
     (e)   Absence of Litigation.  (i) Except as set forth
herein or in the Schedules, no action, suit or proceeding
before any court or any governmental body or authority,
shall be pending or to the knowledge of Transport threatened with respect to ATL which upon an adverse judgment (A) would have a materially adverse effect on the business,
operations, assets or condition (financial or otherwise) of
ATL, other than any such litigation, arbitration, claim, governmental, administrative or other proceeding or investigation listed on the Schedules hereto or (B) which
would prohibit or have a material adverse affect on the
ability of ATL to consummate the transactions contemplated
by the Documents.
     (ii)  No order, statute, rule, regulation, executive
order, injunction, stay, decree or restraining order shall
have been enacted, entered, promulgated or enforced by or
before any Federal or state or local United States court or governmental or regulatory authority or instrumentality which materially prohibits or materially restricts the consummation of any of the transactions contemplated by the Documents.
     (iii)  All authorizations, consents, orders or
approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Federal or state or local United States court, administrative agency or commission or other governmental authority or instrumentality necessary to consummate any of the transactions contemplated by the
Documents (other than the Assumption Agreement) shall have
been filed, have occurred or have been obtained, as the case may be.
     (f)   Corporate Approval.  The execution and delivery
of the Documents by ATL, and the performance of its
covenants and obligations thereunder, shall have been duly authorized by its Board of Directors and its sole stockholder.
     (g) Consents. Except as otherwise provided herein or in the Schedules, all necessary agreements and consents of any third parties to the
consummation of the transactions contemplated by the
Documents (other than the Assumption Agreement) to have been obtained by ATL shall have been obtained by ATL and delivered to Transport.
X.2  Waiver.  Notwithstanding anything to the contrary
herein, Transport may waive any or all of the above conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Transport of any of its other rights or remedies, at law or in equity, if ATL shall at the time of the waiver be in default of any of its representations, warranties, or covenants under the Documents (other than the Assumption Agreement).
X.3 Failure of Conditions. In the event that any of the conditions set forth in this Article X shall not have been fulfilled as of the Closing Date, and in the further event that Transport shall not have elected to waive such condition and consummate this transaction notwithstanding such non-fulfillment, Transport may at its sole option elect to cancel this Agreement by written notice to ATL, provided that such election shall not be deemed to terminate any claims or causes of action Transport may otherwise have against ATL by virtue of misrepresentations or breaches of ATL's obligations in the Documents (other than the Assumption Agreement).
                          ARTICLE XI
                          THE CLOSING
XI.1 Transport's and ATL's Obligations.
     (a) Delivery of Documents. On the Closing Date, each party shall execute and deliver, or shall cause the execution and delivery by its Affiliates, as appropriate, of the following Documents to which it (or any such Affiliate)
is party:
           (i)   the Guaranty;
           (ii)  the Trust Agreement;
           (iii) the Indemnity Agreement;
           (iv)  the Assumption Agreement; and
           (v)  the Administration Services Sub-Agreement.
     (b)   Payments.  On the Closing Date, each party shall
make the payments and other transfers applicable to it
described in Article III hereof.
XI.2 Transport's Obligations.  On the Closing Date,
Transport shall deliver the following documents:
     (a)   Resolutions.  A copy, duly certified by the
secretary or an assistant secretary of each of TLIC and
CLIC, of (i) resolutions of such entity's Board of Directors authorizing or ratifying the execution and delivery of the Documents and authorizing the performance of such entity's obligations thereunder, (ii) all documents evidencing other necessary corporate action, and (iii) all approvals or consents, if any, with respect to the Documents.
     (b)   Shareholder Consent.  A copy, duly certified by
the secretary or assistant secretary of each of TLIC and
CLIC, of the consent of its sole shareholder to the
execution and performance by it of this Umbrella Agreement
and the other Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby.
     (c) Incumbency Certificate. A certificate of the secretary or an assistant secretary of each of TLIC and CLIC certifying the names of such entity's officers authorized to sign the Documents and all other documents or certificates
to be delivered thereunder, together with the true
signatures of such officers.
XI.3 ATL'S Obligations.  On the Closing Date, ATL shall
deliver or cause to be delivered the following documents:
     (a)   Resolutions.  A copy, duly certified by the
secretary or an assistant secretary of ATL, of (i)
resolutions of ATL's Board of Directors authorizing or
ratifying the execution and delivery of the Documents and authorizing the performance of its obligations thereunder,
(ii) all documents evidencing other necessary corporate
action, and (iii) all approvals or consents, if any, with
respect to the Documents.
     (b)   Shareholder Consent.  A copy, duly certified by
the secretary or assistant secretary of ATL, of the consent
of ATL's sole shareholder to the execution and performance
by ATL of this Umbrella Agreement and the other Documents to which ATL is a party, and the consummation of the transactions contemplated hereby and thereby.
     (c)   Incumbency Certificate.      A certificate of the
secretary or an assistant secretary of ATL certifying the names of ATL officers authorized to sign the Documents and all other documents or certificates to be delivered thereunder, together with the true signatures of such officers.
     (d) Resolutions of Guarantor. A copy, duly certified by the secretary or an assistant secretary of Guarantor, of
(i) resolutions of Guarantor's Board of Directors authorizing or ratifying the execution and delivery of the Guaranty and authorizing the performance of Guarantor's obligations thereunder, (ii) all documents evidencing other necessary corporate action, and (iii) all approvals or consents, if any, with respect to the Guaranty.
     (e)   Incumbency Certificate of Guarantor.  A
certificate of the secretary or an assistant secretary of the Guarantor certifying the names of Guarantor's officers authorized to sign the Guaranty and all other documents or certificates to be delivered thereunder, together with the true signatures of such officers.
XI.4 Location/Date. Subject to the performance of all of the covenants and agreements of the parties to be performed, and the fulfillment (or the waiver of the benefiting party) of all of the conditions to be met at or as of the Closing Date, the closing of this transaction shall take place not later than the seventh day following the expiration or early termination of any applicable waiting period under Hart-Scott-Rodino at 10:00 a.m. at the offices of TLIC in Fort Worth, Texas or at such other place and time as the parties may mutually agree. The closing shall be effective as of 12:01 a.m. on such date (the "Closing Date").
                          ARTICLE XII
               ATL INDEMNIFICATION OF TRANSPORT
XII.1 Indemnification. ATL shall indemnify, defend and hold harmless Transport (and its Affiliates and the past, present and future officers, directors, shareholders, employees, lawyers, representatives and agents of Transport and such Affiliates) (collectively, the "Indemnified Parties") against any and all losses, costs, damages (whether contractual or extra-contractual) and expenses (including reasonable attorneys' fees and expenses) incurred by the Indemnified Parties as a result of (i) ATL's breach of any of its representations, warranties, covenants or obligations under any of the Documents; (ii) any claim, complaint, lawsuit or action brought by any person the allegations of which, if true, would constitute a breach of ATL's representations, warranties, covenants or obligations under any of the Documents; (iii) any tort, violation of law or breach of contract claim, regulatory action, or any other claim, arising out of or relating to the Policies, including, without limitation, the administration of the Policies, asserted before or after the Effective Date; (iv) any claims and liabilities arising out of or related to the Marketing Agreements, but only to the extent related to the Policies, asserted after the Effective Date (but exclusive of any such claims and liabilities asserted by the Markman Company or its Affiliates with respect to the transactions contemplated by the Documents); or (v) all claims and liabilities associated with the Policies asserted after the Effective Date (whether arising from facts and circumstances manifested before, on, or after the Effective
Date); provided, however, that with respect to such regulatory fines or penalties (including refunds of premium payments) resulting from the actual or alleged misconduct of Transport or its Agents occurring prior to the Effective Date, ATL and Transport shall share such regulatory fines or penalties equally up to a cumulative aggregate amount of $4,000,000 and all regulatory fines or penalties over such amount shall be for the account of Transport only.

ATL shall notify Transport within 10 days after ATL shall
become aware of any claim or potential claim for which Transport is entitled or may be entitled to indemnification pursuant to this Article XII.
XII.2 Claims; Assumption of Defense.  As soon as is
reasonably practicable after becoming aware of a claim for indemnification under this Agreement (including a claim or suit by a third party), the Indemnified Party shall promptly give written notice to ATL of such claim, which notice shall specify in reasonable detail the facts relating to the claim. With respect to claims arising in connection with suits, actions or proceedings, ATL may, at its own expense, (a) participate in the defense of such claim, suit, action or proceeding and (b) upon notice to the Indemnified Party at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that ATL's counsel is reasonably satisfactory to the Indemnified Party; provided, further, that ATL shall have no right to participate in or assume the defense of claims for regulatory fines or penalties resulting from the actual or alleged misconduct of Transport or its Agents prior to the Effective Date after the aggregate cumulative amount of all such regulatory fines and penalties shall have exceeded $4,000,000 in the aggregate. If ATL assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by ATL. Whether or not ATL chooses to assume the defense of any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof. ATL shall be responsible for, and bear the entire expense of, any settlement or compromise made or caused to be made of any such claim, suit, action or proceeding, provided, that ATL will give the Indemnified Party at least 30 days' prior written notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time such Indemnified Party may reject such proposed settlement or compromise; provided further, however, that from and after such rejection, the rejecting party shall be obligated to assume the defense of, and assume full and complete liability and responsibility for, such claim, suit, action or proceeding and any and all losses, costs, damages and expenses arising in connection therewith in excess of the amount of losses, costs, damages and expenses which ATL would have been obligated to pay under the proposed settlement or compromise.
                         ARTICLE XIII
               TRANSPORT INDEMNIFICATION OF ATL
XIII.1      Indemnification.  Transport shall indemnify,
defend and hold harmless ATL (and its Affiliates and the past, present and future officers, directors, shareholders, employees, lawyers, representatives and agents of ATL and such Affiliates) (collectively, the "ATL Indemnified Parties") against any and all losses, costs, damages (whether contractual or extra-contractual) and expenses (including reasonable attorneys' fees and expenses) incurred by the ATL Indemnified Parties as a result of (i) Transport's breach of any of its representations or warranties under any of the Documents and (ii) any claim, complaint, lawsuit or action brought by any person the allegations of which, if true, would constitute a breach of Transport's representations or warranties under any of the Documents.
Transport shall notify ATL within 10 days after Transport
shall become aware of any claim or potential claim for which ATL is entitled or may be entitled to indemnification pursuant to this Article XIII.
XIII.2 Claims; Assumption of Defense. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement (including a claim or suit by a third party), the ATL Indemnified Party shall promptly give written notice to Transport of such claim, which notice shall specify in reasonable detail the facts relating to the claim. With respect to claims arising in connection with suits, actions or proceedings, Transport may, at its own expense, (a) participate in the defense of such claim, suit, action or proceeding and (b) upon notice to the ATL Indemnified Party at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that Transport's counsel is reasonably satisfactory to the ATL Indemnified Party. If Transport assumes such defense, the ATL Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Transport. Whether or not Transport chooses to assume the defense of any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof. Transport shall be responsible for, and bear the entire expense of, any settlement or compromise made or caused to be made of any such claim, suit, action or proceeding, provided, that Transport will give the ATL Indemnified Party at least 30 days' prior written notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time such ATL Indemnified Party may reject such proposed settlement or compromise; provided further, however, that from and after such rejection, the rejecting party shall be obligated to assume the defense of, and assume full and complete liability and responsibility for, such claim, suit, action or proceeding and any and all losses, costs, damages and expenses arising in connection therewith in excess of the amount of losses, costs, damages and expenses which Transport would have been obligated to pay under the proposed settlement or compromise.
                          ARTICLE XIV
                      DISPUTE RESOLUTION
XIV.1 Arbitration.   As a precedent to any right of action
hereunder or under any of the Documents, if any differences shall arise between Transport and ATL with reference to the interpretation of, or the rights and obligations under, this Umbrella Agreement or with reference to the interpretation of, or the rights and obligations under, any of the other Documents (except for the exceptions listed hereto and subject to the Special Dispute Resolution Provisions of Article XV), whether arising before or after termination of this Umbrella Agreement or any of the other Documents, such differences shall be submitted to arbitration upon the written request of either Transport or ATL. For purposes of this Article XIV, TLIC and CLIC, collectively "Transport," shall constitute one of the contracting parties, and ATL shall constitute the other contracting party. Transport and ATL shall each appoint an arbitrator within thirty (30) days of being requested to do so by the other party, and the two named shall select a third arbitrator before entering upon the arbitration. If either Transport or ATL refuses or neglects to appoint an arbitrator within the time specified, the other party may appoint the second arbitrator. If the two arbitrators fail to agree on a third arbitrator within thirty
(30) days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the choice shall be made by drawing lots. All arbitrators shall be disinterested in the dispute and neutral and impartial with respect to the dispute and the parties. All arbitrators shall be active or retired executive officers of insurance or reinsurance companies or Underwriters at Lloyd's London, not under the control of either Transport or ATL or otherwise associated with Affiliates of either Transport or ATL.
Transport and ATL shall each submit its case to its arbitrator within thirty (30) days of the appointment of the third arbitrator or within such period as may be agreed by the arbitrators. All arbitrators shall interpret the Documents as an honorable engagement rather than as merely a legal obligation. They are relieved of all judicial formalities and may abstain from following the strict rules of law. They shall make their award with a view to effecting the general purpose of the agreements in a reasonable manner rather than in accordance with a literal interpretation of the language.
The decision in writing of any two arbitrators, when filed with the contracting parties, shall be final and binding on both parties. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall pay the fee and expenses of its own arbitrator and one-half of the fee and expenses of the third arbitrator. All other expenses of the arbitration shall be equally divided between the parties. Any arbitration shall take place in Fort Worth, Texas unless some other place is mutually agreed upon by the contracting parties. This Article XIV shall not apply to:
(1) Any dispute relating to any determination of the Obligation Amount and/or Minimum Account Requirement pursuant to
Article III of this Umbrella Agreement and Section 3.5 of the
Trust Agreement; or
(2) Any dispute between the Trustee (as defined in the Trust Agreement) and any party to the Trust Agreement. XIV.2Preliminary Relief. Nothing in the provisions of Paragraph 14.1 shall be deemed to prevent either party from seeking emergency equitable relief from a court of law, whether in the form of a temporary restraining order, preliminary injunction, or otherwise, to the extent, and only to the extent, that such party (a) meets the legal requirements for equitable relief and (b) it is impracticable under the circumstances for such party to obtain timely and adequate relief in arbitration. Any court hearing a matter for emergency equitable relief under the provisions of this Paragraph 14.2 shall, to the extent consistent with the moving party's need to obtain emergency equitable relief, defer to the jurisdiction of an arbitration panel as provided in Paragraph 14.1 hereof.

                          ARTICLE XV
             SPECIAL DISPUTE RESOLUTION PROVISIONS
XV.1 Obligation Amount Calculation Disputes. Any dispute or difference arising between the parties to this Umbrella Agreement and the Trust Agreement relating to any determination of the Obligation Amount and/or Minimum Account Requirement pursuant to Article III of this Umbrella Agreement (at any time specified therein), whether arising before or after termination of such Agreements or any of the Documents, shall be submitted to arbitration in accordance with the following procedures:
     (a) The parties hereby appoint M & R (as defined in Paragraph 3.6(b)(ii)(B)) to make an independent determination of the Obligation Amount and Minimum Account Requirement set forth in Paragraph 3.6 of this Umbrella Agreement, provided however that the amount so determined shall not exceed the largest amount of the Obligation Amount and/or the Minimum Account Requirement determinations proposed by the parties nor shall the amount so determined be less than the smallest amount of the Obligation Amount and/or the Minimum Account Requirement determinations proposed by the parties. The parties agree that such determination shall be final and conclusive, absent manifest error. Any such determination shall not relieve the parties from the obligations of Paragraph 3.6 of this Umbrella Agreement and
Section 3.5 of the Trust Agreement relating to any subsequent determination of the Obligation Amount and Minimum Account Requirement, except that the Obligation Amount and Minimum Account Requirement for any time period specified that is determined pursuant to this Special Dispute Resolution Provision shall be final and conclusive for all purposes. The decision in writing of the M & R representative, or the successor thereof, when delivered to the contracting parties, shall be final and binding on both parties. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. The fees and expenses of M & R or the successor thereof, shall be equally divided between the parties.
     (b) In the event that M & R refuses or is unable to act in accordance with this Article XV, a nationally recognized independent actuarial consulting firm mutually acceptable to ATL and Transport shall be appointed by the parties to carry out the function set forth in Paragraph (1) of this Paragraph 15.1. If the parties are unable to agree on the appointment of an independent actuarial consulting firm, such appointment shall be made by the President of the American Academy of Actuaries, having its principal place of business in Washington, D.C.
XV.2 Trustee Disputes. Any dispute or difference arising between the Trustee, as defined in the Trust Agreement, and ATL and/or Transport with reference to the interpretation of the Trust Agreement or any of the other Documents, whether arising before or after termination of such Trust Agreement or any of the other Documents, shall be resolved pursuant to and in accordance with Article 17 of the Trust Agreement.
                          ARTICLE XVI
                         MISCELLANEOUS
XVI.1Further Assurances. Transport and ATL agree that after the Closing Date, each will from time to time, upon the reasonable request of the other and without further consideration, execute, acknowledge and deliver in proper form any further instruments of transfer and assignment and take such other action as either party may reasonably require in order to more effectively carry out the purposes and otherwise comply with the true intent of the Documents.
XVI.2Exclusive Remedy; Specific Performance. Each party's obligations under the Documents are unique. If any party should default in its obligations under the Documents, or if any other dispute or claim should arise in connection with this Agreement, the parties each acknowledge that the other party's exclusive remedies are set forth in Articles XIV and XV hereof.
XVI.3 Costs. If any legal action or other proceeding is brought between the parties to the Documents for the enforcement of the Documents, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of the Documents, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. This Paragraph 16.3 shall not apply to a determination pursuant to the provisions of Paragraph 15.1, nor shall it apply to the fees and expenses of the arbitrators incurred pursuant to the provisions of Article XIV.
XVI.4  Entire Agreement.  The Documents (including the
Schedules and Exhibits attached thereto) contain the entire agreement between the parties with respect to the transactions contemplated thereby and supersede all written or verbal negotiations, representations, warranties, commitments or other understandings, including, but not limited to, the Letter of Intent between Transport and ATL dated October 25, 1995, prior to the date hereof between Transport and ATL.
XVI.5 Termination for Default. If either Transport or ATL materially defaults in the due and timely performance of any of its warranties, covenants, or agreements under any Document to which it is a party prior to the Closing Date, the nondefaulting party may give notice of termination of this Agreement, in the manner provided in Paragraph 16.9 hereof. The notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective ten (10) days after the giving of notice, unless the specific default or defaults have been cured on or before the effective date for termination. In no event, however, shall any termination under this paragraph of this Agreement be deemed a waiver by the non-defaulting party of any claim, action or proceeding against the defaulting party.
XVI.6Recapture.  (a) Upon the occurrence of a Service
Termination Event (hereinafter defined), Transport, by giving written notice to ATL, may terminate all or any part of the rights and powers of ATL under (i) Article IV (other than Paragraph 4.3 and the payment obligations of ATL under Paragraph 4.4) of the Indemnity Agreement and all ancillary provisions relating to Administration Services (as defined in the Indemnity Agreement) (such Paragraphs of Article IV and all ancillary provisions of the Indemnity Agreement are hereinafter collectively referred to as the "Indemnity Administration Services Provisions") and (ii) under Article III (other than the payment obligations of ATL under Paragraph 4.3) of the Assumption Agreement and all ancillary provisions relating to Administration Services (as defined in the Assumption Agreement (such Paragraph of Article III and all ancillary provisions of the Assumption Agreement are hereinafter collectively referred to us the "Assumption Administration Services Provisions; together with the Indemnity Administration Services Provisions, collectively the "Administration Services Provisions").
  Upon Transport's notice to ATL of the occurrence of a Service Termination Event and Transport's exercise of its rights hereunder, all or a portion, as applicable, of the rights, powers, duties and responsibilities of ATL under the Administration Services Provisions shall revert to and be assumed by TLIC and TLIC is hereby irrevocably authorized and empowered to execute and deliver, on behalf of ATL, as attorney-in-fact or otherwise, all documents and other instruments (including any notices to Policyholders deemed necessary or advisable by Transport), and to do or accomplish all other acts or things necessary or appropriate to effect such reversion and assumption, including, without limitation, (A) directing the Policyholders to remit Premiums and all other payments in respect of the Policies and directing the Trustee to make all payments required under the Trust Agreement to an account or address designated by Transport and (B) removing from ATL all of Transport's books, records and other property delivered pursuant to Paragraph 4.3(b) hereof or any similar provision contained in the Documents or otherwise in the possession of ATL related to the Policies. Upon the reversion to and assumption by TLIC of the Administration Services Provisions pursuant to this Paragraph 16.6, TLIC shall perform all Administrative Services with respect to the Policies as described in Paragraph 4.2 of each of the Indemnity Agreement and Assumption Agreement. So long as TLIC is acting as the servicer pursuant to this Paragraph, ATL shall pay to Transport an expense allowance on a monthly basis equal to the greater of
(i) 7% of Collected Premium or (ii) 7% of Paid Claims (as such terms are defined in the Administrative Services Sub-Agreement). Transport shall keep account of all receipts and expenses in the course of such administration and any net surplus amounts, at such time as Transport in its sole discretion shall determine, shall be paid to ATL.
Notwithstanding the termination of the ATL's rights and powers under the Administration Services Provisions, ATL shall remain obligated to perform the obligations contained in the Indemnity Agreement, Assumption Agreement and the other Documents not relating to the Administration Services Provisions.

     (b) No Effect on ATL. Upon any termination of the rights and powers of ATL from time to time pursuant to Paragraph
16.6 hereof, all the rights, powers, duties and obligations of ATL under the Umbrella Agreement or under the other Documents shall be unaffected by such termination and shall remain in full force and effect thereafter.

     (c) Service Termination Events. Any of the following acts or occurrences shall constitute a Service Termination Event under this Paragraph 16.6:

     (i) ATL shall have failed to deposit or cause to be deposited any amounts required to be deposited from time to time in the Trust Account, pursuant to the Trust Agreement;
or

     (ii) ATL shall default in the due performance and observance of any material Administration Services Provision and such default shall have continued for a period of 30 days after written notice thereof shall have been given to ATL by Transport; or

     (iii) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of ATL or the Guarantor in an involuntary case under any Federal bankruptcy laws, as now or hereafter in effect, or under present or future, Federal or state, bankruptcy, insolvency, or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of ATL or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of ATL or the Guarantor and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (iv) ATL or the Guarantor shall have commenced a voluntary case under any Federal bankruptcy laws, as now or hereafter in effect, or any other present or future, Federal or state, bankruptcy, insolvency or similar law, or the consent by ATL or the Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of ATL or the Guarantor or of any substantial part of its property or the making by ATL or the Guarantor of an assignment for the benefit of creditors or the failure by ATL or the Guarantor generally to pay its debts as such debts become due or the taking of corporate action by ATL or the Guarantor in furtherance of any of the foregoing; or

     (v) Any representation, warranty or statement of ATL made in this Agreement or any other Document to which it is a party or by which it is bound or any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after written notice thereof shall have been given to ATL by Transport, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

XVI.7 Governing Law. This Agreement shall be subject to and governed by the laws of the State of Texas, without regard to conflicts of law principles.
XVI.8 Binding Agreement. ATL may not assign any of its rights or obligations under any Document to which it is a party without the prior written consent of Transport (which consent shall not be unreasonably withheld), except as otherwise expressly provided in the Documents. Transport may assign any of its rights or obligations under the Documents; provided, however, that Transport may not assign any of its rights or obligations under the Administration Services Sub-Agreement without the prior written consent of ATL. Subject to the foregoing, the Documents shall be binding upon the parties and their respective permitted successors and assigns and shall inure to the benefit of their respective permitted successors and assigns.

XVI.9 Severability. If any provision of any Document is declared or found by a court of competent jurisdiction to be prohibited by or invalid under applicable law, then all parties thereto shall be relieved of their respective obligations arising under such provision to the extent of such prohibition or invalidity without invalidating the remainder of such provision, the remaining provisions of such Document and the other Documents, and the remainder of such provision, the remaining provisions of such Document and the other Documents shall be interpreted so as to conform to the original intent of this Agreement.
XVI.10 Waiver. No waiver of any provision of any Document shall be effective unless it is in writing, and then only to the extent specifically stated. Unless otherwise specifically stated in the written waiver, no such waiver shall be construed as a waiver of any continuing or succeeding breach of such provision, a waiver or modification of the provision itself, or a waiver or modification of any right under such Document.
XVI.11 Notices. All notices, requests, demands, statements, acknowledgments and other communications provided for in the Documents shall be in writing and shall be deemed given or received (a) upon confirmation of receipt thereof, if transmitted by facsimile or sent by overnight or same-day courier; or (b) three (3) Business Days after mailing thereof, if mailed by United States mail, certified mail, return receipt requested, in either case to the following address of the respective addressee:

In the case of ATL:

    American Travellers Life Insurance Company
    3220 Tillman Drive
    Bensalem, Pennsylvania 19020
    Attention:  Chairman
    Telephone No.: (215) 244-1600
    Facsimile No.: (215) 244-7711

In the case of the Transport:

    Transport Life Insurance Company
    714 Main Street
    Fort Worth, Texas 76102-5217
    Attention:  President
    Telephone No.:  (817) 390-8000
    Facsimile No.:  (817) 347-3297

    and

    Continental Life Insurance Company
    714 Main Street
    Fort Worth, Texas 76102-5217
    Attention:  President
    Telephone No.:  (817) 390-8000
    Facsimile No.:  (817) 347-3297

or to such other address as the addressee shall, pursuant to notice given to each other party in accordance with this Paragraph 16.11, specify.
Each party shall be furnished with a copy of every notice, request, demand, statement, acknowledgment or other communication addressed and forwarded to any other party.
XVI.12 Amendments. No amendment, modification or waiver of, or consent with respect to, any provision of the Documents (other than the Trust Agreement) shall in any event be effective unless the same shall be in writing and signed and delivered by the parties to this Umbrella Agreement.
XVI.13 Captions. The captions of the various sections of the Documents are for convenience only and shall be accorded no weight in the construction of the Documents.
XVI.14 Counterparts. Each Document may be executed in one or more counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.
XVI.15 Nonreliance. Each party hereto acknowledges and agrees, and represents and warrants to each other party, that it is represented by legal counsel of its choosing and that it has consulted with such legal, financial, tax, accounting, insurance and other advisors as it deems appropriate in its sole judgment in connection with its execution and performance of this Umbrella Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. No party hereto is relying upon any advice given to it by any other party to this Umbrella Agreement or the other Documents, or any Affiliate of any such party, in connection with such party's entering into and performing this Umbrella Agreement and the other Documents to which it is a party.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed and delivered as of the date first above written.

                            AMERICAN TRAVELLERS LIFE
                              INSURANCE COMPANY


Attest: /s/ T.J. Parry      By:  /s/ John A. Powell
                                  Chairman/President


                            TRANSPORT LIFE INSURANCE
                              COMPANY


Attest: /s/ Gary Cole       By:  /s/ Garland M. Lasater, Jr.
           Secretary                    President


                            CONTINENTAL LIFE INSURANCE
                              COMPANY


Attest: /s/ Gary Cole       By: /s/ Garland M. Lasater, Jr.
           Secretary                    President


                                SCHEDULE 1.14

    LONG TERM CARE, HOME HEALTH CARE AND NURSING HOME FORMS


TRANSPORT LIFE                    CONTINENTAL LIFE

Individual Policies               Individual Policies
10576 - Convalescent Care          10854 - Long Term Care
10669 - Convalescent Care          10990 - Long Term Care
10773 - Long Term Care             10991 - Home Health Care
10853 - Long Term Care             10992 - Nursing Home Policy
10855 - Long Term Care             10995 - Home Health Care
10860 - Long Term Care             11003 - Long Term Care
10886 - Home Health Care           11007 - Nursing Home Policy
10903 - Home Health Care
10904 - Long Term Care
10921 - Long Term Care
10922 - Home Health Care
10927 - Home Health Care
10955 - Long Term Care
10967 - Nursing Home Policy
11001 - Long Term Care
11006 - Nursing Home Policy
D)

Group Policies and
Certificates Thereunder                        Group

10618 - Convalescent Care                      None
10674 - Convalescent Care
10770 - Long Term Care
10840 - Home Health Care
10841 - Long Term Care
10869 - Home Health Care
10902 - Long Term Care
10918 - Home Health Care
10956 - Long Term Care


                              SCHEDULE 1.19
                           MARKETING AGREEMENTS

I.MARKMAN DOCUMENTS

A.     TLIC Contracts

1.     Trinsman Company Marketing Agreement (4-1-82)
2.     Trinsman/Markman Merger Agreement (6-29-83)
3.     Markman/Markman of Delaware Merger Agreement (1-26-88)
4.     Markman Indemnity Agreement (1-1-89)
5. Markman Company (DE) Marketing Agreement (7-1-91) Amendment #1 (Supply Allowance) (1-1-95)
       Amendment #2* (TLC Joint Marketing Program) (5-1-95)
              *executed by Markman International
6.     Markman Company of Texas Marketing Agreement (7-1-91)
7.     Michael W. Warren Marketing Agreement (7-1-91)

B.     CLIC Contracts

1.     Markman Company Marketing Agreement (DE) (7-1-91)
2.     Markman Company of Texas Marketing Agreement (7-1-91)
3.     Michael W. Warren Marketing Agreement (7-1-91)

C.     Cross Liability Agreement (7-1-91)
       (for all six (6) TLIC and CLIC Marketing Agreements above)

D.     "Assignment" Agreements

1.     TLIC/Markman Company (DE) Markman International (5-
        1-95)
2.     TLIC/Markman Company of Texas  Markman International
        (5-1-95)
3.     TLIC/Michael W. Warren  Markman International (5-1-
       95)

E.     Cross Liability Agreement (5-1-95)

       (for all six (6) TLIC and CLIC Marketing Agreements whether liabilities incurred by Markman or Markman
       International)

F.     Estoppel Agreement (7-95)

       TLIC, CLIC, Comerica Bank-Texas, Markman Company (DE),
       Markman Company of Texas, Michael W. Warren

G.     Separation Agreement (_________)

       presently under negotiation

II.NTA Documents

A.     TLIC Contracts
                                                        Agreement
                                                        Execution
                                                        Date

1.     National Teacher Associates, Inc. (TX)          07/01/86

2.     Bill J. Ellard dba National Teacher Associates  07/22/80

3.     National Teacher Associates, Inc. (DE)          Pending

4.     National Teacher Associates of Alabama, Inc.    07/01/86

5.     National Teacher Associates Inc. of Arizona     07/01/86

6.     National Teacher Associates of Arkansas, Inc.   07/01/86

7.     National Teacher Associates of California, Inc. 07/01/86

8.     National Teacher Associates of California, Inc. 07/01/86
       Teachers Associates Insurance Agency

9.     National Teacher Associates of Florida, Inc.    08/01/87

10.    National Teacher Associates of Louisiana, Inc.  07/01/86

11.    National Teacher Associates of Mississippi, Ltd.08/01/84

12.    National Teacher Associates of New Mexico, Inc.  Pending

13.    National Teacher Associates of North Carolina, Inc. Pending

14.    National Teacher Associates Agency of Ohio, Inc.  Pending

15.    National Teacher Associates of Oklahoma, Inc.       07/01/86

16.    National Teacher Associates of South Carolina, Inc. 07/01/86

17.    National Teacher Associates of Tennessee, Inc.      08/01/87

18.    National Teacher Associates of Texas, Inc.          Pending

19.    National Teacher Associates of Utah, Inc.           07/01/86

20.    National Teacher Associates of West Virginia, Inc.  Pending

21.    Assignment of Commission by B.J. Ellard to          07/01/86
       National Teacher Associates, Inc.

22.    National Business Associates, Inc.                  08/01/87

23.    National Business Associates of Alabama, Inc.       08/01/87

24.    Assignment of Commission by National Business       Pending
       Associates, Inc. And National Business Associates of Alabama, Inc. to B.J. Ellard

B.     CLIC Contracts
                                                                    Agreement
                                                                    Execution
                                                                    Date

1.     National Business Associates, Inc. (TX)                    08/01/87

2.     National Business Associates of Alabama                    08/01/87

3.     National Business Associates of California, Inc.           Pending
       dba Business Associates Insurance Agency

4.     National Business Associates of Mississippi, Ltd.          Pending

5.     Bill J. Ellard dba National Teacher Associates             07/22/80

6.     National Business Associates of Texas, Inc.                Pending


III.TLC COMPANIES AND B. BURKE BARR DOCUMENTS

A.     TLIC Contracts

1. B.B. Barr dba TLC Associates General Agent's Agreement (including original commission supplement) (5/1/75)
2.     B.B. Barr dba TLC Associates Agreement:  Non-
       Competition and Trade Secrets (5/1/75)
3.     Amendment to General Agent's Agreement (11/1/75)
4.     Amendment to General Agent's Agreement (12/31/78)
5.     General Agent's Supplement (3/3/82)
6.     General Agent's Supplement (10/1/82, sic.)
7.     Assignment of General Agent's Agreement, Agreement:
       Non-Competition and Trade Secrets, and Commission Supplements to General Agent's Agreement from B.B. Barr dba TLC Associates to TLC National Marketing Company (4/30/86)
8. Assignment of Commissions from B. Burke Barr to TLC National Marketing Company (9/15/88)
9.     TLC National Marketing Company Letter Amendment to
       General Agent's Agreement, Hawaii (9/22/88)
10.    TLC National Marketing Company Letter Amendment to
       General Agent's Agreement, Oregon (8/29/90)
11. TLC National Marketing Company Addendum to the General Agent's Agreement (5/1/95)
12. TLC National Marketing Company Authorization and Indemnification Agreement (9/20/95)
13. TLC National Marketing Company of Alabama, Inc. General Agent's Agreement (execution pending)
14. TLC National Marketing Company of Hawaii, Inc. General Agent's Agreement (execution pending)
15.    TLC National Marketing Company of Delaware, Inc.
       General Agent's Agreement (execution pending)
16. B. Burke Barr General Agent's Agreement (execution pending)
                                       SCHEDULE 3.4
                            TRANSPORT LIFE INSURANCE COMPANY
                                ASSETS TO BE TRANSFERRED


Cusip #Security Desc.     Int/Dv Maturity Par Value 11/27/95 Market Val Rating
161610BVCHASE MANHATTAN    7.750 11/01/99 $2,000,000.00  $2,117,000.00  A2
312914THFHLMC 1468 G       7.000 06/15/18 10,000,000.00  10,167,000.00  AGY
3133T2R4FHLMC 1633 PG      6.000 10/15/19  5,000,000.00   4,931,000.00  AGY
3133T38NFHLMC 1644 F       5.750 06/15/22 10,000,000.00   9,732,000.00  AGY
3133558KFHLMC 1714 G       6.500 04/15/21  5,000,000.00   5,023,000.00  AGY
3133T5QSFHLMC 1737 G       6.000 09/15/19  5,000,000.00   4,936,000.00  AGY
3133T5EYFHLMC G029 E       6.500 06/25/20  5,000,000.00   4,990,000.00  AGY
3133T54WFHLMC G040 G       6.500 10/17/17  6,000,000.00   6,032,000.00  AGY
FNF06008FNMA               6.000 06/01/08 42,230,000.00  41,445,000.00  AGY
GN115019GNMA              11.500 06/01/19 10,247,000.00  11,741,000.00  AGY
3837HOACGNMA 1994-001-PC   7.250 12/25/16  3,200,000.00   3,281,000.00  AAA
441921ABHSEHLD C 1004-01-B 7.550 04/20/15 3,000,000.00   3,067,000.00   AAA
577778ASMAY DEPT STORES    9.750 02/15/21  1,500,000.00   1,899,000.00  A2
55263EACNBNA CORP          6.730 03/17/03    -            5,000,000.00* A3
59189GAHMETRO EDISON MTN   7.220 01/30/03  5,000,000.00   5,341,000.00  A3
620076AKMOTOROLA INC       6.500 09/01/25 10,000,000.00  10,340,000.00  AA3
74046RCJPREMIER AUTO  -A7  8.100 03/25/01 5,000,000.00 5,227,000.00     AAA
826908APSIGNET MSTR TR 199 7.350 09/15/02 5,000,000.00 5,198,000.00     AAA
912810CEUS TREASURY BONDS  8.750 11/15/08 19,600,000.00  22,967,000.00  TSY
912810DZUS TREASURY BONDS  8.875 08/15/17 15,000,000.00  19,812,000.00  TSY
912810EVUS TREASURY BONDS  6.875 08/15/25  5,000,000.00   5,533,000.00  TSY
913827VWUS TREASURY NOTES  8.125 02/15/98    124,000.00     133,000.00  TSY
912827Q2US TREASURY NOTES  6.750 05/31/99  5,000,000.00   5,343,000.00  TSY
912912ABUS WEST CAP FDB INC6.750 10/01/05 10,000,000.00  10,200,000.00  A2
                                                       $204,455,000.00




              NOTE: ANY EXCESS REQUIRED UNDER SECTIONS 3.1 AND 3.2 OF THE UMBRELLA AGREEMENT WILL BE FUNDED IN CASH.


* LIMITED TO $5,000,000 MARKET VALUE

                                      SCHEDULE 3.5
                       AMERICAN TRAVELLERS LIFE INSURANCE COMPANY
                                ASSETS TO BE TRANSFERRED


Cusip       Security Desc   Int Rate Maturity  Par Value 11/27/95 Mkt Sec Rate
3134AO-LZ-3 FHLMC             6.890  Oct-2005 $10,000,000.00 $9,962,500.00 AAA
3133T5-E9-0 FHLMC 1747 H Gold 7.875  Jun-2023  10,000,000.00 10,323,100.00 AAA
3133T5-XU-2 FHLMG CM10SER1767 7.000  Sep-2022  10,000,000.00 10,354,100.00 AAA
31371E-4M-4 FNMA #250228      8.940  Apr-2025   9,800,002.20 10,213,439.80 AAA
                                                            $40,853,139.80





              NOTE:  ANY EXCESS REQUIRED UNDER SECTION 3.3 OF
              THE UMBRELLA AGREEMENT WILL BE FUNDED IN CASH.

                                      SCHEDULE 4.3

                               SYSTEMS CONVERSION SERVICES



Transport Life Insurance Company agrees to provide the following master data files with record layouts for all in force long term and home health care policies, in fixed length records, EBCDIC format:

       Policy Master File
       Paid Claims File
       Reserve Files
       English Plan Description File
       Policy Billing Information
       Cross-reference Table of Commission Codes/Percentages
       Agent Financial Data including name, address, social security number or FID, agent balances for the specific purpose of paying commissions and reporting 1099 information
       1099 Data for Agents and Medical Providers for 1996


In addition, Transport Life Insurance Company will provide reasonable consultation and advice on data, record formats, and files in support of the conversion.
                                      SCHEDULE 6.2
                                      ENCUMBRANCES



1. Reinsurance Agreement no. T029-100-000 effective October 1, 1993 between TLIC and Cologne Life Reinsurance Company.

2.     Any assignment of commission contained in the Marketing
       Agreements described in Schedule 1.20.


                                      SCHEDULE 6.4
                                       LITIGATION


1.     Carl J. Bost v. TLIC, Case No. 143,971-B in the District
       Court of Wichita County, Texas.

2.     Florida Department of Insurance inquiry on Assisted
       Congregate Living Facilities (ACLF's) coverage.
                                   SCHEDULE 6.6
                                GOVERNMENTAL AUTHORITIES

                                          NONE

                                   SCHEDULE 6.10
                                REINSURANCE ARRANGEMENTS


COLOGNE LIFE REINSURANCE COMPANY - Treaty effective October 1,
1993.
                                      SCHEDULE 7.4
                                     ATL LITIGATION

There is, to the best of American Travellers Life Insurance Company's knowledge, no litigation or proceedings, legal, equitable, administrative, through arbitration, or otherwise, pending or threatened which might have a material adverse effect on the financial condition and results of operations and cash flows of American Travellers Life Insurance Company or the consummation of the transactions contemplated by the Documents except as follows:

       The matter entitled T. Eugene Caldwell, Individually and as Conservator of the Estate and Person of Myrtle C. Caldwell vs. American Travellers Life Insurance Company, L.D. O'Mire, Individually and d/b/a L.D. O'Mire Agency; and Joseph D. Waldrip in the Chancery Court of the First Judicial District of Hinds County, Mississippi, Civil Action No. G95-1855 S/2, wherein actual and punitive damages of $2,500,000 are sought as well as reformation of contract based on American Travellers Life Insurance Company's denial of policy benefits.
                                      SCHEDULE 7.5
                                   COMPLIANCE WITH LAW

                                          None
                                     SCHEDULE 7.6
                                GOVERNMENTAL AUTHORITIES

       None




                          ADMINISTRATION SERVICES SUB-AGREEMENT

                                         BETWEEN

                            TRANSPORT LIFE INSURANCE COMPANY

                                           AND

                       AMERICAN TRAVELLERS LIFE INSURANCE COMPANY













                                    DECEMBER 8, 1995

                                    TABLE OF CONTENTS




ARTICLE I   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . 2

       1.1  Administration Sub-Services. . . . . . . . . . . . . . . . 2

ARTICLE II  ADMINISTRATION SERVICES. . . . . . . . . . . . . . . . . . 2

       2.1  Assumption of Administration Services                      2
       2.2  Description of Administration Sub-Services . . . . . . . . 3
       2.3  Net Cash Flow Accounting . . . . . . . . . . . . . . . . . 4
       2.4  Claims . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE II  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . 8

       3.1  Independent Contractor . . . . . . . . . . . . . . . . . . 8
       3.2  Notification of Regulatory Inquiry . . . . . . . . . . . . 9
       3.3  ATL's Cooperation. . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IV  EXPENSE ALLOWANCE. . . . . . . . . . . . . . . . . . . .  10

       4.1  Expense Allowance. . . . . . . . . . . . . . . . . . . .  10

ARTICLE V   RIGHTS OF INSPECTION . . . . . . . . . . . . . . . . . .  10

       5.1  Access To Records. . . . . . . . . . . . . . . . . . . .  10
       5.2  Site Access. . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VI  TERM . . . . . . . . . . . . . . . . . . . . . . . . . .  10

       6.1  Term . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VII LIMITATION OF LIABILITY. . . . . . . . . . . . . . . . .  10

       7.1  Indemnification. . . . . . . . . . . . . . . . . . . . .  10
       7.2  Limitation of Liability. . . . . . . . . . . . . . . . . .11

ARTICLE VIII GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . .  11

       8.1   Notices.  . . . . . . . . . . . . . . . . . . . . . . .  11
       8.2   Dispute Resolution. . . . . . . . . . . . . . . . . . .  12
       8.3   Umbrella Agreement  . . . . . . . . . . . . . . . . . .  13
       8.4   Governing Law.  . . . . . . . . . . . . . . . . . . . .  13
       8.5   Counterparts  . . . . . . . . . . . . . . . . . . . . .  13

SCHEDULE 1  -  Definitions

SCHEDULE 2.3 - Form of Monthly Statement





                          ADMINISTRATION SERVICES SUB-AGREEMENT


       This Administration Services Sub-Agreement, dated as of December 8, 1995 (this "Administration Sub-Agreement") is by and between Transport Life Insurance Company ("TLIC"), and American Travellers Life Insurance Company ("ATL")
       WHEREAS, Transport has issued certain Ceded Policies; and WHEREAS, pursuant to the terms of that certain Umbrella
Reinsurance Transaction Agreement dated November 30, 1995 to which Transport and ATL are parties (the "Umbrella Agreement"), Transport and ATL have agreed to enter into an Indemnity Reinsurance Agreement (the "Indemnity Agreement") whereby
Transport shall cede 100% of its risks with respect to the Ceded Policies to ATL, and ATL shall provide indemnity reinsurance of such risks and assume responsibility for providing Administration Services for such Ceded Policies; and
       WHEREAS, pursuant to the terms of the Umbrella Agreement, Transport and ATL have agreed to enter into an Assumption Reinsurance Agreement (the "Assumption Agreement") whereby ATL shall assume all rights and liabilities in and with respect to Assumed Policies, including all responsibility for providing Administration Services for such Assumed Policies;
       WHEREAS, pursuant to the terms of the Umbrella Agreement Transport and ATL have agreed that during the Transition Period TLIC will provide Administration Services as a sub-contractor to ATL pursuant to this Administration Services Sub-Agreement;
       NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Documents, receipt of which is expressly acknowledged, the parties agree as follows:

                                        ARTICLE I
                                       DEFINITIONS

       Except as otherwise expressly provided for herein, capitalized terms shall have the meaning provided for in the Umbrella Agreement, the Indemnity Agreement and the Assumption
Agreement. For purposes of this Administration Sub-Agreement, the following terms shall have the following definitions. For the convenience of the parties, attached hereto as Schedule 1 is a consolidated table of all defined terms used in the Documents.
       I.1 Administration Sub-Services shall mean and refer to all services required to be performed by TLIC pursuant to Paragraph
2.2 of this Administration Sub-Agreement.

                                       ARTICLE II
                                 ADMINISTRATION SERVICES
       II.1 Assumption of Administration Services. As of the Effective Date, TLIC shall perform Administration Sub-Services as a sub-contractor to ATL under the Indemnity Agreement and the Assumption Agreement during the Transition Period, such performance to be subject to such reasonable supervision and oversight as ATL may provide, including setting restrictions on TLIC's discretion to begin processing new claims and on amount of payments per claim.
       II.2 Description of Administration Sub-Services. "Administration Sub-Services" means and includes all Administration Services and the following:
       (a) The preparation and/or submission on behalf of ATL of such statements, exhibits, reports and forms as are requested and/or required by Regulatory Authorities with respect to the Policies;
       (b) The provision of such other information to ATL as ATL may require to complete annual statements or other statements and reports required by law;
       (c) Under ATL's supervision the preparation and/or submission of such rate increase filings as ATL may direct, provided, however, that TLIC shall not be required to expend a greater level of effort with respect to such filings than it did during comparable periods of time prior to the Effective Date; provided, however, that notwithstanding any other provision in the Documents to the contrary, the parties acknowledge that Administration Sub-Services does not include responsibility for
(i) actuarial calculations or (ii) preparation of any accounting materials on a GAAP reporting basis.
       II.3   Net Cash Flow Accounting.
       (a) Definitions of Terms. In addition to the Definitions set forth in Article I, the following words and phrases shall have the meanings specified below for purposes of this Paragraph
2.3:
       (1) Additional Active Life Reserve means and refers to amounts which would be carried in Exhibit 9, Lines 2 and 3, of the Annual Statement for the Policies at the end of the Reporting Period.
       (2) Advance Premium means and refers to amounts which would be carried in Exhibit 1, Part 1, Lines 4 and 14 of the Annual Statement for the Policies at the end of the Reporting Period.
       (3) Annual Statement means and refers to the 1994 Life and Accident and Health annual statement form issued by the National Association of Insurance Commissioners.
       (4) Collected Premium means and refers to gross premium on Policies collected by TLIC, less any refund of premium to the Policyholder.
       (5) Claim Liability means and refers to the amount labeled as Claim Liability in Exhibit 11 of the Annual Statement for the Policies at the end of the Reporting Period.
       (6) Claim Reserves means and refers to the amount labeled as Claim Reserves in Exhibit 9 of the Annual Statement for the Policies at the end of the Reporting Period.
       (7) Due Premium means and refers to amounts which would be carried on the assets page (page 2) of the Annual Statement for the Policies at the end of the Reporting Period.
       (8) Expense Allowance means and refers to the expense allowance provided for in Paragraph 4.1 of this Administration Sub-Agreement;
       (9) Paid Claims means and refers to amounts paid to or on behalf of Policyholders.
       (10) Paid Commissions means and refers to the commissions paid and payable to Agents on Collected Premium on or after the Effective Date.
       (11) Reporting Period means and refers to the period of time for which accounting reports shall be provided, established as monthly unless otherwise agreed by ATL and TLIC.
       (12) Unearned Premium Reserve means and refers to the amount labeled as Unearned Premium Reserve (on a gross premium basis) in Exhibit 9 of the Annual Statement for the Policies at the end of the Reporting Period.
       (13) Waived Premium means and refers to premium due but not required to be paid by a Policyholder on account of such Policyholder's qualification for waiver of premium benefits under such Policyholder's Policy.
       (b) Monthly Statements. Each month, commencing as of the calendar month ending immediately following the Closing Date, TLIC shall send to ATL by the 21st day of the month following the end of such month, a Monthly Statement similar to the form described in Schedule 2.3, including a Monthly Statement prepared separately for the Assumed Policies and Ceded Policies, showing direct amounts, amounts ceded to Cologne Re and the net amount for ATL; provided, however, that, for the first monthly reporting period, Collected Premiums, Paid Claims and Paid Commissions will include amounts collected and paid on September calendar dates regularly included in TLIC's fourth quarter accounting. Such statements shall contain the following with respect to ATL for the Reporting Period:
       (1)    Collected Premiums (first year and renewal separately);
       (2)    Waived Premium (included in Collected Premium)
       (3)    Paid Claims;
       (4) Commissions paid to Agents on the Collected Premium (first year and renewal separately);
       (5)    Expense allowance as provided in Paragraph 4.1 hereof;
       (6)    Current Amounts for:
              (i)    Unearned Premium Reserve;
              (ii)   Additional Active Life Reserve;
              (iii) Claim Reserve;
              (iv)   Claim Liability;
              (v)    Due Premium (first year and renewal separately);
              (vi)   Advance Premium (first year and renewal
              separately); and
              (vii) Number of Policies in force.
       (c) Amount Due. Each Monthly Statement provided in Paragraph 2.3 (b), above, shall contain a report of the amount due TLIC or ATL with respect to the Policies; and calculated as ATL's portion of the following amount:
       (1)    Collected Premium
              Less
       (2)    Paid Claims
              Less
       (3)    Paid Commissions
              Less
       (4)    Expense Allowance
              Less
       (5)    Premium Taxes
              Less
       (6)    Net Amount Paid to Cologne Re
              Less
       (7)    Guaranty Fund Assessments
              Less
       (8) Outside costs and expenses of claims administration, litigation and other matters handled at ATL's request or with ATL's approval.
              Any positive amounts resulting from the calculation report provided in this Paragraph 2.3 shall be paid by TLIC to ATL within five (5) days of mailing the Monthly
       Statement. Any negative amounts resulting shall be paid by ATL to TLIC within five (5) days of receipt of the Monthly Statement. Such payments shall be in United States currency.
       (d) Calculation of Premium Taxes. For purposes of each Monthly Statement, and on an interim basis, Premium Taxes will be calculated at 2.5% of Collected Premium less Waived Premium. Transport shall make a final calculation of Premium Taxes during the second quarter of the year following the end of each calendar year during the Transition Period and shall furnish such calculation to ATL. The parties shall then make such refunds or additional payments to each other as shall conform the amounts reported in the Monthly Statements to the actual Premium Taxes.
       II.4 Claims. Subject especially to the provisions of Paragraph 4.5 of the Indemnity Agreement, Paragraph 3.4 of the Assumption Agreement, Paragraphs 12.1 and 12.2 of the Umbrella Agreement and reasonable oversight by ATL, TLIC shall during the Transition Period administer, manage and supervise such claims litigation as ATL shall request and shall keep ATL notified on a timely basis of the status of such claims litigation.

                                        COVENANTS
                                       ARTICLE III
       III.1 Independent Contractor. TLIC shall be deemed an independent contractor, with the right to supervise, manage, administer, direct, procure, perform or cause to be performed all acts required of ATL hereunder. All employees, agents, representatives, assigns or affiliates used by TLIC in carrying out the Administration Sub-Services shall be under the sole control and direction of TLIC in the performance of their duties and obligations. TLIC shall be solely responsible for their work, direction, compensation, actions and personal conduct while performing or otherwise carrying out the duties and obligations of TLIC under this Administration Services Sub-Agreement.
       III.2 Notification of Regulatory Inquiry. TLIC shall promptly notify ATL of any claim, complaint or inquiry to or from any Regulatory Authority which it or any of its Affiliates or agents receives in connection with any transaction covered by this Administration Sub-Agreement and shall, upon ATL's request, provide ATL with such relevant information available to TLIC as ATL may request with respect thereto.
       III.3 ATL's Cooperation. The parties acknowledge that the transactions contemplated by this Administration Sub-
Agreement require continued cooperation between TLIC and ATL for an extended period of time with respect to Administration
Services. ATL shall use reasonable efforts to cooperate with TLIC with respect to Administration Sub-Services including, but not limited to, forwarding claims, communications, payments and notifications to TLIC and responding in a timely manner to written requests from TLIC for information, approvals, or data which TLIC reasonably requires to perform its obligations under this Administration Sub-Agreement with respect to Administration Sub-Services.

                                       ARTICLE IV
                                    EXPENSE ALLOWANCE
       IV.1   Expense Allowance. ATL will pay TLIC an Expense
Allowance on a monthly basis equal to 4.0% of Collected Premium.

                                            ARTICLE V
RIGHTS OF INSPECTION
       V.1 Access To Records. ATL or its designated representative shall have free access to the books and records of TLIC relating to its obligations under this Administration Sub-Agreement at all reasonable times.
       V.2 Site Access. TLIC shall allow ATL reasonable site access to personnel, facilities and equipment used by TLIC or its affiliates or representatives in connection with or related to its performance of its duties or obligations hereunder.

                                       ARTICLE VI
                                         TERM
       VI.1 Term. This Administration Sub-Agreement shall be in effect from the Effective Date to the Administrative Transfer
Date.
                                       ARTICLE VII
                                 LIMITATION OF LIABILITY

       VII.1 Indemnification. While TLIC intends to provide the same level of service with respect to the Policies as it did prior to the Effective Date, the parties nonetheless acknowledge and agree that the provisions of Article XII of the Umbrella
Agreement shall cover and apply to all services, acts and/or omissions of TLIC and/or its Affiliates under or pursuant to this Administration Sub-Agreement except to the extent such services, acts, and/or omissions constitute (a) willful misfeasance, bad faith or gross negligence of or by TLIC; or (b) reckless disregard of TLIC's obligations and duties under this Administration Sub-Agreement.
       VII.2 Limitation of Liability. TLIC and its Affiliates shall have no liability of any kind, whether in tort or contract or otherwise, to ATL for any act, service or omission under or pursuant to this Administration Sub-Agreement except to the extent such services, acts, and/or omissions constitute (a) willful misfeasance, bad faith or gross negligence of or by TLIC;
or (b) reckless disregard of TLIC's obligations and duties under this Administration Sub-Agreement.

                                  ARTICLE VIII
                                   GENERAL PROVISIONS

       VIII.1 Notices. All notices, requests, demands, statements, acknowledgments and other communications provided for in the Documents shall be in writing and shall be deemed given or received (a) upon confirmation of receipt thereof, if transmitted by facsimile or sent by overnight or same-day courier; or (b) three (3) Business Days after mailing thereof, if mailed by United States mail, certified mail, return receipt requested, in either case to the following address of the respective addressee:

       In the case of ATL:

              American Travellers Life Insurance Company
              3220 Tillman Drive
              Bensalem, Pennsylvania 19020
              Attention:  Chairman
              Telephone No.: (215) 244-1600
              Facsimile No.:  (215) 244-7711

       In the case of the TLIC:

              Transport Life Insurance Company
              714 Main Street
              Fort Worth, Texas 76102-5217
              Attention:  President
              Telephone No.:  (817) 390-8000
              Facsimile No.:  (817) 347-3297

              and

              Continental Life Insurance Company
              714 Main Street
              Fort Worth, Texas 76102-5217
              Attention:  President
              Telephone No.:  (817) 390-8000
              Facsimile No.:  (817) 347-3297

or to such other address as the addressee shall, pursuant to notice given to each other party in accordance with this Paragraph 8.1, specify.
       Each party shall be furnished with a copy of every notice, request, demand, statement, acknowledgment or other communication addressed and forwarded to any other party.
       VIII.2 Dispute Resolution. As a precedent to any right of action hereunder, if any differences shall arise between TLIC and ATL with reference to the interpretation of or obligations under this Administration Sub-Agreement, whether arising before or after termination of this Administration Sub-Agreement, such differences shall be submitted to arbitration pursuant to the provisions of Article XIV of the Umbrella Agreement.
       VIII.3 Umbrella Agreement. The parties acknowledge that certain rights, obligations and duties under this Administration Sub-Agreement are controlled by and subject to the provisions of the Umbrella Agreement, all as provided for therein.
       VIII.4 Governing Law. This Administration Sub-Agreement shall be governed by and interpreted in accordance with the laws of Texas without reference to conflict of laws.
       VIII.5 Counterparts. Each Document may be executed in one or more counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.
       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Administration Sub-
Agreement to be executed and delivered as of the date first above written.
                                         AMERICAN TRAVELLERS LIFE
                                           INSURANCE COMPANY


Attest:_/s/ T.J. Parry____              By:_/s/John A. Powell______
                                              Chairman/President


                                         TRANSPORT LIFE INSURANCE
                                           COMPANY


Attest:_/s/Gary Cole______              By:_/s/___Garland M. Lasater, Jr,
           Secretary                                   President
                                       SCHEDULE 1

                                       DEFINITIONS

                                      SCHEDULE 2.3

                                Form of Monthly Statement
                                     (See Attached)







                            ASSUMPTION REINSURANCE AGREEMENT

                                         BETWEEN

                            TRANSPORT LIFE INSURANCE COMPANY

                           CONTINENTAL LIFE INSURANCE COMPANY

                                           AND

                       AMERICAN TRAVELLERS LIFE INSURANCE COMPANY













                                    DECEMBER 8, 1995

                                    TABLE OF CONTENTS




ARTICLE I
              DEFINITIONS. . . . . . . . . . . . . . . . . . . 2
       1.1    Administration Services  . . . . . . . . . . . . 2
       1.2    Agent Debit Balances. .  . . . . . . . . . . . . 2
       1.3    Agents. . . . . . . . .  . . . . . . . . . . . . 2
       1.4    Association . . . . . .  . . . . . . . . . . . . 2
       1.5    Assumption Date . . . .  . . . . . . . . . . . . 2
       1.6    Assumed Policy. . . . .  . . . . . . . . . . . . 3
       1.7    Cologne Re. . . . . . .  . . . . . . . . . . . . 3
       1.8    Premium . . . . . . . .  . . . . . . . . . . . . 3
       1.9    Regulatory Authorities.  . . . . . . . . . . . . 3
       1.10   Related Assessment. . .  . . . . . . . . . . . . 3

ARTICLE II
              ASSUMPTION REINSURANCE . . . . . . . . . . . . . 3
       2.1    Assumption Reinsurance.. . . . . . . . . . . . . 3
       2.2    Obligations With Respect to Assumed Policy . . . 4
       2.3    Assumption Certificates . . . . . . . . .  . . . 4

ARTICLE III
              INSOLVENCY              . . . . . . . . .. . . . 4
       3.1    Insolvency. . . . . . . . . . . . . . . .. . . . 4

ARTICLE IV
              ADMINISTRATION SERVICES. . . . . . . . . . . . . 6
       4.1    Assumption of Administration Services  . . . . . 6
       4.2    Description of Administration Services . . . . . 6
       4.3    Guaranty Fund Assessments . . . . . .  . . . . . 8
       4.4    Claims. . . . . . . . . . . . . . . .  . . . . . 8
       4.5    Assumed Policy Rights . . . . . . . .  . . . . . 9

ARTICLE V
              COVENANTS  . . . . . . . . . . . . . . . . . . . 9
       5.1    Standard of Performance .. . . . . . . . . . . . 9
       5.2    Independent Contractor. .. . . . . . . . . . . . 9
       5.3    Notification of Regulatory Inquiry.  . . . . . .10
       5.4    Transport's Cooperation . . . . . .  . . . . . .10

ARTICLE VIRIGHTS OF INSPECTION. . . . . . . . . .  . . . . . .10
       6.1    Access To Records . . . . . . . . .  . . . . . .10
       6.2    Site Access . . . . . . . . . . . .  . . . . . .11

ARTICLE VII
                TERM . . . . . . . . . . . . . . . . . . . . .11
       7.1    Term. .. . . . . . . . . . . . . . . . . . . . .11

ARTICLE VIII
          GENERAL PROVISIONS . . . . . . . . . . . . . . . . .11
       8.1    Notices .  . . . . . . . . . . . . . . . . . . .11
       8.2    Credit For Reinsurance.  . . . . . . . . . . . .12
       8.3    Submission to Jurisdiction.  . . . . . . . . . .13
       8.4  Umbrella Agreement. . . . . .  . . . . . . . . . .13
       8.5    Governing Law . . . . . . .  . . . . . . . . . .13
       8.6    Counterparts. . . . . . . .  . . . . . . . . . .14

SCHEDULE 5.1 - Standards of Performance


                            ASSUMPTION REINSURANCE AGREEMENT
       This Assumption Reinsurance Agreement, dated as of December 8, 1995 (this "Assumption Agreement") is by and between Transport Life Insurance Company ("TLIC"), Continental Life Insurance Company ("CLIC"), and American Travellers Life Insurance Company ("ATL") (TLIC and CLIC being jointly referred to as "Transport").

       WHEREAS, Transport has issued certain Ceded Policies; and WHEREAS, pursuant to the terms of that certain Umbrella
Reinsurance Transaction Agreement dated November 30, 1995 to which Transport and ATL are parties (the "Umbrella Agreement"), Transport and ATL have agreed to enter into an Indemnity
Agreement whereby Transport shall cede 100% of its risks with respect to the Ceded Policies to ATL, and ATL shall provide indemnity reinsurance of such risks;
       WHEREAS, pursuant to the terms of the Umbrella Agreement Transport and ATL have further agreed to enter into an Assumption Reinsurance Undertaking whereby the parties will attempt to obtain such regulatory and Policyholder approvals and will enable ATL to assume direct liability to the Policyholders;
       WHEREAS, the parties intend that such Policies as ATL may assume shall be assumed pursuant to the terms of this Assumption Agreement;
       NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Documents, receipt of which is expressly acknowledged, the parties agree as follows:
                                        ARTICLE I
                                       DEFINITIONS
       Except as otherwise expressly provided for herein, capitalized terms shall have the meaning provided for in the Umbrella Agreement. For purposes of this Assumption Agreement, the following terms shall have the following definitions.
       I.1 Administration Services shall mean and refer to all services required to be performed by ATL pursuant to Paragraph
3.2 of this Assumption Agreement.
       I.2 Agent Debit Balances shall mean and refer to any indebtedness owing to Transport by any Agent relating to the Policies.
       I.3 Agents shall mean and refer to brokers, marketing managers, managing general agents, producers, general agents, agents or the like with respect to whom Transport is contractually obligated to pay commissions, fees, overrides, allowances or other amounts pursuant to the terms of the Marketing Agreements with respect to Policies.
       I.4 Association shall mean and refer to North American Consumer Alliance and National Teachers Benefit Association.
       I.5 Assumption Date shall, with respect to each Policy, mean and refer to the date agreed by the parties as the date on which such Policy shall be deemed assumed pursuant to the terms of Paragraph 2.3 of the Umbrella Agreement.
       I.6 Assumed Policy shall mean and refer to a Policy that the parties have agreed shall be deemed assumed pursuant to the terms of this Assumption Agreement.
       I.7 Cologne Re shall mean and refer to the Cologne Life Reinsurance Company under that certain reinsurance agreement between Transport Life Insurance Company and Cologne Life Reinsurance Company effective as of October 1, 1993, as amended.
       I.8 Premium shall mean and refer to the payment owed by the Policyholder to Transport or ATL under the Assumed Policies.
       I.9 Regulatory Authorities shall mean and refer to those governmental authorities having jurisdiction over the administration, rates, form and handling of the Assumed Policies.
       I.10 Related Assessment shall have the meaning provided in Paragraph 3.3 hereof.


                                       ARTICLE II
                                 ASSUMPTION REINSURANCE
       II.1 Assumption Reinsurance. Pursuant to the terms of Paragraph 2.3 of the Umbrella Agreement, at such time as the insurance regulatory authorities of the state in which such Policy was issued are willing to recognize such Policy as having been assumed by ATL and to accord ATL the status of direct insurer of the Assumed Policy for regulatory purposes, the parties will so confirm in writing, shall designate an Assumption Date and such Policy will then be deemed to have assumed pursuant to the terms of this Assumption Agreement.
       II.2 Obligations With Respect to Assumed Policy. ATL will assume directly all obligations and liabilities of the issuer of the Assumed Policy, with the same effect as if such Assumed
Policy had been issued by ATL since its inception. From and after each Assumption Date, Transport shall have no further obligation under such Assumed Policies.
       2.3 Assumption Certificates. ATL will prepare, issue and distribute to Policyholders of Assumed Policies assumption certificates evidencing ATL's assumption of the Assumed Policies in such form as will meet the requirements of the applicable Regulatory Authority.


                                       ARTICLE III
                                       INSOLVENCY
       III.1         Insolvency.
       In the event of the insolvency of Transport, this reinsurance shall be payable directly to Transport or to its liquidator, receiver, conservator, or statutory successor on the basis of the liability of Transport without diminution because of the insolvency of Transport or because the liquidator, receiver, conservator or statutory successor of Transport has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of Transport shall give written notice to ATL of the pendency of a claim against Transport indicating the policy reinsured which claim would involve a possible liability on the part of ATL within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, ATL may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to Transport or its liquidator, receiver, conservator or statutory successor.
       It is further understood and agreed that, in the event of the insolvency of Transport, the reinsurance under this Assumption Agreement shall be payable directly by ATL to Transport or to its liquidator, receiver, conservator, or statutory successor, except as otherwise provided by law or except (a) where this Assumption Agreement or the Documents specifically provide another payee of such reinsurance in the event of the insolvency of Transport and (b) where ATL with the consent of the direct insured or insureds has assumed such policy obligations of Transport as direct obligations of ATL to the payees under such policies and in substitution for the obligations of Transport to such payees.


                                       ARTICLE IV
                                 ADMINISTRATION SERVICES
       IV.1 Assumption of Administration Services. ATL shall be responsibility for and perform all Administration Services with respect to Assumed Policies.
       IV.2   Description of Administration Services.
"Administration Services" means and includes all of Transport's original duties and obligations to the Policyholders, Cologne Re, Agents, Associations, and Regulatory Authorities under the
Assumed Policies on all matters relating to the Assumed Policies after the Assumption Date, regardless of whether any such duty or obligation arises before or after the Assumption Date. Such Administration Services shall include the performance on a timely basis of all of the insurance administration services necessary or appropriate to the Assumed Policies, including, but not limited to:
              (a)    The billing and collection of Premium;
              (b) The calculation, payment and/or recovery of Agent's commissions, fees, overrides, allowances or other amounts due pursuant to the terms of the Marketing Agreements;
              (c) The collection from Agent's commissions on behalf of Transport of Agent Debit Balances as they may be due to Transport from time to time;
              (d) The calculation, payment and/or recovery of reinsurance premium and proceeds;
              (e) The receipt, review, processing and payment of claims and benefits due;
              (f) The payment of all premium taxes, guaranty fund assessments, and such other and further taxes, levies, charges or payments as are required by Regulatory Authorities with respect to the Assumed Policies;
              (g) The performance of all obligations between Transport and Association relating to the Assumed Policies;
              (h) The maintenance on a current basis of all files relating to the Policies, the reinsurance and administration thereof;
              (i) The preparation and submission of such statements, exhibits, reports and forms as are requested and/or required by Regulatory Authorities;
              (j) In connection with all of the foregoing services the provision, either through the use of its own personnel and equipment, or through the maintenance of contracts with third parties, of appropriate data processing services;
              (k) The provision of such other information to Transport as Transport may require to complete annual statements or other statements and reports required by law; and
              (l) The provision of all such additional services as may be required to carry out the purposes and intent of Subparagraphs (a) through (k) of this Paragraph 3.2.
       IV.3 Guaranty Fund Assessments. In the event Transport is required to pay any assessment to any insurance guaranty or insolvency or similar fund maintained by any jurisdiction, the portion, if any, of the assessment that relates to the Assumed
Policies arising for periods prior to the Effective Date
(assuming for purposes of this calculation only that the Policies were never assumed by ATL) (the "Related Assessment") shall be paid by Transport and the remainder shall be paid by ATL. ATL shall pay directly or reimburse Transport for any assessment
(other than the Related Assessment) which shall have become due, promptly on demand and presentation of reasonable supporting documentation therefore, by Transport. If, at any time Transport shall be allowed to recover any assessment (e.g., through policy surcharges or reduction of premium taxes) other than the Related Assessment, such portion of any such recovery not constituting
Related Assessment received or otherwise realized by Transport shall be paid promptly to ATL and such payment shall be accompanied by reasonable supporting documentation.

       IV.4
Claims. ATL shall have the right and duty to institute, prosecute or maintain any legal proceedings on behalf of Transport with respect to any claim arising under an Assumed Policy. Transport agrees to be bound by ATL's disposition of claims made under any Assumed Policy.
       IV.5 Assumed Policy Rights. All of Transports rights and remedies under the Assumed Policies shall be exercisable by or on behalf of ATL.


                                        ARTICLE V
                                        COVENANTS

       V.1 Standard of Performance. ATL shall perform all Administration Services acting diligently and in good faith in accordance with the terms and provisions of the Assumed Policies, special prevailing industry standards, Transport practices and procedures identified in Schedule 5.1 hereof (as may be modified from time to time by prevailing industry standards), and applicable state and federal laws and regulations.
       V.2 Independent Contractor. ATL shall be deemed an independent contractor, with the sole right to supervise, manage, administer, direct, procure, perform or cause to be performed all acts required of ATL hereunder. All employees, agents, representatives, assigns or affiliates used by ATL in carrying out the Administration Services shall be under the sole control and direction of ATL in the performance of their duties and obligations. ATL shall be solely responsible for their work, direction, compensation, actions and personal conduct while performing or otherwise carrying out the duties and obligations of ATL under this Assumption Agreement or the Assumed Policies.
       V.3 Notification of Regulatory Inquiry. ATL shall promptly notify Transport of any material claim, complaint or inquiry to or from any Regulatory Authority which it or any of its Affiliates or agents receives in connection with any transaction covered by this Assumption Agreement and shall, upon Transport's request, provide Transport with such relevant information available to ATL as Transport may request with respect thereto.
       V.4 Transport's Cooperation. The parties acknowledge that the transactions contemplated by this Assumption Agreement require continued cooperation between Transport and ATL for an extended period of time with respect to Administration Services. Transport shall use reasonable efforts to cooperate with ATL with respect to Administration Services including, but not limited to, forwarding claims, communications, payments and notifications to ATL, responding in a timely manner to written requests from ATL for information, approvals, or data which ATL reasonably requires to perform its obligations under this Assumption Agreement with respect to Administration Services and providing for ATL to be able to endorse for collection premium checks relating to the Policies in Transport's name.

                                            ARTICLE VI
RIGHTS OF INSPECTION
       VI.1 Access To Records. Transport or its designated representative shall have free access to the books and records of ATL relating to its obligations under this Assumption Agreement at all reasonable times.
       VI.2 Site Access. ATL shall allow Transport reasonable site access to personnel, facilities and equipment used by ATL or its affiliates or representatives in connection with or related to its performance of its duties or obligations hereunder.


                                       ARTICLE VII
                                         TERM
       VII.1 Term. This Assumption Agreement, including but not limited to the reinsurance provided pursuant to the provisions of
Article II hereof, shall continue in effect with respect to each Assumed Policy until discharge of all insurer's liability to the Policyholder under such Assumed Policy.


                                      ARTICLE VIII
                                   GENERAL PROVISIONS
       VIII.1 Notices. All notices, requests, demands, statements, acknowledgments and other communications provided for in the Documents shall be in writing and shall be deemed given or received (a) upon confirmation of receipt thereof, if transmitted by facsimile or sent by overnight or same-day courier; or (b) three (3) Business Days after mailing thereof, if mailed by United States mail, certified mail, return receipt requested, in either case to the following address of the respective addressee:

       In the case of ATL:

              American Travellers Life Insurance Company
              3220 Tillman Drive
              Bensalem, Pennsylvania 19020
              Attention: Chairman
              Telephone No.: (215) 244-1600
              Facsimile No.: (215) 244-7711

       In the case of the Transport:

              Transport Life Insurance Company
              714 Main Street
              Fort Worth, Texas 76102-5217
              Attention:  President
              Telephone No.:  (817) 390-8000
              Facsimile No.:  (817) 347-3297

              and

              Continental Life Insurance Company
              714 Main Street
              Fort Worth, Texas 76102-5217
              Attention:  President
              Telephone No.:  (817) 390-8000
              Facsimile No.:  (817) 347-3297

or to such other address as the addressee shall, pursuant to notice given to each other party in accordance with this Paragraph 7.1, specify.
       Each party shall be furnished with a copy of every notice, request, demand, statement, acknowledgment or other communication addressed and forwarded to any other party.
       VIII.2 Credit For Reinsurance. In the event Transport shall be denied, or have a reasonable basis to believe it will be denied, statutory credit by any Regulatory Authority for all or any of the reinsurance provided by ATL on the Policies pursuant to this Assumption Agreement, and such denial relates in any way to ATL's financial condition or to its status as a non-admitted, unapproved or unaccredited insurer or reinsurer, Transport may immediately so notify ATL and the Trustee under the Trust
Agreement, and upon receipt of such notification, the provisions of Section 5.4 of the Trust Agreement shall be effective, provided, however that Transport shall in advance and as promptly as may be practicable under the circumstances notify ATL of any situation that might result in such notification. At such time as Transport no longer has reason to believe it will be denied statutory credit by any Regulatory Authority for all or any of the reinsurance provided by ATL on the Policies pursuant to this Assumption Agreement, or such denial no longer relates in any way to ATL's financial condition or to its status as a non-admitted, unapproved or unaccredited insurer or reinsurer, Transport shall immediately so notify ATL and the Trustee and the provisions of
Section 5.3 of the Trust Agreement shall again become effective.
       VIII.3 Submission to Jurisdiction. ATL shall consent to submit to jurisdiction in all states in which it is not an authorized insurer and shall appoint the chief insurance regulatory official in each such state as its agent for service of process. ATL shall file its annual statutory financial statement with such states at the same time as its files such statement in the states in which it is an authorized insurer.
       VIII.4 Umbrella Agreement. The parties acknowledge that certain rights, obligations and duties under this Assumption
Agreement are controlled by and subject to the provisions of the Umbrella Agreement, all as provided for therein.
       VIII.5 Governing Law. This Assumption Agreement shall be governed by and interpreted in accordance with the laws of Texas without reference to conflict of laws.
       VIII.6 Counterparts. Each Document may be executed in one or more counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.
       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Assumption Agreement to be executed and delivered as of the date first above written.
                                         AMERICAN TRAVELLERS LIFE
                                           INSURANCE COMPANY


Attest:_/s/ T.J. Parry____              By:_/s/ John A. Powell_____
                                                  Chairman/President


                                         TRANSPORT LIFE INSURANCE
                                           COMPANY


Attest:_/s/ Gary Cole______              By:_/s/ Garland M. Lasater, Jr
           Secretary                             President


                                         CONTINENTAL LIFE INSURANCE
                                           COMPANY


Attest:_/s/ Gary Cole_____              By:_/s/ Garland M. Lasater, Jr
           Secretary                             President

                                      SCHEDULE 5.1
                                STANDARDS OF PERFORMANCE

                      TRANSPORT/CONTINENTAL LIFE INSURANCE COMPANY
                        LONG TERM CARE/HOME HEALTH CARE/CON CARE
                                SPECIAL CLAIM SITUATIONS


Administrative Decisions:

       1. All LTC/HHC/Con Care - Beginning in 1993 all policies written prior to policy form 11011 are to be reinstated for lapse due to cognitive impairment as in policy form 11011 - i.e no evidence of insurability is required in these circumstances, but proof of cognitive impairment will be required.

       2. All LTC/HHC/Con Care - Transport is no longer denying claims for late proof of loss unless the late proof of loss would prejudice the ability to investigate the claim.

       3. All LTC - Long term care benefits are provided for confinement to a hospice facility.

       4. All LTC - Adult Congregate Living Facilities (ACLF's) - If the facility can split the charges for personal care from the charges for room and board, ACLF's can be considered for payment under the home health care provisions of an LTC contract.

       5. Florida HHC Form 10922 - Under Home Health Care policy form 10922 issued in Florida, the Lifetime Maximum Benefit Period of 365 days is considered unlimited. This is consistent with contracts issued in other states.

       6. TLC HHC Contracts - Home Health Care policies written by the TLC Market prior to 10/1/91 provide benefits for Homemaker Services.

Contract Clarification/Regulatory Interpretations:

       1. Florida LTC Form 10955 - For those contracts issued in Florida, the Home Health Care benefit period is administered as equal to the LTC benefit period. This interpretation is consistent with form 11001 where the schedule page shows separate benefit periods.

       2. LTC/HHC - Nurse registries are considered as Home Health Care Agencies in Arkansas, California, and Florida based on state regulations. Other states adopting similar legislation would be handled accordingly.

       3. California 10770 - Under certain circumstances a prior long term care confinement is not required for consideration for the Home Medical Services Benefit. See Attachment A. Changes made to coverage under these contracts were viewed as bringing the contracts under later long term care regulation which did not permit the "gate keepers" in our policy form.

       4. Con Care - These contracts had provision for two levels of benefits. In Illinois, Iowa, Indiana, Kentucky, North Carolina, North Dakota, and Virginia, skilled care benefits are provided for days on which medication is administered.

       5. Con Care - If the Convalescent Care Benefit requires an elimination period, basic benefits are paid during that period.

       6.     North Carolina Con Care - The lifetime maximum for
              Basic Care benefits is increased to the lifetime maximum for Skilled Care benefits.

       7. Texas Form 10770-88 - Attachment B is a copy of Transport's Assurance of Voluntary Compliance to the Texas Department concerning the handling of future allegations from insureds as they may pertain to the reinstatement of benefits.

       8. Florida LTC - Attachment C is a copy of a March 30, 1995 letter indicating that Transport has not paid nursing home benefits for ACLF confinements on Florida LTC contracts issued since 1/1/92. (This is in accordance with our interpretation of our contracts.) Attachment D is a June 13, 1995 letter to the Florida Department indicating ACLF history on some earlier specific cases. In particular we have indicated that if we had provided an insured confirmation of coverage in an ACLF, we would honor that commitment.

       This Schedule does not address single cases which have been handled on an exception basis.

                                        GUARANTY


        1. Guaranty of Payment and Performance. For value received, and in consideration of the ceding for indemnity reinsurance or assumption reinsurance of Policies (as defined in the Umbrella Agreement hereinafter defined) pursuant to that certain Umbrella Reinsurance Transaction Agreement, dated November 30, 1995 (as amended, modified or supplemented from time to time, the "Umbrella Agreement") between Transport Life Insurance Company ("TLIC"), Continental Life Insurance Company ("CLIC"; together with TLIC and their respective successors and assigns, individually and collectively, "Transport") and American Travellers Life Insurance Company (hereinafter called the "Debtor"), and all other financial accommodations heretofore or hereafter at any time made or granted to Debtor by Transport, the undersigned hereby unconditionally guarantees the full and prompt payment when due and complete performance (whether directly or indirectly) when due, whether at maturity, upon default or otherwise, and at all times thereafter, of all payment and performance obligations of the Debtor to Transport, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due under the Umbrella Agreement, under the Trust Agreement (as defined in the Umbrella Agreement) including the Minimum Account Requirement (as defined in the Trust Agreement) contained therein and under the other Documents (as defined in the Umbrella Agreement) to which Debtor is a party (all such payment and performance obligations, together with any extensions, renewals, or deferrals thereof, being hereinafter collectively called the "Liabilities"), and the undersigned further agrees to pay all expenses (including, attorneys' and legal assistants' fees and legal expenses) paid or incurred by Transport in endeavoring to collect or obtain performance of the Liabilities, or any part thereof, and in enforcing this Guaranty. The right of recovery against the undersigned under this Guaranty is unlimited and shall include, (a) interest on the Liabilities and (b) all expenses of enforcing this Guaranty.

        2. Acceleration of the Time of Payment of Amount Payable Under Guaranty. The undersigned agrees that, in the event of the dissolution or insolvency of the Debtor or the undersigned, or the inability of the Debtor or the undersigned to pay debts as they mature, or an assignment by the Debtor or the undersigned for the benefit of creditors, or the institution of any proceeding by or against the Debtor or the undersigned alleging that the Debtor or the undersigned is insolvent or unable to pay debts as they mature, and in the case of an involuntary proceeding, upon the earlier of
(i) entry of an order for relief or decree or (ii) any claim not being dismissed within 120 days of the filing thereof, the undersigned will pay to Transport forthwith the full amount which would be payable hereunder by the undersigned as if all of the Liabilities were then due and payable and perform (whether directly or indirectly) all such actions forthwith which remain to be performed regardless that at such time the Liabilities may not then be due and payable or that performance of the Liabilities may not then be required.

        3. Continuing Guaranty. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of payment (and not collection) and performance, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned or that at any time or from time to time all of the Liabilities may have been paid in full or performed in full), subject to discontinuance as to the undersigned only upon actual receipt by Transport of written notice from the undersigned, or any person duly authorized and acting on behalf of the undersigned, of the discontinuance hereof as to the undersigned; provided, however, that no such notice of discontinuance shall affect or impair any of the agreements and obligations of the undersigned hereunder with respect to any and all Liabilities existing prior to the time of actual receipt of such notice by Transport, any and all Liabilities created or acquired thereafter pursuant to any previous commitments made by Transport, any and all extensions or renewals of any of the foregoing, any and all interest on any of the foregoing, and any and all expenses paid or incurred by Transport in endeavoring to collect or obtain performance of any of the foregoing and in enforcing this Guaranty against the undersigned; and all of the agreements and obligations of the undersigned under this Guaranty shall, notwithstanding any such notice of discontinuance, remain fully in effect until all such Liabilities (including any extensions or renewals of any thereof) shall have been fully performed and all such interest and expenses shall have been paid in full.

        4. Rescission or Return of Payment on Liabilities. The undersigned further agrees that, if at any time all or any part of any payment theretofore applied by Transport to any of the Liabilities is or must be rescinded or returned by Transport for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Transport, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Transport had not been made.

        5. Transport Permitted to Take Certain Actions. Transport may, from time to time (but shall not be obligated to), whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to the undersigned, take any or all of the following actions: (a) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities;
(b) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder (including, without limitation, the Trust Agreement, as defined in the Umbrella Agreement), or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and
(c) resort to the undersigned for payment or performance (whether directly or indirectly) of any of the Liabilities, whether or not Transport (i) shall have proceeded against the undersigned with respect to the Liabilities or shall have resorted to any property securing any of the Liabilities or any obligation hereunder;
provided, however, that Transport shall have given a notice of withdrawal of Assets from the Trust Account to the Trustee (as such terms are defined in the Trust Agreement) and its withdrawal shall not have been paid within 10 days, or such withdrawal would reduce the Value of the Assets in the Trust Account below the Minimum
Account Requirement (as defined in the Umbrella Agreement) as last determined pursuant to the Umbrella Agreement or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in the preceding clauses (i) and (ii) as limited therein, being hereby waived by the undersigned).

        6. Application of Payments. Any amounts received by Transport from whatsoever source on account of the Liabilities will be applied by it toward the payment of such of the Liabilities, and in such order of application, as Transport may from time to time elect.

        7. Waiver of Notice and Other Matters. The undersigned waives: (a) notice of the acceptance by Transport of this Guaranty; (b) notice of the existence or creation, non-payment or non-performance of all or any of the Liabilities; (c) presentment, demand, demand for performance, notice of dishonor, protest, and all other notices whatsoever; and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

        8. Assignment of Liabilities. Except as otherwise expressly provided in the Documents (as defined in the Umbrella Agreement), Transport may, from time to time, whether before or after any discontinuance of this Guaranty, without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Transport; provided, however, that, unless Transport shall otherwise consent in writing, Transport shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of Transport, as to those of the Liabilities which Transport has not assigned or transferred.

        9. Information Concerning Debtor; No Reliance on Representations by Transport. The undersigned hereby warrants to Transport that the undersigned now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Debtor. Transport shall not have any duty or responsibility to provide the undersigned with any credit or other information concerning the affairs, financial condition or business of the Debtor which may come into Transport's possession. The undersigned has executed and delivered this Guaranty without reliance upon any representation or warranty by Transport with respect to (a) the due execution, validity, effectiveness or enforceability of the Umbrella Agreement, any Document (as defined in the Umbrella Agreement) or any other instrument, document or agreement evidencing or relating to any of the Liabilities; (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Liabilities (including, without limitation, pursuant to the Trust Agreement as defined in the Umbrella Agreement) or the creation, perfection or priority of any lien or security interest in such property; or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties with respect to any of the Liabilities.

        10. Waiver and Modifications. No delay on the part of Transport in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Transport of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Transport except as expressly set forth in a writing duly signed and delivered on behalf of Transport.

        11. Obligations Under Guaranty. No action of Transport permitted hereunder shall in any way affect or impair the rights of Transport and the obligations of the undersigned under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all payment and performance obligations of the Debtor to Transport under the Umbrella Agreement and the other Documents (as defined in the Umbrella Agreement), notwithstanding any right or power of the Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder. The obligations of the undersigned under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned. Except as expressly provided in the Documents, the undersigned acknowledges that there are no conditions to the effectiveness of this Guaranty.

        12. Financial Statements and Other Reports. From the date of this Guaranty and thereafter until the Liabilities are paid in full and fully performed, the undersigned agrees that it will furnish to Transport:

               (a) Annual Audit Report. Within ninety (90) days after each fiscal year of the undersigned, a copy of the annual audit report of the undersigned and its subsidiaries prepared on a consolidated basis and in conformity with generally accepted accounting principles ("GAAP") and certified by an independent certified public accountant;

               (b)    Quarterly Financial Statement.  Within forty-five
        (45) days after each fiscal quarter (except the last fiscal quarter) of each fiscal year of the undersigned, a copy of the unaudited financial statement of the undersigned and its subsidiaries made available to its shareholders prepared in the same manner as the audit report referred to in preceding clause (a), signed by the undersigned's chief financial officer and consisting of at least a balance sheet as at the close of such fiscal quarter and statements of earnings and cash flows for such fiscal quarter and for the period from the beginning of such fiscal year to the close of such fiscal quarter;

               (c) SEC and Other Reports. Copies of each filing and report made by the undersigned with or to any securities exchange, the Securities and Exchange Commission or any regulatory authority and of each communication from the undersigned to its shareholders generally, promptly upon the filing or making thereof; and

               (d) Requested Information. Promptly from time to time, such other reports or information as Transport may reasonably request.

        13. Successors. This Guaranty shall be binding upon the undersigned, and upon the successors and assigns of the undersigned; all references herein to the Debtor and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote.

        14. Law. THIS GUARANTY HAS BEEN DELIVERED AT FORT WORTH, TEXAS, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
THE INTERNAL LAWS OF THE STATE OF TEXAS.

        15. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

        16. Captions. Section captions used in this Guaranty are for convenience only, and shall not affect the construction of this Guaranty.

        17. Dispute Resolution. The dispute resolution provisions contained in Article XIV of the Umbrella Agreement are hereby incorporated into this Guaranty by reference as if such terms were set forth herein in full, and without regard to any termination of the Umbrella Agreement; provided, however, that all references in the incorporated provisions of the Umbrella Agreement to the following terms shall, for the purpose of this Guaranty and unless otherwise provided, be read as though the following definitions were substituted for the definitions of such terms set forth in the Umbrella Agreement:

        "Umbrella Agreement" or "Documents" shall mean this Guaranty. "ATL" shall mean the undersigned.

        SIGNED AND DELIVERED this 8th day of December, 1995.

                           AMERICAN TRAVELLERS CORPORATION


                                               By: /s/ John A. Powell


                                               Name:   John A. Powell



                                               Title:  President &
                                                Chairman of the Board





                             INDEMNITY REINSURANCE AGREEMENT

                                         BETWEEN

                            TRANSPORT LIFE INSURANCE COMPANY

                                           AND

                       AMERICAN TRAVELLERS LIFE INSURANCE COMPANY











                                    DECEMBER 8, 1995


                                    TABLE OF CONTENTS

                                                                        PAGE


ARTICLE I
                                       DEFINITIONS. . . . . . . . . . . . 1
       1.1    Administration Services . . . . . . . . . . . . . . . . . . 2
       1.2    Agent Debit Balances. . . . . . . . . . . . . . . . . . . . 2
       1.3    Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       1.4    Association . . . . . . . . . . . . . . . . . . . . . . . . 2
       1.5    Cologne Re. . . . . . . . . . . . . . . . . . . . . . . . . 2
       1.6    Premium . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       1.7    Regulatory Authorities. . . . . . . . . . . . . . . . . . . 2
       1.8    Related Assessment. . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II
                             INDEMNITY REINSURANCE COVERAGE . . . . . . . 3
       2.1    Reinsurance and Indemnification . . . . . . . . . . . . . . 3
       2.2    Effective Date. . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE III
                                       INSOLVENCY . . . . . . . . . . . . 3
       3.1    Insolvency. . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE IV
                                 ADMINISTRATION SERVICES. . . . . . . . . 4
       4.1    Assumption of Administration Services . . . . . . . . . . . 4
       4.2    Description of Administration Services. . . . . . . . . . . 4
       4.3    Reinstatement . . . . . . . . . . . . . . . . . . . . . . . 6
       4.4    Guaranty Fund Assessments . . . . . . . . . . . . . . . . . 7
       4.5    Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
       4.6    Policy Rights . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE V
                                        COVENANTS . . . . . . . . . . . . 8
       5.1    Standard of Performance . . . . . . . . . . . . . . . . . . 8
       5.2    Independent Contractor. . . . . . . . . . . . . . . . . . . 8
       5.3    Notification of Regulatory Inquiry. . . . . . . . . . . . . 9
       5.4    Transport's Cooperation . . . . . . . . . . . . . . . . . . 9

ARTICLE VI
                             COMPENSATION, FEES AND EXPENSES. . . . . . .10
       6.1    Acknowledgment of Compensation. . . . . . . . . . . . . . .10
       6.2    Responsibility for Costs and Expenses . . . . . . . . . . .10

ARTICLE VII
                                  RIGHTS OF INSPECTION. . . . . . . . . .10
       7.1    Access To Records . . . . . . . . . . . . . . . . . . . . .10
       7.2    Site Access . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE VIII
                                         TERM . . . . . . . . . . . . . .10
       8.1    Term. . . . . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE IX
                                         DAC TAX. . . . . . . . . . . . .11
       9.1    Party . . . . . . . . . . . . . . . . . . . . . . . . . . .11
       9.2    Definition by Reference . . . . . . . . . . . . . . . . . .11
       9.3    Policy Acquisition Expenses . . . . . . . . . . . . . . . .11
       9.4    Exchange of Information . . . . . . . . . . . . . . . . . .11
       9.5    Initial Calculation . . . . . . . . . . . . . . . . . . . .12
       9.6    ATL Calculation . . . . . . . . . . . . . . . . . . . . . .12
       9.7    Final Agreement on Calculation. . . . . . . . . . . . . . .12

ARTICLE X
                                   GENERAL PROVISIONS . . . . . . . . . .13
       10.1   Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . .13
       10.2   Notices . . . . . . . . . . . . . . . . . . . . . . . . . .13
       10.3   Credit For Reinsurance. . . . . . . . . . . . . . . . . . .14
       10.4   Submission to Jurisdiction. . . . . . . . . . . . . . . . .15
       10.5   Dispute Resolution. . . . . . . . . . . . . . . . . . . . .15
       10.6 Umbrella Agreement. . . . . . . . . . . . . . . . . . . . . .15
       10.7   Governing Law . . . . . . . . . . . . . . . . . . . . . . .16
       10.8   Counterparts. . . . . . . . . . . . . . . . . . . . . . . .16



SCHEDULE 5.1         Standards of Performance

                             INDEMNITY REINSURANCE AGREEMENT


       This Indemnity Reinsurance Agreement, dated as of December 8, 1995 (this "Indemnity Agreement") , is by and between
Transport Life Insurance Company ("TLIC"), Continental Life Insurance Company ("CLIC"), and American Travellers Life
Insurance Company ("ATL") (TLIC and CLIC being jointly referred to as "Transport").
       WHEREAS, Transport has issued certain Ceded Policies; and WHEREAS, pursuant to the terms of that certain Umbrella
Reinsurance Transaction Agreement dated November 30, 1995 to which Transport and ATL are parties (the "Umbrella Agreement"), Transport and ATL have agreed to enter into this Indemnity Agreement whereby Transport shall cede 100% of its risks with respect to the Ceded Policies to ATL, and ATL shall provide indemnity reinsurance of such risks.
       NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Documents, receipt of which is expressly acknowledged, the parties agree as follows:


                                        ARTICLE I
                                       DEFINITIONS
       Except as otherwise expressly provided for herein, capitalized terms shall have the meaning provided for in the Umbrella Agreement. For purposes of this Indemnity Agreement, the following terms shall have the following definitions.
       I.1 Administration Services shall mean and refer to all services required to be performed by ATL pursuant to Paragraph
4.2 of this Indemnity Agreement.
       I.2 Agent Debit Balances shall mean and refer to any indebtedness owing to Transport by any Agent relating to the Policies.
       I.3 Agents shall mean and refer to brokers, marketing managers, managing general agents, producers, general agents, agents or the like with respect to whom Transport is contractually obligated to pay commissions, fees, overrides, allowances or other amounts pursuant to the terms of the Marketing Agreements with respect to Policies.
       I.4 Association shall mean and refer to North American Consumer Alliance and National Teachers Benefit Association.
       I.5 Cologne Re shall mean and refer to the Cologne Life Reinsurance Company under that certain reinsurance agreement between Transport Life Insurance Company and Cologne Life
Reinsurance Company effective as of October 1, 1993, as amended.
       I.6 Premium shall mean and refer to the payment owed by the Policyholder to Transport or ATL under the Policies.
       I.7 Regulatory Authorities shall mean and refer to those governmental authorities having jurisdiction over the administration, rates, form and handling of the Policies.
       I.8 Related Assessment shall have the meaning provided in Paragraph 4.4 hereof.
                                       ARTICLE II
                             INDEMNITY REINSURANCE COVERAGE
       II.1 Reinsurance and Indemnification. Subject to the terms and conditions of this Indemnity Agreement, Transport cedes to ATL and ATL assumes, one hundred percent (100%) of Transport's liability with respect to the Ceded Policies. As of the Effective Date ATL does and agrees to indemnify and reimburse Transport for 100% of Transport's liability under the Ceded
Policies
       II.2 Effective Date. The liability of ATL shall commence on the Effective Date and shall remain continuously in force until terminated as provided pursuant to the provisions of Paragraph
8.1 hereof.


                                       ARTICLE III
                                       INSOLVENCY
       III.1         Insolvency.
       In the event of the insolvency of Transport, this reinsurance shall be payable directly to Transport or to its liquidator, receiver, conservator, or statutory successor on the basis of the liability of Transport without diminution because of the insolvency of Transport or because the liquidator, receiver, conservator or statutory successor of Transport has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of Transport shall give written notice to ATL of the pendency of a claim against Transport indicating the policy reinsured which claim would involve a possible liability on the part of ATL within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, ATL may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to Transport or its liquidator, receiver, conservator or statutory successor.
       It is further understood and agreed that, in the event of the insolvency of Transport, the reinsurance under this Indemnity Agreement shall be payable directly by ATL to Transport or to its liquidator, receiver, conservator, or statutory successor, except as otherwise provided by Law or except (a) where this Indemnity Agreement or the Documents specifically provide another payee of such reinsurance in the event of the insolvency of Transport and
(b) where ATL with the consent of the direct insured or insureds has assumed such policy obligations of Transport as direct obligations of ATL to the payees under such policies and in substitution for the obligations of Transport to such payees.


                                       ARTICLE IV
                                 ADMINISTRATION SERVICES
       IV.1 Assumption of Administration Services. As of the Effective Date, ATL shall assume responsibility for and perform all Administration Services with respect to Policies.
       IV.2   Description of Administration Services.
"Administration Services" means and includes all of Transport's duties and obligations to the Policyholders, Cologne Re, Agents, Associations, and Regulatory Authorities under the Policies on all matters arising with respect to the Policies after the Effective Date, regardless of whether any such duty or obligation arises before or after the Effective Date. Such Administration Services shall include the performance on a timely basis of all of the insurance administration services necessary or appropriate to the Policies, including, but not limited to:
              (a)    The billing and collection of Premium;
              (b) The calculation, payment and/or recovery of Agent's commissions, fees, overrides, allowances or other amounts due pursuant to the terms of the Marketing Agreements;
              (c) The collection from Agent's commissions on behalf of Transport of Agent Debit Balances as they may be due to Transport from time to time;
              (d) The calculation, payment and/or recovery of reinsurance premium and proceeds;
              (e) The receipt, review, processing and payment of claims and benefits due;
              (f) The reimbursement of Transport's payment of all premium taxes, guaranty fund assessments, and such other and further taxes, levies, charges or payments as are required by Regulatory Authorities with respect to the Policies;
              (g) The performance of all obligations between Transport and Associations relating to the Policies;
              (h) The maintenance on a current basis of all files relating to the Policies, the reinsurance and administration thereof;
              (i) The preparation and/or submission on behalf of Transport of such statements, exhibits, reports and forms as are requested and/or required by Regulatory Authorities;
              (j) In connection with all of the foregoing services the provision, either through the use of its own personnel and equipment, or through the maintenance of contracts with third parties, of appropriate data processing services;
              (k) The provision of such other information to Transport as Transport may require to complete annual statements or other statements and reports required by law; and
              (l) The provision of all such additional services as may be required to carry out the purposes and intent of Subparagraphs (a) through (k) of this Paragraph 4.2.
       IV.3 Reinstatement. If a Policy is terminated and subsequently reinstated during the period that this Indemnity
Agreement would otherwise be effective with respect to such Policy, ATL shall automatically reinstate, in accordance with such Policy's provisions, its reinsurance applicable to such Policy.
       IV.4 Guaranty Fund Assessments. In the event Transport is required to pay any assessment to any insurance guaranty or insolvency or similar fund maintained by any jurisdiction, the portion, if any, of the assessment that relates to the Policies reinsured hereunder arising for periods prior to the Effective
Date (assuming for purposes of this calculation only that the Policies were never indemnity reinsured by ATL) (the "Related Assessment") shall be paid by Transport and the remainder shall be paid by ATL. ATL shall pay directly or reimburse Transport for any assessment (other than the Related Assessment) which shall have become due, promptly on demand and presentation of reasonable supporting documentation therefore, by Transport. If, at any time Transport shall be allowed to recover any assessment
(e.g., through policy surcharges or reduction of premium taxes) other than the Related Assessment, such portion of any such recovery not constituting Related Assessment received or otherwise realized by Transport shall be paid promptly to ATL and such payment shall be accompanied by reasonable supporting documentation.
       IV.5 Claims. ATL shall have the right and duty to institute, prosecute or maintain any legal proceedings on behalf of Transport with respect to any claim arising under a Policy. Transport agrees to be bound by ATL's disposition of claims made under any Policy.
       IV.6 Policy Rights. Except as provided in Paragraph 4.1 of the Umbrella Agreement and with respect to Cologne Re, all of Transport's rights and remedies under the Policies shall be exercisable by or on behalf of ATL. Transport may exercise such rights under the Policies as may be reasonable to complete the Assumption Reinsurance Undertaking.


                                        ARTICLE V
                                        COVENANTS

       V.1 Standard of Performance. ATL shall perform all Administration Services acting diligently and in good faith in accordance with the terms and provisions of the Policies, special prevailing industry standards, Transport practices and procedures identified in Schedule 5.1 hereof (as may be modified from time to time by prevailing industry standards), and applicable state and federal laws and regulations.
       V.2 Independent Contractor. ATL shall be deemed an independent contractor, with the sole right to supervise, manage, administer, direct, procure, perform or cause to be performed all acts required of ATL hereunder. All employees, agents, representatives, assigns or affiliates used by ATL in carrying out the Administration Services shall be under the sole control and direction of ATL in the performance of their duties and obligations. ATL shall be solely responsible for their work, direction, compensation, actions and personal conduct while performing or otherwise carrying out the duties and obligations of ATL under this Indemnity Agreement or the Policies.
       V.3 Notification of Regulatory Inquiry. ATL shall promptly notify Transport of any material claim, complaint or inquiry to or from any Regulatory Authority which it or any of its Affiliates or agents receives in connection with any transaction covered by this Indemnity Agreement and shall, upon Transport's request, provide Transport with such relevant information available to ATL as Transport may request with respect thereto.
       V.4 Transport's Cooperation. The parties acknowledge that the transactions contemplated by this Indemnity Agreement require continued cooperation between Transport and ATL for an extended period of time with respect to Administration Services.
Transport shall use reasonable efforts to cooperate with ATL with respect to Administration Services including, but not limited to, promptly forwarding claims, communications, payments and notifications to ATL and responding in a timely manner to written requests from ATL for information, approvals, or data which ATL reasonably requires to perform its obligations under this Indemnity Agreement with respect to Administration Services and providing for ATL to be able to endorse for collection premium checks relating to the Policies in Transport's name.


                                       ARTICLE VI
                             COMPENSATION, FEES AND EXPENSES
       VI.1 Acknowledgment of Compensation. ATL acknowledges that it has been fully compensated for its services under this Indemnity Agreement pursuant to the provisions of the Umbrella Agreement and is not entitled to any further or additional fees or compensation from Transport.
       VI.2 Responsibility for Costs and Expenses. Except as expressly provided herein, each of the parties shall be responsible for such costs and expenses as it may incur in the performance of their respective obligations hereunder.


                                       ARTICLE VII
RIGHTS OF INSPECTION
       VII.1 Access To Records. Transport or its designated representative shall have free access to the books and records of ATL relating to its obligations under this Indemnity Agreement at all reasonable times.
       VII.2 Site Access. ATL shall allow Transport reasonable site access to personnel, facilities and equipment used by ATL or its affiliates or representatives in connection with or related to its performance of its duties or obligations hereunder.


                                      ARTICLE VIII
                                         TERM
       VIII.1 Term. This Indemnity Agreement, including but not limited to the reinsurance provided pursuant to the provisions of
Article II hereof, shall continue in effect with respect to each Ceded Policy until all liabilities and risks of Transport thereunder have been assumed by ATL or its nominee pursuant to the Assumption Agreement, or the earlier discharge of all liability of Transport under such Policy.


                                       ARTICLE IX
                                         DAC TAX
       Transport and ATL hereby agree to the following pursuant to
Section 1.848-2(g)(8) of the Income Tax Regulations issued
December 29, 1992, under Section 848 of the Internal Revenue Code 1986, as amended. This election shall be effective on the Effective Date of this Indemnity Agreement and all subsequent taxable years for which this Agreement remains in effect.
       IX.1 Party. The term "party" will refer to either Transport or ATL as appropriate.
       IX.2 Definition by Reference. The terms used in this Article are defined by reference to Treasury Regulations Section 1.848-2 in effect as of December 29, 1992.
       IX.3 Policy Acquisition Expenses. The party with the net positive consideration as determined under Section 1.848-2(f) and 1.848-3 for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of IRC Section 848(c)(1).
       IX.4 Exchange of Information. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The parties also agree to exchange information which may be otherwise required by the IRS.
       IX.5 Initial Calculation. Transport will submit a schedule to ATL by April 1 of each year of its calculation of the net consideration for the preceding calendar year for this Agreement. This schedule will be accompanied by a statement signed by an officer of Transport stating that Transport will report such net consideration in its tax return for the preceding calendar year.
       IX.6 ATL Calculation. ATL may contest such calculation by providing an alternate calculation to Transport in writing within 30 days of ATL's receipt of the calculation. If ATL does not so notify Transport, ATL will report the net consideration as determined by Transport in ATL's tax return for the previous calendar year.
       IX.7 Final Agreement on Calculation. If ATL contests Transport's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date ATL submits its alternate calculation. It is the non-binding intent of the parties that in the event of a prolonged disagreement over such calculation, they will request an appropriate partner in one of the major national independent auditing firms to mediate such disagreement. If ATL and Transport reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.


                                        ARTICLE X
                                   GENERAL PROVISIONS
       X.1 Setoff. Transport and ATL may offset any balance or amount due from one party to the other under this Indemnity Agreement or any other contract heretofore or hereafter entered into between Transport and ATL, whether acting as assuming reinsurer or ceding company. However, in the event of the insolvency of any party hereto, offset shall only be allowed in accordance with applicable law.
              X.2 Notices. All notices, requests, demands, statements, acknowledgments and other communications provided for in the Documents shall be in writing and shall be deemed given or received (a) upon confirmation of receipt thereof, if transmitted by facsimile or sent by overnight or same-day courier; or (b) three (3) Business Days after mailing thereof, if mailed by United States mail, certified mail, return receipt requested, in either case to the following address of the respective addressee:

       In the case of ATL:

              American Travellers Life Insurance Company
              3220 Tillman Drive
              Bensalem, Pennsylvania 19020
              Attention: Chairman
              Telephone No.: (215) 244-1600
              Facsimile No.: (215) 244-7711

       In the case of the Transport:

              Transport Life Insurance Company
              714 Main Street
              Fort Worth, Texas 76102-5217
              Attention:  President
              Telephone No.:  (817) 390-8000
              Facsimile No.:  (817) 347-3297

              and

              Continental Life Insurance Company
              714 Main Street
              Fort Worth, Texas 76102-5217
              Attention:  President
              Telephone No.:  (817) 390-8000
              Facsimile No.:  (817) 347-3297

or to such other address as the addressee shall, pursuant to notice given to each other party in accordance with this Paragraph 10.2, specify.
       Each party shall be furnished with a copy of every notice, request, demand, statement, acknowledgment or other communication addressed and forwarded to any other party.
       X.3 Credit For Reinsurance. In the event Transport shall be denied, or have a reasonable basis to believe it will be denied, statutory credit by any Regulatory Authority for all or any of the reinsurance provided by ATL on the Policies pursuant to this Indemnity Agreement, and such denial relates in any way to ATL's financial condition or to its status as a non-admitted, unapproved or unaccredited insurer or reinsurer, Transport may immediately so notify ATL and the Trustee under the Trust
Agreement, and upon receipt of such notification, the provisions of Section 5.4 of the Trust Agreement shall be effective, provided however that Transport shall in advance and as promptly as may be practicable under the circumstances notify ATL of any situation that might result in such notification. At such time as Transport no longer has reason to believe it will be denied statutory credit by any Regulatory Authority for all or any of the reinsurance provided by ATL on the Policies pursuant to this Indemnity Agreement, or such denial no longer relates in any way to ATL's financial condition or to its status as a non-admitted, unapproved or unaccredited insurer or reinsurer, Transport shall immediately so notify ATL and the Trustee and the provisions of
Section 5.3 of the Trust Agreement shall again become effective.
       X.4 Submission to Jurisdiction. ATL shall consent to submit to jurisdiction in all states in which it is not an authorized insurer and shall appoint the chief insurance regulatory official in each such state as its agent for service of process. ATL shall file its annual statutory financial statement with such states at the same time as its files such statement in the states in which it is an authorized insurer.
       X.5 Dispute Resolution. As a precedent to any right of action hereunder, if any differences shall arise between Transport and ATL with reference to the interpretation of or obligations under this Indemnity Agreement, whether arising before or after termination of this Indemnity Agreement, such differences shall be submitted to arbitration pursuant to the provisions of Article XIV of the Umbrella Agreement.
       X.6 Umbrella Agreement. The parties acknowledge that certain rights, obligations and duties under this Indemnity Agreement are controlled by and subject to the provisions of the Umbrella Agreement, all as provided for therein.
       X.7 Governing Law. This Indemnity Agreement shall be governed by and interpreted in accordance with the laws of Texas without reference to conflict of laws.
       X.8 Counterparts. Each Document may be executed in one or more counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Indemnity Agreement to be executed and delivered as of the date first above written.
                                         AMERICAN TRAVELLERS LIFE
                                           INSURANCE COMPANY


Attest:_/s/T.J. Parry__________          By:_/s/John A. Powell________
          Secretary                          Chairman/President


                                         TRANSPORT LIFE INSURANCE
                                           COMPANY


Attest:_/s/Gary Cole___________           By:_/s/Garland M. Laseter, JR___
           Secretary                                   President


                                         CONTINENTAL LIFE INSURANCE
                                           COMPANY


Attest: /s/ Gary Cole__________           By:___/s/ Garland M. Lasater, Jr
         Secretary                                   President

                                      SCHEDULE 5.1

                                STANDARDS OF PERFORMANCE


                      TRANSPORT/CONTINENTAL LIFE INSURANCE COMPANY

                        LONG TERM CARE/HOME HEALTH CARE/CON CARE

                                SPECIAL CLAIM SITUATIONS


Administrative Decisions:

       1. All LTC/HHC/Con Care - Beginning in 1993 all policies written prior to policy form 11011 are to be reinstated for lapse due to cognitive impairment as in policy form 11011 - i.e no evidence of insurability is required in these circumstances, but proof of cognitive impairment will be required.

       2. All LTC/HHC/Con Care - Transport is no longer denying claims for late proof of loss unless the late proof of loss would prejudice the ability to investigate the claim.

       3. All LTC - Long term care benefits are provided for confinement to a hospice facility.

       4. All LTC - Adult Congregate Living Facilities (ACLF's) - If the facility can split the charges for personal care from the charges for room and board, ACLF's can be considered for payment under the home health care provisions of an LTC contract.

       5. Florida HHC Form 10922 - Under Home Health Care policy form 10922 issued in Florida, the Lifetime Maximum Benefit Period of 365 days is considered unlimited. This is consistent with contracts issued in other states.

       6. TLC HHC Contracts - Home Health Care policies written by the TLC Market prior to 10/1/91 provide benefits for Homemaker Services.

Contract Clarification/Regulatory Interpretations:

       1. Florida LTC Form 10955 - For those contracts issued in Florida, the Home Health Care benefit period is administered as equal to the LTC benefit period. This interpretation is consistent with form 11001 where the schedule page shows separate benefit periods.

       2. LTC/HHC - Nurse registries are considered as Home Health Care Agencies in Arkansas, California, and Florida based on state regulations. Other states adopting similar legislation would be handled accordingly.

       3. California 10770 - Under certain circumstances a prior long term care confinement is not required for consideration for the Home Medical Services Benefit. See Attachment A. Changes made to coverage under these contracts were viewed as bringing the contracts under later long term care regulation which did not permit the "gate keepers" in our policy form.

       4. Con Care - These contracts had provision for two levels of benefits. In Illinois, Iowa, Indiana, Kentucky, North Carolina, North Dakota, and Virginia, skilled care benefits are provided for days on which medication is administered.

       5. Con Care - If the Convalescent Care Benefit requires an elimination period, basic benefits are paid during that period.

       6.     North Carolina Con Care - The lifetime maximum for
              Basic Care benefits is increased to the lifetime maximum for Skilled Care benefits.

       7. Texas Form 10770-88 - Attachment B is a copy of Transport's Assurance of Voluntary Compliance to the Texas Department concerning the handling of future allegations from insureds as they may pertain to the reinstatement of benefits.

       8. Florida LTC - Attachment C is a copy of a March 30, 1995 letter indicating that Transport has not paid nursing home benefits for ACLF confinements on Florida LTC contracts issued since 1/1/92. (This is in accordance with our interpretation of our contracts.) Attachment D is a June 13, 1995 letter to the Florida Department indicating ACLF history on some earlier specific cases. In particular we have indicated that if we had provided an insured confirmation of coverage in an ACLF, we would honor that commitment.

       This Schedule does not address single cases which have been handled on an exception basis.




                                     TRUST AGREEMENT

       THIS TRUST AGREEMENT (as amended from time to time, this "Agreement") is made as of the 8th day of December, 1995 by and among AMERICAN TRAVELLERS LIFE INSURANCE COMPANY, an insurance company organized under the laws of the Commonwealth of Pennsylvania with its principal place of business located at 3220 Tillman Drive, Bensalem, Pennsylvania (the "Grantor"); TRANSPORT LIFE INSURANCE COMPANY, an insurance company organized under the laws of the State of Texas ("TLIC"), and CONTINENTAL LIFE INSURANCE COMPANY, an insurance company organized under the laws of the State of Texas ("CLIC"), each with its principal place of business located at 714 Main Street, Fort Worth, Texas (collectively, TLIC and CLIC the "Beneficiary"); and FLEET NATIONAL BANK OF MASSACHUSETTS, a bank organized under the National Bank Act of the United States of America (the "Trustee") (the Grantor, the Beneficiary and the Trustee being hereinafter sometimes referred to individually as a "Party" and referred to collectively as the "Parties").

       WHEREAS, the Grantor and the Beneficiary are party to the Umbrella Agreement (hereinafter defined) which, among other things, requires as a condition to its effectiveness that this Agreement and the Reinsurance Contracts (hereinafter defined) be entered into by the Parties;

       WHEREAS, pursuant to the Reinsurance Contracts the Grantor is a reinsurer of the Beneficiary;

       WHEREAS, pursuant to the Umbrella Agreement the Grantor and the Beneficiary have agreed to establish a trust account into which
(i) the Beneficiary, acting on behalf of the Grantor, shall transfer approximately $254,179,465 of assets as of the date hereof, (ii) the Grantor shall transfer approximately $38,661,665 of additional assets as of the date hereof, and (iii) the Grantor shall transfer assets, from time to time thereafter, in accordance with the provisions hereof, in each case in order to secure the performance by the Grantor of its obligations under the Reinsurance Contracts; and

       WHEREAS, the Trustee has agreed to act as the Trustee with respect to such trust account, and subject to the terms hereof to hold such assets in trust for the benefit of the Beneficiary;

       NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

       ARTICLE 1       Definitions.

       As used herein, the following terms shall have the following meanings:

       "Agreement" shall have the meaning set forth in the preamble hereto.

       "Assets" shall mean the assets and property from time to time held in the Trust Account established pursuant to this Agreement or, as the context requires, the assets and property delivered by or on behalf of the Grantor (including, without limitation, the assets delivered by the Beneficiary acting on behalf of the Grantor) to the Trustee for deposit in or transfer to the Trust Account from time to time pursuant to this Agreement, and shall also include (but not by way of limitation) such assets and property as may be delivered or transferred to the Beneficiary by the Trustee or the Grantor pursuant to the provisions of this Agreement (whether following termination of the Trust Account or otherwise), the rights and benefits attaching to, and all proceeds of sale of, any Asset, and any account or accounts to which such proceeds may be credited, and the rights of the Grantor, the Trustee or the Beneficiary against any Securities System or against any other third party in respect of any Asset.

       "Beneficiary" shall have the meaning set forth in the preamble hereto.

       "Business Day" shall mean any day of the year (other than a Saturday or Sunday) on which the Trustee is open for business in Boston, Massachusetts.

       "Designated Investment Advisor" or "Designated Investment Advisors" shall mean one or more investment advisors, as the case may be, acceptable to the Beneficiary and designated by the Grantor pursuant to Section 10.1 hereof to act on its behalf as provided in this Agreement, and shall initially be Van Kampen American Capital Management, Inc.

       "Encumbrance" shall mean any mortgage, charge, pledge, encumbrance, lien or other security interest of any kind whatsoever.

       "Fiscal Quarter End" shall mean the last day of each of March, June, September and December in each year.

       "Grantor" shall have the meaning set forth in the preamble hereto.

       "Investment Guidelines" shall have the meaning set forth in
Section 3.1 hereof.

       "Minimum Account Requirement" shall have the meaning given thereto in the Umbrella Agreement.

       "Month End" shall mean the last day of each calendar month in each year.

       "Obligation Amount" shall have the meaning given thereto in the Umbrella Agreement and shall include, without limitation, the aggregate liabilities of the Grantor under each of the Reinsurance Contracts, together with all associated liabilities, all as set forth in the Umbrella Agreement. Notwithstanding the foregoing, on the date of execution of this Agreement and until the first Obligations Notice is given pursuant to Section 3.5, the Obligation Amount shall be deemed to be $290,841,130.

       "Obligations Notice" shall have the meaning set forth in
Section 3.5.

       "Reinsurance Contracts" shall mean, collectively, (i) that certain Indemnity Reinsurance Agreement, dated as of December 8, 1995, between the Grantor and each of TLIC and CLIC, as amended and in effect from time to time, and (ii) one or more Assumption Reinsurance Agreements to be entered into from time to time after the date hereof in accordance with the terms of the Umbrella Agreement between the Grantor and either or both of TLIC and CLIC, in each case as amended and in effect from time to time.

       "Securities System" shall mean any Federal Reserve Bank of the United States, Depository Trust Company, Participants Trust
Company, and any such other securities depository, clearing agency, subcustodian or book entry system as the Trustee may select for purposes of this Agreement from time to time.

       "Statement of Account" shall have the meaning specified in
Section 8.1 hereof.

       "Subaccount" shall have the meaning set forth in Section 2.1 hereof.

       "Termination Date" shall have the meaning set forth in Section
15.1 hereof.

       "Termination Notice" shall have the meaning set forth in
Section 15.1 hereof.

       "Transaction" shall have the meaning set forth in Section 7.2 hereof.

       "Trust Account" shall mean the trust account established pursuant to Section 2.1 of this Agreement and, unless the context otherwise requires, shall include any and all Subaccounts thereof.

       "Trustee" shall have the meaning set forth in the preamble hereto and shall include any successor thereto pursuant to Article 14 hereof.

       "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.

       "Umbrella Agreement" shall mean that certain Umbrella
Reinsurance Transaction Agreement, of even date herewith, among the Grantor, TLIC and CLIC, as amended and in effect from time to time.

       "Value" shall mean, with respect to any Asset, the Trustee's valuation of such Asset, or, with respect to all Assets to be valued by the Trustee, the Trustee's aggregate valuation of all such Assets, in each case calculated by the Trustee on the basis of market value. For purposes of this Agreement, "market value" shall be determined by using in the case of debt securities, the mean of the bid price and ask price thereof (including accrued and unpaid interest, if any) and in the case of other securities, the daily prices for the purchase of securities, in each case, as quoted by Interactive Data Services for the day as of which the valuation is to be made or, if such mean prices or daily prices for purchase are not quoted by Interactive Data Services for the relevant securities, then by using the price quoted to the Trustee by Interactive Data Services (or a primary dealer in the relevant securities as is agreed upon by the parties hereto) for the purchase of the relevant securities for the day as of which the valuation is to be made. Notwithstanding the foregoing, if, neither such mean prices or daily prices for the purchase of the relevant securities, as applicable, are quoted by Interactive Data Services and there is not a primary dealer in the relevant securities that will quote prices for purchase and that is agreeable to the parties hereto, then "market value" shall be determined based upon the Trustee's good faith estimate of the price (including accrued and unpaid interest, if any) that a willing seller would accept and a willing buyer would pay for the relevant securities in an arms-length transaction.


       ARTICLE 2       Establishment of Trust Account.

       Section 2.1 The Trustee shall establish, as of the date of this Agreement, a trust account for the benefit of the Beneficiary, called "American Travellers/Transport/Continental Trust Fund", into which the Trustee shall deposit or transfer and shall continue to deposit or transfer Assets from time to time as provided in this Agreement. Upon the instruction of the Grantor, at any time that there shall be more than one Designated Investment Advisor, the Trustee shall divide the Trust Account into two or more subaccounts (individually, a "Subaccount") for the purpose of segregating the Assets in the Trust Account to be managed by the different Designated Investment Advisors. Unless and until the Trustee notifies the Beneficiary and the Grantor to the contrary, all certificates received by the Trustee for Assets deposited in or transferred to the Trust Account in certificated form, and the records of the Trustee for all other Assets deposited in the Trust Account, shall be kept by the Trustee.

       Section 2.2 The Trustee is authorized and empowered to register any Asset in the Trust Account in the Trustee's own name or in the name of a nominee, and to hold any Assets in the Trust Account, in nominee name or otherwise, directly or by a Securities System, provided that (a) the books and records of the Trustee shall at all times show that all such Assets are part of the Trust Account, (b) if any Assets in the Trust Account are held in a commingled account (whether "book entry" or otherwise) (i) such account shall consist exclusively of assets of the Trustee's clients; (ii) the Trustee's records shall clearly reflect the Assets that are part of the Trust Account; and (iii) such commingled account shall be designated a "Client Account" or similarly designated so as to clearly indicate that the account contains assets of the Trustee's clients and not assets of the Trustee or any person other than a client of the Trustee, and (c) such registration or holding shall neither increase nor decrease the liability of the Trustee. Assets in the Trust Account shall not be commingled (whether in an account or otherwise) with assets of the Trustee or with any other assets of the Grantor or any other person.

       Section 2.3 From and after such time as the Grantor ceases to have any actual or contingent liability to the Beneficiary under any of the Reinsurance Contracts, the Beneficiary shall, within ten
(10) Business Days of its receipt of a written request from the Grantor, instruct the Trustee to withdraw all of the Assets in the Trust Account from the Trust Account and deliver the same to the Grantor or its designee, together with a release executed by the Beneficiary of such Assets from any security interest granted pursuant to this Agreement. At such time as the Minimum Account Requirement is equal to less than ten million dollars
($10,000,000), Grantor and Beneficiary shall negotiate with each other in good faith to determine whether, and to what extent, any commercial or regulatory considerations exist for the maintenance and continuation of this Trust Agreement.

       Section 2.4 To the extent that the creation of the Trust and transfer of the Assets hereunder does not pass beneficial title in the Assets to the Beneficiary, the Grantor hereby grants a security interest in the Assets to the Beneficiary as security for the performance of the Obligation Amount. The Trustee shall not have any responsibility to perfect or cause to be perfected such security interest.


       ARTICLE 3       Deposit of Assets.

       Section 3.1 The Beneficiary, acting on behalf of the Grantor and in accordance with the terms of the Umbrella Agreement, directly or through one or more agents, shall deliver to the Trustee or its agent for deposit in or transfer to the Trust
Account upon the execution of this Agreement the Assets listed on Schedule A hereto. The Grantor, in accordance with the terms of the Umbrella Agreement, directly or through one or more agents, shall deliver to the Trustee or its agent for deposit in or transfer to the Trust Account upon the execution of this Agreement the Assets listed on Schedule B hereto. From time to time after the execution of this Agreement, the Grantor, directly or through one or more agents, shall deliver or cause to be delivered to the Trustee or its agent for deposit in or transfer to the Trust
Account such other Assets as are appropriate to satisfy its obligations hereunder. By execution of this Agreement, the Grantor does hereby assign, transfer and otherwise convey to the Trustee from time to time, without recourse (except as specifically provided herein), and without any other formal or other written instrument of assignment, all of the Grantor's right, title and interest in, to and under all the Assets, as identified in Schedules A and B hereto, all additional Assets delivered to the Trust Account from time to time pursuant to Sections 3.2, 3.4 and
3.5 hereof, and all proceeds (as defined in the UCC) of any of the foregoing. All Assets delivered by or on behalf of the Grantor to the Trustee or its agent from time to time for deposit in or transfer to the Trust Account shall conform to the requirements of, and be accompanied by the documentation provided for in, Article 7 hereof and the investment guidelines set forth in Schedule C hereto as from time to time in effect (the "Investment Guidelines"); provided that such investments shall not be issued by the Trustee, the Grantor or any affiliate of the Grantor; and provided further, that it shall be the responsibility of the Grantor, and not the Beneficiary, to determine whether such Assets satisfy the requirements of this sentence. The Grantor hereby represents and warrants to the Beneficiary and the Trustee that the Assets listed on Schedules A and B conform to the aforesaid requirements. The Trustee shall also have the responsibilities with respect to the Assets in the Trust Account that are specified in Article 7 hereof. All Assets shall be subject to the terms hereof.

       Section 3.2  Subject to and in accordance with Sections 3.3,
3.4 and 3.5 hereof, the Grantor shall maintain Assets in the Trust Account having a Value equal to or in excess of the Minimum Account Requirement.

       Section 3.3 In consideration of the premises and mutual covenants set forth herein, the Trustee hereby declares that it holds and will hold as trustee in trust under this Agreement all of its right, title and interest in, to and under, and hereby acknowledges its acceptance on behalf of the trust created hereby of all right, title and interest in, to and under, the property, whether now existing and hereafter created, transferred at any time to the Trust Account pursuant to Sections 3.1, 3.2, 3.4 and 3.5; to have and to hold such property unto the Trustee and its successors in trust under and subject to the terms and conditions set forth in this Agreement, for the benefit of the Beneficiary.

       Section 3.4 Within ten (10) Business Days after receipt of any Statement of Account, if such Statement of Account reflects that the Value of the Assets as of the date of such Statement of Account is (a) less than the Minimum Account Requirement as last determined, if the Statement of Account has been prepared as of any Fiscal Quarter End, or (b) less than ninety-five percent (95%) of the Minimum Account Requirement as last determined, if the Statement of Account has been prepared as of any other date, then the Grantor shall deliver, or cause to be delivered, to the Trustee or its agent for deposit in or transfer to the Trust Account Assets having a Value such that the aggregate Value of the Assets as reflected in the Statement of Account (as such aggregate Value of the Assets may be reduced to reflect the Value of any Assets that have been released from the Trust Account and as such aggregate Value may be adjusted to reflect the Value of any substituted Assets in the Trust Account, in each case since the date as of which such Statement of Account was prepared) plus the Value of the new Assets (determined as of the most recent practicable date) equals or exceeds the Minimum Account Requirement (as such Minimum Account Requirement may be adjusted to reflect changes in the Obligation Amount as described in Section 3.5). The Trustee shall not be responsible in any way for any failure of the Grantor to make deliveries in accordance with the foregoing provision of this
Section 3.4 and shall not be obligated to procure such deliveries. The Grantor shall not be entitled to any withdrawal of Assets pursuant to this Section 3.4, even if a Statement of Account reflects that the Value of Assets exceeds the Minimum Account Requirement, it being understood that the Grantor shall be entitled to a withdrawal of Assets only under the circumstances specified in, and in the manner provided in, Section 3.5.

       Section 3.5 Pursuant to the terms of the Umbrella Agreement, the Grantor and/or the Beneficiary, in the manner and at the times specified therein, shall make a conclusive determination of (i) the Obligation Amount and (ii) the Minimum Account Requirement in existence at such times, and written notice of such conclusive determinations shall be given to each Party in the manner and at the times specified in the Umbrella Agreement (each an "Obligations Notice"). Each such determination shall be deemed final and binding on the Parties for purposes of this Agreement. Within ten
(10) Business Days following the receipt by the Grantor of the Obligations Notice, the Grantor shall deliver, or cause to be delivered, to the Trustee or its agent for deposit in or transfer to the Trust Account Assets in the amount equal to or in excess of the positive amount, if any, determined by subtracting from the Minimum Account Requirement (determined using the Obligations
Notice so received) the aggregate Value of the Assets in the Trust Account as reflected in the most recent Statement of Account received by the Grantor (as such aggregate Value may be reduced to reflect the Value of any Assets that have been released from the Trust Account and as such aggregate Value may be adjusted to reflect the Value of any substituted Assets in the Trust Account, in each case since the date as of which the Statement of Account was prepared). The Trustee shall not be responsible in any way for any failure of the Grantor to make deliveries in accordance with the foregoing provision of this Section 3.5 and shall not be obligated to procure such deliveries.

       If, for purposes of the preceding sentence, the Value of the Assets reflected in the most recent Statement of Account received by the Grantor exceeds the Minimum Account Requirement, the Beneficiary shall, within ten (10) Business Days of its receipt of a written request from the Grantor, instruct the Trustee pursuant to Section 4.1 to withdraw from the Trust Account and deliver to the Grantor or its designee, together with a release executed by the Beneficiary from any security interest created by this Agreement of such Assets so withdrawn, Assets designated by the Grantor approximately equal in Value (as reflected in the most recent Statement of Account) to the difference between the aggregate Value of Assets reflected in the most recent Statement of Account (as such aggregate Value may be adjusted to reflect the Value of any released or substituted Assets since the date of such Statement of Account), and the Minimum Account Requirement (determined using the Obligations Notice so received).

       Section 3.6 If at the time of any delivery of Assets for deposit in or transfer to the Trust Account pursuant to
Section 3.1, 3.2, 3.4 or 3.5 there shall be more than one Designated Investment Advisor, the Grantor shall, by written notice to the Trustee and the respective Designated Investment Advisor, designate the respective Designated Investment Advisor responsible for managing each such Asset being delivered. The Trustee shall thereupon deposit or transfer such Assets to the appropriate Subaccount(s) of the respective Designated Investment Advisor(s) managing such Assets, and maintain such Assets in such Subaccount(s) subject to the provisions of this Agreement. Any designation pursuant to this Section 3.6 or Section 10.1 may be revoked at any time by written notice from the Grantor to the Trustee and the Beneficiary. If at the time of revocation there is more than one Designated Investment Advisor, such notice of revocation may contain a new designation of the Designated Investment Advisor responsible for managing the Assets affected by such revocation, and the Trustee shall thereupon transfer such Assets to the Subaccount for such Designated Investment Advisor, and maintain such Assets in such Subaccount subject to the provisions of this Agreement.

       Section 3.7 The Trustee shall give notice to the Grantor, the Beneficiary and the Designated Investment Advisor responsible for managing the Assets being deposited or transferred to the Trust Account within five (5) Business Days following each deposit or transfer to the Trust Account.

       ARTICLE 4       Withdrawal of Assets by the Beneficiary.

       Section 4.1 Upon written notice from the Beneficiary to the Trustee, and, in the event Section 5.3 is applicable, the Trustee having received the 10 day notice provided in Section 5.3, the Beneficiary shall have the right, at any time and from time to time, to direct the Trustee to transfer the Assets, or any portion thereof, from the Trust Account to the Beneficiary. Such notice to the Trustee (i) shall designate particular Assets to be withdrawn and particular Subaccounts, if any, from which the Assets are to be withdrawn if fewer than all of the Assets in the Trust Account are being withdrawn, (ii) may (at the option of the Beneficiary) designate a third person to whom such Assets shall be delivered,
(iii) may (at the option of the Beneficiary) condition any delivery to a third person upon receipt by the Trustee from the Grantor, directly or indirectly, of other Assets specified in such notice, and (iv) may (at the option of the Beneficiary) identify the purpose specified in Section 5.3 or Section 5.4, as the case may be, for which the Assets are being withdrawn. As between the Beneficiary and the Trustee the rights of the Beneficiary and the obligations of the Trustee set forth in this Section 4.1 and
Section 4.2 are absolute, and no breach by the Beneficiary of its undertakings pursuant to Section 5.3 shall be construed to limit such rights and obligations.

       Section 4.2 Upon receipt of the written notice of the Beneficiary referred to in Section 4.1, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the withdrawn Assets to the Beneficiary, or to any third person designated in such written notice, and shall when applicable deliver or procure delivery of custody of such Assets to the Beneficiary or such designated third person in accordance with the terms and conditions specified in the notice.

       Section 4.3 The Trustee shall allow no substitutions or withdrawals of the Assets in the Trust Account, or any portion thereof, from the Trust Account, except (a) upon the instruction of the Grantor for the purpose of transferring Assets to or among Subaccounts, (b) upon the instruction of the Grantor or one or more of the Designated Investment Advisors for the purpose of receiving or delivering or substituting Assets in the Trust Account of equal or greater value as provided in Article 10 hereof, or (c) upon the written instruction of the Beneficiary as provided in Sections 4.1 and 4.2 of this Agreement.

       Section 4.4  Other than the written notice referred to in
Section 4.1 hereof, the Beneficiary need present no statement or document, and the Beneficiary need not take any other action, in order to withdraw the Assets, or any portion thereof.

       Section 4.5 The Beneficiary (or the Grantor, in case the Beneficiary has designated the Grantor as a third person to whom such Assets shall be delivered), shall provide the Trustee with written acknowledgment of receipt of withdrawn Assets delivered to it pursuant to the instruction of the Beneficiary as provided in
Section 4.1.

       Section 4.6 The Trustee shall give notice to the Grantor, the respective Designated Investment Advisor(s), if any, responsible for managing the Assets being withdrawn and the Beneficiary within five (5) Business Days following each withdrawal from the Trust Account or any Subaccount.


       ARTICLE 5       Power of Sale; Application of Assets.

       Section 5.1  Upon withdrawal of any or all Assets pursuant to
Section 4.1 or otherwise pursuant to this Agreement, the Beneficiary shall be entitled at any time to sell or otherwise realize upon all or any of such Assets in such manner, at such time or times and to such person or persons as the Beneficiary may in its sole discretion elect, and shall apply the proceeds received therefrom in or towards payment of the Obligation Amount in such order and manner as the Beneficiary shall elect in its sole discretion.

       Section 5.2 The Beneficiary (or any person authorized by the Beneficiary pursuant to this Agreement) is hereby authorized to sign, transfer or deliver any of the Assets and to give a good discharge for any moneys received by it either in exercise of its power of sale or realization or otherwise as a result of a payment being made to the Beneficiary in respect of any Assets during the subsistence of the Trust. No purchaser from the Beneficiary shall have need to inquire whether the power of sale has become exercisable or whether the exercise or purported exercise of any such power is proper or valid.

       Section 5.3  Except as provided in Section 5.4, the
Beneficiary covenants with the Grantor to give the Grantor 10 days advance notice (with a copy of such notice sent concurrently to the Trustee) of any withdrawal of Assets and to use and apply any withdrawn Assets for the following purposes only:

                 (a) to pay or reimburse the Beneficiary for the unpaid or unreimbursed portion of the Obligation Amount;

                 (b) to deliver to or on the instruction of the Grantor any Assets held in the Trust Account that have a Value in excess of the Minimum Account Requirement, all in accordance with Section 3.5;

                 (c) if the Beneficiary receives notice of the Grantor's insolvency or the filing of rehabilitation or liquidation proceedings against the Grantor and if at such time all or any part of the Obligation Amount remains unliquidated and undischarged, to withdraw Assets having a Value equal to such unliquidated and undischarged Obligation Amount to be held as continuing security for such Obligation Amount; and

            (d) if the Grantor has materially breached any of the provisions of this Agreement or of any of the Reinsurance Contracts, and if at such time any of the Obligation Amount remains unliquidated and undischarged, to withdraw Assets having a Value equal to the sum of such unliquidated and undischarged Obligation Amount and any damages incurred by the Beneficiary as a result of such breaches to be held as continuing security for such Obligation Amount and the payment of such damages.

The Beneficiary agrees with the Grantor to provide to the Grantor a copy of any notice to the Trustee pursuant to Section 4.1 concurrently with the giving of such notice to the Trustee, and at such time to identify for the Grantor the purpose specified in this
Section 5.3 for which the withdrawal is being made. Nothing in this Section 5.3 shall be construed to obligate or permit the Trustee to determine whether any withdrawal of Assets by the Beneficiary is in accordance with this Section 5.3, the Trustee's obligations under Sections 4.1 and 4.2, and the rights of the Beneficiary under Sections 4.1 and 4.2, as between the Beneficiary and the Trustee, being absolute.


       Section 5.4 In the event that the Beneficiary has given the Grantor notice that it has been denied, or has a reasonable basis to believe it will be denied, statutory credit by any Regulatory Authority for all or any of the reinsurance provided by Grantor to Beneficiary pursuant to the Reinsurance Contracts and that such denial relates in any way to Grantor's financial condition or to its status as a non-admitted, unapproved or unaccredited insurer or reinsurer, then the provisions of this Section 5.4 apply instead of those of Section 5.3 and Beneficiary covenants with the Grantor to withdraw Assets and to use and apply any withdrawn Assets for the following purposes only:

                 (a) to pay or reimburse the Beneficiary for the unpaid or unreimbursed portion of the Obligation Amount;

                 (b) to deliver to or on the instruction of the Grantor any Assets held in the Trust Account that have a Value in excess of the Minimum Account Requirement, all in accordance with Section 3.5;

                 (c) if the Beneficiary receives notice of the Grantor's insolvency or the filing of rehabilitation or liquidation proceedings against the Grantor and if at such time all or a part of the Obligation Amount remains unliquidated and undischarged, to withdraw Assets having a Value equal to such unliquidated and undischarged Obligation Amount to be held as continuing security for such Obligation Amount; and

            (d) if the Grantor has materially breached any of the provisions of this Agreement or of any of the Reinsurance Contracts, and if at such time any of the Obligation Amount remains unliquidated and undischarged, to withdraw Assets having a Value equal to the sum of such unliquidated and undischarged Obligation Amount and any damages incurred by the Beneficiary as a result of such breaches to be held as continuing security for such Obligation Amount and the payment of such damages.

The Beneficiary agrees with the Grantor to provide to the Grantor a copy of any notice to the Trustee pursuant to Section 4.1 concurrently with the giving of such notice to the Trustee, and at such time to identify for the Grantor the purpose specified in this
Section 5.4 for which the withdrawal is being made. Nothing in this Section 5.4 shall be construed to obligate or permit the Trustee to determine whether any withdrawal of Assets by the Beneficiary is in accordance with this Section 5.4, the Trustee's obligations under Sections 4.1 and 4.2, and the rights of the Beneficiary under Sections 4.1 and 4.2, as between the Beneficiary and the Trustee, being absolute.

       At such time as the Beneficiary no longer has reason to believe it will be denied statutory credit by any Regulatory Authority for all or any of the reinsurance provided by Grantor to Beneficiary pursuant to the Reinsurance Contracts, or such denial no longer relates in any way to Grantor's financial condition or to its status as a nonadmitted, unapproved or unaccredited insurer or reinsurer, Beneficiary shall immediately so notify Grantor and the Trustee of such fact and the provisions of Section 5.3 shall again become effective.

       ARTICLE 6 Trust Agreement for Benefit of Beneficiary. This Agreement shall be for the sole use and benefit of the Beneficiary, and no other person or entity shall be deemed to be a third-party beneficiary hereof.

       ARTICLE 7       Form of Assets.

       Section 7.1 The Trustee shall ensure that all Assets from time to time in the Trust Account are in such form and are so held by the Trustee that the Beneficiary, or the Trustee upon direction by the Beneficiary, may, whenever called for by this Agreement, negotiate any such Assets (which power to negotiate shall include, without limitation, the transfer by endorsement or delivery or other means so as to pass to the transferee all right, title and interest therein), without consent or signature from the Grantor or any person or entity other than the Trustee in accordance with the terms of this Agreement. In furtherance of, but not in limitation of, the foregoing, at the time of any deposit or transfer to the Trust Account of Assets that are not in certificated form, the Grantor shall take such action as may be necessary so that the records of the issuer, any financial intermediary and any nominee which had reflected the interest of the Grantor in such Assets are modified to reflect the transfer of such interest to the Trustee pursuant to this Agreement. For purposes of determining the Value of any Assets in the Trust Account other than cash deposited or transferred by the Grantor to the Trust Account, such deposit or transfer shall be accompanied or preceded by copies of confirmations and/or such other documentation as the Trustee may reasonably request in order to establish the Value of such Assets.

       Section 7.2 In connection with any deposit, investment, reinvestment, transfer of Assets or substitution of Assets, or other dealings of any kind in respect of the Assets other than a withdrawal (for purposes of this Section 7.2, each a "Transaction") by the Grantor pursuant to this Agreement, the Trustee shall request that the Designated Investment Advisor or Grantor (only if the first provisio in Section 10.1 is applicable) make a determination as to whether the Transaction conforms to the requirements of the Investment Guidelines. The Trustee shall be responsible for making such request as promptly as practicable, and the Designated Investment Advisor shall make a decision as to conformity, if reasonably practicable, prior to execution of the Transaction. If a determination of non-conformity is made prior to execution, the Trustee shall refuse to execute the Transaction if not theretofore executed, and any loss occasioned thereby shall be borne by the Grantor. The Trustee shall notify the Beneficiary and the Grantor of any such determination of non-conformity as promptly as practicable, but in any event within five (5) Business Days of the Designated Investment Advisor or the Grantor (only if the first proviso in Section 10.1 is applicable) making any such determination. The Grantor shall be responsible for remedying any such non-conformity of the Assets, by substituting Assets which conform to the requirements of the Investment Guidelines and this Agreement as promptly as practicable, but in any event within five
(5) Business Days of receipt of notice of the non-conformity from the Designated Investment Advisor or the Grantor making such determination, as applicable. Absent manifest error or wrongful conduct, the Designated Investment Advisor's determination of conformity or non-conformity to the Investment Guidelines shall be final and binding on the Grantor and the Beneficiary.


       ARTICLE 8       Statement of Account.

       Section 8.1 The Trustee shall furnish to the Grantor and the Beneficiary a complete statement issued by the Trustee of all Assets in the Trust Account and each Subaccount and the Value thereof (a "Statement of Account") upon the establishment of the Trust Account and the initial deposit of Assets pursuant to
Section 3.1, as of each Month End, including each Fiscal Quarter End, and at such other intervals as may be requested by the Grantor or the Beneficiary.

       Section 8.2 Upon the written request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, as the case may be, or any agent, employee or independent auditor designated by any of them, to examine, audit, excerpt, transcribe and copy, during normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets in the Trust Account. All such examinations, audits, making of excerpts, transcriptions and copies undertaken by the Grantor shall be at the Grantor's expense, and the Grantor shall reimburse the Beneficiary and the Trustee for all costs and expenses incurred by them of not more than one such audit per year undertaken by the Beneficiary.


       ARTICLE 9 Right to Vote Securities and Payment of Dividends and Interest. The Grantor shall have the full and unqualified right to vote any shares of stock or other voting securities in the Trust Account, which right, at the sole discretion of the Grantor and upon written notice to the Trustee, may be delegated to one or more Designated Investment Advisors. The Trustee shall promptly clip and present for payment all coupons attached to any of the Assets in the Trust Account and otherwise attend to such details as are necessary and incident to the receipt of interest, dividends or other income from the Assets in the Trust Account, and furnish an accounting thereof to the Grantor. Upon any such distribution of interest, dividends or other income on or from the Assets in the Trust Account, the interest, dividends or other income shall be deposited in and become Assets of the Trust Account.


       ARTICLE 10  Investment of Assets.

       Section 10.1 The Grantor may, at any time or from time to time, by written notice to the Trustee and the Beneficiary, designate one or more persons to act as the Grantor's Designated Investment Advisors hereunder; provided, that if the Beneficiary notifies the Trustee and the Grantor at any time that any person so designated is not acceptable to the Beneficiary, and has reasonable cause to do so, then such person shall not thereafter be entitled to serve as a Designated Investment Advisor hereunder and the Grantor shall serve as the Designated Investment Advisor until such time as the Beneficiary and Grantor agree upon a substitute Designated Investment Advisor pursuant to this sentence. If more than one person is appointed as a Designated Investment Advisor (or, if at the time of designation, there is already at least one person serving as a Designated Investment Advisor), the written notice given to the Trustee shall designate the Designated Investment Advisor responsible (subject to Section 7.2 and Section
10.3 hereof) for the management of each of the Assets in the Trust Account as of the date of such appointment, in which case the Trustee shall transfer the respective Assets to the Subaccounts for the respective Designated Investment Advisors managing such Assets, and maintain such Assets in such Subaccounts subject to the provisions of this Agreement. Each such Designated Investment Advisor shall be deemed to be an agent of the Grantor for purposes of this Agreement with respect to that portion of the Assets managed by it. Any such designation may be revoked at any time by the Grantor by written notice to the Trustee and the Beneficiary.


       Section 10.2 Subject in all respects to Section 10.3 hereof and the other terms and conditions of this Agreement, the Assets in the Trust Account shall be managed by the Grantor, directly or through one or more Designated Investment Advisors, who shall have full power and authority from time to time to direct the Trustee to receive and deliver the Assets (or, in the case of multiple Designated Investment Advisors, the respective Assets managed by them) in the Trust Account, with full power of substitution being vested in the Grantor, in such investments as are permitted under
Section 3.1 hereof, and the Grantor or the relevant Designated Investment Advisor shall promptly notify the Trustee of the details of each transaction and the Trustee shall have no responsibility in respect of such instructions except as expressly provided in this Agreement. Except as provided in Article 4 hereof, unless and until directed by the Grantor directly or through one or more of the Designated Investment Advisors and such direction has been authorized or approved by or on behalf of the Beneficiary in accordance with Section 10.3 hereof, the Trustee shall not take any action with respect to the receipt or delivery of the Assets in the Trust Account; provided, that the Grantor, directly or through one or more of its Designated Investment Advisors, shall establish procedures which shall take effect, subject in all respects to
Section 10.3 hereof and the other terms and conditions of this Agreement, for the immediate investment of any cash in the Trust Account or in the respective Subaccount managed by the respective Designated Investment Advisor, as the case may be, into investments permitted under Section 3.1 hereof in order that no cash be held uninvested overnight in the Trust Account; and provided further, that the Value of the Assets proposed for substitution in the Trust Account shall not be less than the Value as of the most recent practicable date preceding the proposed substitution of the Assets in the Trust Account (including cash) for which the substitution is proposed. The foregoing sentence notwithstanding, the Trustee shall deliver securities held in the Trust Account pursuant to this Agreement at the time of maturity or call of such securities to the original obligor, or its agents or assigns, without further instruction from the Beneficiary, the Grantor or any Designated Investment Advisor, and shall deposit the proceeds therefrom in the Trust Account, whereupon such proceeds shall become Assets for purposes of this Agreement.

       Section 10.3 No withdrawal in respect of any of the Assets may be made by the Grantor (nor shall an instruction to effect the same be deemed validly issued by the Grantor or any Designated Investment Advisor) without the prior written consent of the Beneficiary.

       Section 10.4 In connection with each receipt, delivery or substitution of Assets in or to the Trust Account, the Trustee shall determine the Value of the new Assets and the Value of the Assets in the Trust Account, if any, proposed to be substituted (including cash) for such new Assets. If the Value of new Assets proposed to be substituted in the Trust Account for Assets in the Trust Account does not satisfy the requirements of the second proviso to the penultimate sentence of Section 10.2 hereof, then the Trustee shall not permit the proposed substitution of Assets to occur. If the new Assets are proposed to be added to the Trust Account to increase the Value thereof for purposes of Section 3.2,
3.4 or 3.5 hereof without any requirement that any Asset be withdrawn from the Trust Account in connection therewith, but the Value of the new Assets would not result in the aggregate Value of the Assets in the Trust Account equalling the Minimum Account Requirement, then the Trustee shall give notice to the Grantor and the Beneficiary as promptly as practicable, but in any event with five (5) Business Days after receipt of such Assets. In either such case, any loss occasioned thereby shall be borne by the Grantor. If the Trustee shall fail to satisfy its obligations under this Section 10.4, it shall nonetheless be the responsibility of the Grantor to assure that the requirements of the second proviso to the second sentence of Section 10.2 hereof, or of
Section 3.2, 3.4 or 3.5 hereof, as applicable, have been satisfied.


       ARTICLE 11 Compensation of the Trustee. The Grantor hereby agrees to compensate the Trustee for the services to be rendered hereunder at such rates and at such times as the Grantor and the Trustee shall agree, to pay or reimburse the Trustee upon request for all expenses, disbursements and advances, including reasonable attorney's fees, incurred or made by it in connection with carrying out its duties hereunder, and to indemnify and hold harmless the Trustee from and against any and all losses, damages and liabilities, including reasonable attorney's fees, suffered or incurred by the Trustee in complying with its obligations pursuant to Section 7.2 or 10.4. The Grantor and the Trustee acknowledge that the Trust Account is established solely for the benefit of the Beneficiary and may not be invaded, among other things and without limitation, for the purposes of paying compensation to, or reimbursing, the Trustee or any Designated Investment Advisor.


       ARTICLE 12 Liability of the Trustee. The Trustee shall not be liable for:

                 (a) any loss, damage or injury sustained by the Grantor, or the Beneficiary, or both, with respect to the Assets in the Trust Account, or any portion thereof; or

                 (b) any failure of any investment to realize its expected value on redemption, repayment or other maturity; or

                 (c) any depreciation in value or loss of profit which may be suffered in respect of the Trust Account;

irrespective of how the events described in subparagraphs (a), (b) or (c) above may have occurred or howsoever they may have been caused, unless such loss, damage, injury, failure, depreciation in value or loss of profit is due to the Trustee's own gross negligence, willful misconduct or lack of good faith.

The Trustee may act directly or indirectly through agents or attorneys and shall not be liable or responsible for the acts or negligence of agents appointed with due care. The Trustee shall have no liability or responsibility for any action or omission of any Federal Reserve Bank of the United States or the Depository Trust Company ("DTC"), including any error or delay by such Bank or DTC to remit any payment or deliver any notice or other information.

In the event of any such loss, damage, injury, failure, depreciation in value or loss of profit caused by the Trustee's gross negligence, wilful misconduct or lack of good faith, the Trustee shall promptly replace any lost, damaged, injured, failed or depreciated Assets that were in the Trust Account with other Assets of like kind, quality and Value, if reasonably available, or with such other Assets of equivalent Value as may be approved by the Beneficiary and the Grantor. The Trustee shall maintain adequate insurance covering all of the Assets in the Trust Account for such risks as is customary under relevant trade practices. The Trustee shall give the Grantor at least thirty (30) days' prior written notice of any change in the insurance coverage or the terms thereof which may result in the Trustee's inability to satisfy its obligations hereunder with respect to the maintenance of insurance, or, if the insurer informs the Trustee of any unilateral change in such insurance coverage on less than thirty (30) days' notice, the Trustee shall notify the Grantor within five (5) days after receipt of such notice.

Except as otherwise provided herein, the Trustee shall be without liability to the Beneficiary or the Grantor or anyone else for the performance of any investment and the Trustee shall not be responsible for any loss.

The Trustee shall be required to perform only those duties that are specifically set forth in this Agreement and not others, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

       ARTICLE 13 Reliance on Signatures. In carrying out its duties under this Agreement, the Trustee shall be entitled to rely on the signatures of those individuals who are authorized to execute any document, certificate or other instrument on behalf of the Grantor, any Designated Investment Advisor or the Beneficiary, as the case may be, by proper resolution of the Board of Directors of the Grantor, the Designated Investment Advisor or the Beneficiary, respectively; provided that a certified copy of such resolution shall have been delivered to the Trustee, stating that such resolution is and shall remain in full force and effect until delivery to the Trustee of a certified copy of a superseding or modifying resolution; and provided further that such certified copy shall be accompanied by specimen signatures of such officers, agents or representatives as may be designated by such resolution.


       ARTICLE 14 Resignation or Removal of the Trustee; Appointment of Successor Trustee. The Trustee may resign at any Fiscal Quarter End by delivery to the Beneficiary and the Grantor of a written notice of resignation, not less than ninety (90) days prior to the end of such Fiscal Quarter End; provided that such resignation shall not be effective until a successor Trustee has been duly appointed and approved by the Beneficiary and the Grantor and all Assets in the Trust Account have been duly transferred to the successor Trustee; provided further, that if the Beneficiary and the Grantor shall have failed to designate a successor Trustee prior to or concurrently with the Fiscal Quarter End as of which such resignation is to become effective, then from and after such Fiscal Quarter End, unless a successor Trustee is thereafter appointed by the Beneficiary and the Grantor, the Trustee may appoint a successor Trustee that (a) is an entity which is incorporated under United States state or federal law and authorized to carry on a banking business in the United States or any state thereof, and (b) has a combined capital and surplus of at least $500,000,000 (and the Trustee may reasonably rely on such successor Trustee's representations as to its qualifications), in which case the Trustee's resignation shall become effective at such time as all of the Assets in the Trust Account have been duly transferred by the resigning Trustee to the successor Trustee and the successor Trustee shall have executed and delivered to the Beneficiary and the Grantor and the resigning Trustee an instrument, in form and substance acceptable to the Grantor and the Beneficiary, accepting the appointment as the Trustee hereunder.
The Trustee also may be removed at any time by the Beneficiary and the Grantor, acting together, by delivery to the Trustee of a written notice of removal, executed by the Beneficiary and the Grantor, naming the successor Trustee duly appointed by the Beneficiary and the Grantor and the effective date of such succession. The Trustee shall promptly take such steps as may be necessary, or as may be required by the Grantor or the Beneficiary, in order to fully vest in any successor Trustee appointed pursuant to this Article 14 the rights, authority and responsibilities of the Trustee pursuant to this Agreement. In the event of resignation of the Trustee in accordance with this Article 14, all expenses of taking such steps shall be borne by the Grantor; in the event of removal of the Trustee in accordance with this Article 14, all expenses of taking such steps shall be borne by the party requesting such removal.

       Nothing herein contained shall be construed so as to prevent the Trustee from (i) acting as trustee, manager and/or banker for trusts separate and distinct from the Trust or (ii) petitioning a court of competent jurisdiction for an order permitting it to resign its duties.


       ARTICLE 15  Termination.

       Section 15.1  The Trust Account may be terminated only after
(a) the Grantor ceases to have any actual or contingent liability to the Beneficiary under each of the Reinsurance Contracts, (b) the Grantor or the Beneficiary has given the Trustee and the other Party hereto written notice of its intention to terminate the Trust Account (the "Termination Notice"), and (c) the Party receiving the Termination Notice has failed to object to the termination in accordance with Section 15.2. The Termination Notice shall specify the date on which the notifying party intends the Trust Account to terminate, which shall be not less than thirty (30) nor more than forty-five (45) days from the date as of which the Termination Notice is given (the "Termination Date").

       Section 15.2 The Party receiving the Termination Notice shall have fifteen (15) Business Days after receipt of such Notice (for purposes of Sections 15.1 and 15.2, the Termination Notice shall be deemed received on the Business Day next succeeding the day on which such Termination Notice was received by the Trustee and the Trustee has notified the Parties of such date) to give written notice to the Trustee and the other Party of its objection to the requested termination of the Trust Account if such Party reasonably believes the conditions set forth in Section 15.1 shall not have been satisfied. Upon receipt by the Trustee of any such notice of objection, the Trustee shall not take the action set forth in Section 15.3 hereof unless and until the Trustee is directed to do so either by written direction received jointly from the Grantor and the Beneficiary or by the order of a court of competent jurisdiction.

       Section 15.3 Upon the Termination Date, but subject to the final sentence of Section 15.2 hereof, the Assets in the Trust Account shall be delivered promptly by the Trustee to the Grantor; provided, that termination of the Trust Account and the delivery of such Assets shall not affect the rights or obligations of the Grantor and the Beneficiary under any of the Reinsurance Contracts.


       ARTICLE 16  Further Assurances; Power of Attorney.

       Section 16.1 The Grantor shall, at its own expense and in such manner and form as the Beneficiary may require, execute such documents and do such acts and things as may be necessary in order to create, preserve, perfect or validate the security interest hereby granted or to enable the Beneficiary to exercise and enforce its rights hereunder with respect to the Trust Account or any of the Assets from time to time.

       Section 16.2 The Grantor hereby irrevocably appoints by way of security the Beneficiary as its attorney, with full power of delegation, for it and in its name and on its behalf, and as its act and deed or otherwise, to seal, deliver and otherwise perfect any deed, assurance, agreement, instrument or act which the Beneficiary determines is reasonably required on the part of the Grantor pursuant to the terms hereof in order to fully effectuate the intents and purposes hereof.


       ARTICLE 17 Dispute Resolution; Governing Law and Jurisdiction. All disputes between the Grantor and the Beneficiary under or related to this Agreement shall be resolved pursuant to the terms of the Umbrella Agreement. All disputes between the Trustee and any of TLIC, CLIC or the Grantor shall be subject to the following:

                 (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                 (b) Each of the Parties irrevocably agrees for the benefit of the other Parties that any State or Federal Court sitting in Fort Worth, Texas shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of or in connection with this Agreement which involve the Trustee and, for such purposes, irrevocably submits to the jurisdiction of such courts, and each Party irrevocably waives any objection which it may now or hereafter have to the jurisdiction of such courts.

Notwithstanding the foregoing, the Beneficiary or Grantor shall be entitled to sue in any jurisdiction in which any relevant Asset or any Securities System for any relevant Asset is located to the extent necessary or advisable in connection with the Beneficiary's recovery of, or realization against, any such relevant Asset, and, each of the parties hereto irrevocably agrees that the courts of any such jurisdiction shall for such purposes have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with such recovery or realization and, for such purposes, each of the parties irrevocably submits to the jurisdiction of any such courts.


       ARTICLE 18 Representations and Warranties of Parties. Each of the Parties hereby represents and warrants to the other Parties as follows:

                 (a) It has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby;

                 (b) the execution, delivery and performance by it of this Agreement has been duly authorized by all necessary action on its part; and

                 (c) this Agreement has been duly and validly executed and delivered by it and, assuming due authorization, execution and delivery by the other Parties hereto, constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof.


       ARTICLE 19 Binding Agreement. Without the written consent of the other Parties hereto, no Party may assign this Agreement or any of its rights or obligations hereunder, whether by merger, consolidation, sale of all or substantially all of its assets, liquidation, dissolution, operation of law or otherwise, except as expressly provided herein. Subject to the foregoing, this Agreement shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the respective permitted successors and permitted assigns of each Party.


       ARTICLE 20 Severability. If any provision of this Agreement is declared or found by a court of competent jurisdiction to be prohibited by or invalid under applicable law, then all Parties shall be relieved of their respective obligations arising under such provision to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the remainder of such provision and the remaining provisions of this Agreement shall be interpreted so as to conform to the original intent of this Agreement.


       ARTICLE 21 Entire Agreement. This Agreement, together with the Reinsurance Contracts and the Umbrella Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersedes any other prior or contemporaneous agreements, whether written or oral, with respect to the subject matter hereof. There are no understandings or agreements, conditions or qualifications relative hereto or to the Reinsurance Contracts which are not fully expressed herein or therein and no change or discharge hereof shall be valid unless in a writing executed by each Party.


       ARTICLE 22 Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing, and then only to the extent specifically stated. Unless otherwise specifically stated in the written waiver, no such waiver shall be construed as a waiver of any continuing or succeeding breach of such provision, a waiver or modification of the provision itself, or a waiver or modification of any right under this Agreement.


       ARTICLE 23 Notices. All notices, requests, demands, statements, acknowledgments, instructions and other communications provided for in this Agreement shall be in writing and shall be deemed given or received (i) upon confirmation of receipt thereof, if transmitted by facsimile or sent by overnight or same-day courier; or (ii) three (3) Business Days after mailing thereof, if mailed by United States mail, certified mail, return receipt requested, in either case to the following address of the respective addressee:

       In the case of the Grantor:

                 American Travellers Life Insurance Company
                 3220 Tillman Drive
                 Bensalem, Pennsylvania 19020
                 Attention: Chairman
                 Telephone No.:(215) 244-1600
                 Facsimile No.:(215) 244-7711

       In the case of the Beneficiary:

                 Transport Life Insurance Company
                 714 Main Street
                 Fort Worth, Texas 76102-5217
                 Attention: President
                 Telephone No.:  (817) 390-8000
                 Facsimile No.:  (817) 347-3297

                 and

                 Continental Life Insurance Company
                 714 Main Street
                 Fort Worth, Texas 76102-5217
                 Attention: President
                 Telephone No.:  (817) 390-8000
                 Facsimile No.:  (817) 347-3297

       In the case of the Trustee:

                 Fleet National Bank of Massachusetts
                 One Federal Street
                 Boston, Massachusetts  02211
                 Attention: Corporate Trust Administration
                 Telephone No.: (617) 292-3106
                 Facsimile No.: (617) 292-4289

or to such other address as the addressee shall, pursuant to notice given to each other Party in accordance with this Article 23, specify.

       Each Party shall be furnished with a copy of every notice, request, demand, statement, acknowledgment, instruction or other communication addressed and forwarded to any other Party.

       Any instructions to the Trustee hereunder by Beneficiary and/or Grantor shall contain a certification that such instruction is being given an accordance with the terms of the Documents (as defined in the Umbrella Agreement); provided, however, that no such certification shall be given if the Parties are operating under
Section 5.4 of this Agreement.


       ARTICLE 24 Force Majeure. The Trustee does not have any responsibility if for any reason or cause beyond its reasonable control, including (without limitation) government action, currency restrictions, acts of war, acts of God, breakdown or failure of transmission or communications or computer facilities, postal or other strikes or industrial action or the failure or disruption of any stock exchange, clearing house, settlement system or market, the Trustee's ability to perform its duties under this Agreement is restricted, removed or subject to delay in any way.


       ARTICLE 25 Captions. The captions of the various sections of this Agreement are for convenience only and shall be accorded no weight in the construction of this Agreement.


       ARTICLE 26 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

       EXECUTED AND DELIVERED as of the date first set forth above.

                                               AMERICAN TRAVELLERS LIFE
                                                  INSURANCE COMPANY

                                               By:  /s/ John A. Powell


                                               Name:    John A. Powell




                                               Title:President &
                                                     Chairman of the Board



                                               TRANSPORT LIFE INSURANCE COMPANY

                                             By:   /s/ Garland M. Lasater, Jr

                                             Name:     Garland M. Lasater, Jr



                                             Title:    President




                                               CONTINENTAL LIFE INSURANCE
                                                 COMPANY

                                               By:  /s/Garland M. Lasater, Jr

                                               Name:   Garland M. Lasater, Jr



                                               Title:  President



                                               FLEET NATIONAL BANK OF
                                                 MASSACHUSETTS, as
                                                 Trustee

                                               By:  /s/ Fleet National Bank

                                               Name:    Fleet National Bank
                                               Title:

                                              Schedule A


                                List of Initial Assets Delivered by the
                                 Beneficiary on behalf of the Grantor

Cusip Nu  Security Des    Int/Rt  Mat Date   Par Value**     11/27/95***    Sec
312914TH  FHLMC 1468 G    7.000   06/15/18  10,000,000.00   10,167,000.00   AGY
3133T2R4  FHLMC 1633 PG   6.000   10/15/19   5,000,000.00    4,931,000.00   AGY
3133T38N  FHLMC 1644 F    5.750   06/15/22  10,000,000.00    9,732,000.00   AGY
3133558K  FHLMC 1714 G    6.500   04/15/21   5,000,000.00    5,023,000.00   AGY
3133T5QS  FHLMC 1737 G    6.000   09/15/19   5,000,000.00    4,936,000.00   AGY
3133T5EY  FHLMC G029 E    6.500   06/25/20   5,000,000.00    4,990,000.00   AGY
3133T54W  FHLMC G040 G    6.500   10/17/17   6,000,000.00    6,032,000.00   AGY
FNF06008  FNMA            6.000   06/01/08  30,526,000.00   29,959,000.00   AGY
GN115019  GNMA            11.500  06/01/19  10,247,000.00   11,741,000.00   AGY
3837HOAC  GNMA 1994-00     7.250  12/25/16   3,200,000.00    3,281,000.00   AAA
912810CE  US TREASURY      8.750  11/15/08  19,045,000.00   22,317,000.00   TSY
912827Q2  US TREASURY N    6.750  05/31/99   5,000,000.00    5,343,000.00   TSY
912912AB  US WEST CAP F    6.750  10/01/05   5,000,000.00    5,100,000.00*  A2
                                                          $123,552,000.00

              NOTE: ANY EXCESS REQUIRED UNDER SECTIONS 3.1 AND 3.2 OF THE UMBRELLA AGREEMENT WILL BE FUNDED IN CASH.


* LIMITED TO $5,000,000 PAR VALUE

**    Subject to Adjustment For Final Valuation

***   MV on day of Closing
                                       Schedule B


                            List of Initial Assets Delivered by the Grantor

Cusip       Security Desc   Int Rate Maturity  Par Value 11/27/95 Mkt Sec Rate
3134AO-LZ-3 FHLMC             6.890  Oct-2005 $10,000,000.00 $9,962,500.00 AAA
3133T5-E9-0 FHLMC 1747 H Gold 7.875  Jun-2023  10,000,000.00 10,323,100.00 AAA
3133T5-XU-2 FHLMG CM10SER1767 7.000  Sep-2022  10,000,000.00 10,354,100.00 AAA
31371E-4M-4 FNMA #250228      8.940  Apr-2025   9,800,002.20 10,213,439.80 AAA
                                                            $40,853,139.80




            NOTE:  ANY EXCESS REQUIRED UNDER SECTION 3.3 OF THE
              UMBRELLA AGREEMENT WILL BE FUNDED IN CASH.

                              Investment Guidelines


I.     POLICY

       1. It will be the policy of the Grantor to manage the Assets in the Trust Account in accordance with these Investment Guidelines ("Guidelines").

       2. The Guidelines will be presented to the Board of Directors of the Grantor for review and approval annually, provided, that the Guidelines may not be changed without the written consent of the Beneficiary.

II.    GENERAL

       1. An issue or a portion thereof which ceases to meet the requirements of these Guidelines, or is reasonably expected to do so, shall be sold as promptly as possible, taking into account market conditions, but in no event will the sale take longer than six months.

III.   RISK MANAGEMENT

       1.     Duration

              The weighted average duration of the Assets in the Trust Account shall not exceed seven (7.0) years. Notwithstanding the foregoing, if the weighted average duration of the Assets listed on Schedules A and B to the Trust Agreement exceeds 7.0 years, then this requirement shall not apply until the first anniversary of the date of the Trust Agreement, and during the first year of the Trust Agreement, as Assets mature or are added to or withdrawn from the Trust Account, Grantor shall cause the average duration of the Assets in the Trust Account to be reduced to the 7.0 year requirement.

       2.     Maximum Maturity

              No Asset in the Trust Account shall have a maturity or holder's put option of longer than 15 years from settlement date, except that not more than 10% of the value of the Assets in the Trust Account may be invested in instruments having a maturity or holders' put option of between 15 and 30 years from settlement date. In the case of collateralized mortgage obligations ("CMO"), the average life of the entire CMO portfolio shall not exceed 10 years.

IV.    QUALITY GUIDE

       1. Security Investments - Grantor's investments in security investments shall follow the overall approach of investing in entities that are in sound financial condition and are expected to produce a satisfactory yield. The following are guidelines for security investments:

              a. Corporate Bonds and Obligations - Rated A or A-1 or better by Standard and Poor's Bond Rating Service, or A or P-1 or better by Moody's Bond Rating Service. A Corporate Bond or Obligation not rated, but which is pari passu with or senior to any security of the same issuer, of any guarantor of the security to be acquired, or of another issuer guaranteed by such guarantor, which is so rated shall be deemed to have the same rating as such other security or the equivalent higher rating if ranking senior to such security.

              b. United States Government Bonds or United States Government Agency Bonds - Constitute acceptable investments at all times, from a quality standpoint.

       2. Time and Savings Deposits - Constitute acceptable investments up to the amount of federal deposit insurance coverage pertaining to such deposit.

       3. All investments shall meet the minimum standards prescribed by Article 3.33 of the Texas Insurance Code.

V.     DIVERSIFICATION GUIDE

       1. Investments in all types (excepting United States Government Obligations) of securities, loans, obligations or evidence of indebtedness of a single issuer or borrower (including its majority-owned subsidiaries, parent or the majority-owned subsidiaries of such parent) shall not exceed 3% of Trust Account Assets. In instances where a specific category of investment specifies a lesser amount, such amount shall not be exceeded.

VI.    UNITED STATES DOLLARS

       1. All investments in the Trust Account shall be denominated in United States dollars.

VII.   DEFINITION:

       1. Corporate Bonds: Bonds, evidences of indebtedness or obligations of corporations organized under the laws of the United States of America or its states or Canada or any state, district, province, or territory of Canada.

       2. United States Government Obligations: Bonds, evidences of indebtedness or obligations of the United States of America, or bonds, evidences of indebtedness or obligations guaranteed as to principal and interest by the full faith and credit of the United States of America, and bonds, evidences of indebtedness, or obligations of agencies and instrumentalities of the government of the United States of America.

       3. Time and Savings Deposits: Any type or form of savings deposits, time deposits, certificates of deposit, NOW accounts, and money market accounts in solvent banks and savings and loan associations organized under the laws of the United States of America, or its states, when made in accordance with the laws or regulations applicable to such entities.

                                    TABLE OF CONTENTS



                                       ARTICLE 1
                     Definitions. . . . . . . . . . . . . . . . . .   2

                                        ARTICLE 2
           Establishment of Trust Account . . . . . . . . . . . . .   4
Section 2.1 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 2.2 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Section 2.3 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Section 2.4 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                        ARTICLE 3
             Deposit of Assets      . . . . . . . . . . . . . . . .   6
Section 3.1 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Section 3.2 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Section 3.3 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Section 3.4 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 3.5 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 3.6 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 3.7 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                        ARTICLE 4
             Withdrawal of Assets by the Beneficiary. . . . . . . .   9
Section 4.1 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 4.2 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 4.3 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 4.4 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 4.5 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 4.6 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                        ARTICLE 5
        Power of Sale; Application of Assets. . . . . . . . . . . .  10
Section 5.1 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 5.2 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 5.3 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 5.4 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                        ARTICLE 6
      rust Agreement for Benefit of Beneficiary . . . . . . . . . .  12

                                        ARTICLE 7
                   Form of Assets . . . . . . . . . . . . . . . . .  13
Section 7.1 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 7.2 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                        ARTICLE 8
                Statement of Account. . . . . . . . . . . . . . . .  14
Section 8.1 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 8.2 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                        ARTICLE 9
          Right to Vote Securities and Payment of
               Dividends and Interest . . . . . . . . . . . . . . .  14

                                       ARTICLE 10
                Investment of Assets. . . . . . . . . . . . . . . .  15
Section 10.1. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 10.2. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 10.3. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 10.4. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                       ARTICLE 11
             Compensation of the Trustee. . . . . . . . . . . . . .  17

                                       ARTICLE 12
              Liability of the Trustee. . . . . . . . . . . . . . .  17

                                       ARTICLE 13
               Reliance on Signatures . . . . . . . . . . . . . . .  18

                                       ARTICLE 14
                   Resignation or Removal of the Trustee; Appointment
                of Successor Trustee. . . . . . . . . . . . . . . .  18

                                       ARTICLE 15
                     Termination. . . . . . . . . . . . . . . . . .  19
Section 15.1. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 15.2. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 15.3. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                       ARTICLE 16
        Further Assurances; Power of Attorney . . . . . . . . . . .  20
Section 16.1. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 16.2. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                       ARTICLE 17
 Dispute Resolution; Governing Law and Jurisdiction . . . . . . . .  21

                                       ARTICLE 18
      Representations and Warranties of Parties . . . . . . . . . .  21

                                       ARTICLE 19
                  Binding Agreement . . . . . . . . . . . . . . . .  22

                                       ARTICLE 20
                    Severability. . . . . . . . . . . . . . . . . .  22

                                       ARTICLE 21
                  Entire Agreement. . . . . . . . . . . . . . . . .  22

                                       ARTICLE 22
                       Waiver . . . . . . . . . . . . . . . . . . .  22

                                       ARTICLE 23
                       Notices. . . . . . . . . . . . . . . . . . .  22

                                       ARTICLE 24
                    Force Majeure . . . . . . . . . . . . . . . . .  24

                                       ARTICLE 25
                      Captions. . . . . . . . . . . . . . . . . . .  24

                                       ARTICLE 26
                    Counterparts. . . . . . . . . . . . . . . . . .  24

SCHEDULE A - Initial Assets Delivered by Beneficiary
SCHEDULE B - Initial Assets Delivered by Grantor
SCHEDULE C - Investment Guidelines








                                     TRUST AGREEMENT

                                      by and among

                       AMERICAN TRAVELLERS LIFE INSURANCE COMPANY,
                                     (the "Grantor")

                            TRANSPORT LIFE INSURANCE COMPANY,
                                        ("TLIC")

                           CONTINENTAL LIFE INSURANCE COMPANY
                                        ("CLIC")

                                           and

                          FLEET NATIONAL BANK OF MASSACHUSETTS
                                       ("Trustee")

                                    December 8, 1995



                                    October 25, 1995



VIA FACSIMILE

Mr. Earl J. Hoover, Jr.
Executive Vice President
Transport Life Insurance Company
714 Main Street
Fort Worth, Texas 76102

       Re: Letter of Intent ("Letter of Intent") to Negotiate For The Acquisition of Long Term Care Insurance Book of
              Business

Dear Mr. Hoover:

       As a result of discussions since early October and following our proposal to you in mid-October, this letter sets forth the general framework for negotiations between American Travellers Corporation and/or its subsidiary, American Travellers Life Insurance Company (collectively, "American Travellers") and Transport Life Insurance Company and its subsidiary, Continental Life Insurance Company (collectively, "Transport") for the acquisition by American Travellers of Transport's long term care business (sometimes referred to herein as "Transaction.") The Transaction is expected to include all of Transport's retained interest in individual and group long term care insurance policies in force as of October 1, 1995, as further described in Exhibit A ("Policies.")

       While it is the hope and expectation of the parties that they would reach an agreement as contemplated herein, it is expressly agreed that this Letter of Intent is a statement of interest only, and that none of the parties is legally bound by any provisions contained herein (excepting those provisions expressly designated as "Binding Provisions" below) and will not be legally bound (excepting those provisions expressly designated as "Binding Provisions" below) until a fully integrated definitive agreement (if one is successfully negotiated) and other related documents are prepared, authorized, executed and delivered by and among all parties.


Overview of Proposed Transaction

       Assumption Transaction

       The parties acknowledge the uncertain regulatory framework governing the Transaction contemplated herein. Subject to regulatory and legal constraints, the parties anticipate that the Transaction would be structured so that American Travellers would, either initially or over a period of time, establish a relationship of direct privity to the underlying policyholders or certificate holders and Transport would be relieved of or indemnified for any and all liabilities (including but not limited to contractual and extra-contractual liabilities) to the policyholders, certificate holders, agents, representatives, associations, trusts and reinsurers relating directly or indirectly to all acts, omissions, and transactions taking place prior to, on or after the date that all documents necessary to the completion of the Transaction are executed and all consideration relating to the Transaction is transferred (the "Closing Date") (such transaction being hereafter referred to as an "Assumption" transaction.)

       Indemnity Transaction

       To the extent the parties are unable to transfer Policies through an Assumption transaction, the parties contemplate a structure whereby American Travellers would (i) reinsure 100% of Transport's retained interest in the Policies; (ii) indemnify Transport for any and all of Transport's liabilities (including but not limited to contractual and extra-contractual liabilities) to policyholders, certificate holders, agents, representatives, associations, trusts and reinsurers relating directly or indirectly to all acts, omissions and transactions taking place prior to, on or after the Closing Date relating thereto; and
(iii) administer the Policies through a Third Party Administration ("TPA") agreement (such transaction being hereafter referred to as an "Indemnity" transaction.)

       Reinsurance Premium and Ceding Commission

       On the Closing Date, it is expected Transport would pay to American Travellers an amount equal to the statutory liabilities, as defined in Exhibit B, net of reinsurance, that are calculated by Transport on a statutory basis as of September 30, 1995, less a ceding allowance of $40 million cash. The statutory liabilities to be transferred to American Travellers shall be calculated as of September 30, 1995, using the same actuarial methodology as employed by Transport in the calculation of the statutory liabilities reported in its June 30, 1995 statutory financial statement. It is expected that with respect to the adequacy of such statutory liabilities, American Travellers would rely solely on its due diligence investigation rather than on representations or warranties from Transport. The net funds transferred to American Travellers are expected to be paid in cash or investment grade securities at market value.

       Security and Collateral

       It is expected that American Travellers would, on the Closing Date, establish and maintain trust accounts and/or letters of credit for the benefit of and satisfactory to Transport in such amount as would fully secure the statutory liability under the Policies, as such liability may from time to time be determined using the same actuarial methodology as employed by Transport in the calculation of the statutory liabilities reported in its June 30, 1995 statutory financial statement, and that all such trust accounts and/or letters of credit, wherever situated, would further comply with the regulatory requirements of the states of California, New York and Texas applicable to credit for unapproved reinsurers.

       All obligations of American Travellers Life Insurance
Company under the transactions contemplated in this Letter of Intent would be fully guaranteed by American Travellers
Corporation.

       As further provision of security to Transport, the parties contemplate that a reinsurance company satisfactory to the parties may participate in the Transaction either as an intermediate fronting reinsurer between Transport and American
Travellers and/or as a guarantor of American Travellers' performance of its obligations.

       The parties expect that all third party charges and fees associated with collateral and security arrangements would be borne by American Travellers.


Additional Pre-Conditions to Transaction

       (1) The parties express the mutual hope that they would be able to complete the Transaction through the execution of definitive agreement(s) no later than November 30, 1995;

       (2) The parties contemplate that the definitive agreements would include, but not be limited to, such matters as:

              a.     Indemnity and Assumption Reinsurance

              b.     Collateral and Trust Deposits and/or Letters of Credit;

              c.     Asset Management relating to any trust arrangements;

              d. Cooperation between American Travellers and Transport in American Travellers regulatory filings related to Policies;

              e. Cooperation between American Travellers and Transport in dealings with Transport's Agents;

              f. Administration by American Travellers of Policies 100% reinsured by American Travellers;

       (3) The Parties also contemplate that the definitive agreements may include agreements with a reinsurer satisfactory to the parties;

       (4) The parties contemplate that immediately upon the execution of this Letter of Intent, each party would undertake "due diligence" as is commercially reasonable and with respect to which each party would provide the other reasonable access to all records prepared in the ordinary course of such party's business as might be requested to complete such investigation. Furthermore, Transport will attempt to get Milliman & Robertson's consent to furnish American Travellers those portions of the report pertaining to long term care, which report is dated October 4, 1994. American Travellers would undertake such due diligence pursuant to that certain confidentiality agreement between the parties dated October 3, 1995.

       (5) Transport would have the option, at its sole discretion, to continue to administer the Policies for the benefit of American Travellers for a period of time to be determined by Transport, at its sole discretion, provided that such period would end not later than December 31, 1996, under a TPA agreement to be negotiated as part of the Transaction. While the terms of the TPA Agreement are expected to be negotiated as part of the Transaction, it is contemplated that under the TPA Agreement:

              (a) American Travellers would pay Transport an administration fee equal to 4% of premiums collected plus related premium tax during the term of Transport's administration of the business;

              (b) Transport to remit to American Travellers, on a monthly basis, the "Net Cash Flow" relating to the book of business during the term of Transport's administration of the business;

              (c) American Travellers would indemnify and save Transport harmless for any and all liabilities (including but not limited to contractual and extra-contractual liabilities) incurred in the administration of the business except for such liabilities incurred as a result of Transport's fraud or gross negligence;

              (d) Provision for adequate notice and cooperation by and between Transport and American Travellers on the transfer of administrative responsibilities;

       (6) It is contemplated that Transport's tax reserves as of September 30, 1995 would be calculated using the same actuarial methodology as utilized by Transport in preparing its 1994 Federal Income Tax Return;

       (7) It is expected that the final agreement would include a warranty that neither party has utilized a broker or other intermediary in this transaction and that no fees in the nature of brokerage would become due or payable as a result of the Transaction;

       (8) American Travellers acknowledges that Transport is currently party to various agent marketing agreements. The parties expect that the Transaction would provide that American Travellers would assume Transport's continuing obligations and rights in such agreements as are applicable to the Policies.

       (9) It is recognized that the parties have not in this Letter of Intent addressed the consequences of objections from agents to the Transaction itself. It is the expectation of the parties that such objections, if any, generally would be handled by Transport, depending on the circumstances.

       (10) It is further expected that American Travellers would agree that it would not use any information obtained as a result of the due diligence investigation contemplated in paragraph (4) of this Letter of Intent, or as a result of the Transaction to knowingly and systematically:

              a.     Use the names of policyholders to rewrite the Policies;

              b. Use the names of agents to solicit agents connected with such Policies to become agents of American Travellers or any other underwriter; and

       (11) The parties recognize that any ultimate agreement would be contingent upon and subject to:

              a.     Obtaining any and all required regulatory approvals;

              b.     Obtaining any and all consents that may be required;

              c. Approval by the Boards of Directors of Transport and American Travellers and any and all shareholder approvals that may be required; and

              d. Completion by American Travellers and Transport of their respective due diligence investigations and their satisfaction therewith.

Binding Provisions

       Upon the execution of this Letter of Intent by Transport, the following numbered paragraphs will constitute the legally binding and enforceable agreements of American Travellers and Transport (the "Binding Provisions"):

       1. This Letter of Intent is a statement of interest only, and none of the parties is legally bound by any provisions contained herein except those provisions specifically designated as Binding Provisions and will not be legally bound (excepting those provisions expressly designated as "Binding Provisions") until a fully integrated definitive agreement (if one is successfully negotiated) and other related documents are prepared, authorized, executed and delivered by and among all parties;

       2. Either party may at any time terminate the negotiations contemplated herein without any liability or obligation whatsoever, except as to those provisions specifically designated as Binding Provisions. Because this Letter of Intent is nonbinding (except for those provisions designated as "Binding Provisions") it does not impose any obligation on the parties to negotiate in good faith;

       3. In the event that the negotiations contemplated herein have not been terminated at an earlier time, the negotiations contemplated herein will automatically terminate on November 30, 1995 unless the parties otherwise mutually agree in writing;

       4. Transport agrees that from the date it executes this Letter of Intent until the termination of the negotiations contemplated herein, it will not engage or enter into negotiations of any sort for the purpose of reinsuring or selling the Policies to any acquirer other than American Travelers;

       5. American Travellers and Transport agree to maintain the confidentiality of the contents of this Letter of Intent and the existence of the possibility of the Transaction until they otherwise mutually agree, and the parties agree to attempt to coordinate communications and press releases to the media and communications to regulatory authorities when they deem such disclosures appropriate; provided, however, that either party (i) may make such disclosures to any governmental authority as it may reasonably believe it is so required by law or as may be reasonably necessary in the context of regulatory relations; (ii) may make such further disclosures as appears reasonably necessary to employees, agents, representatives, and service providers assisting it or otherwise involved in the Transaction; and (iii) may further may make such disclosures as appears reasonably necessary to financial analysts, bankers and other members of the financial community, including A.M. Best and other rating agencies;

       6. Each party will bear all of its own costs and expenses related to the Transaction and this Letter of Intent, except as otherwise specifically provided in writing.

       7. These Binding Provisions may be terminated upon written notice by either party if the definitive agreements and related documents referred to in paragraph 1 of these Binding Provisions have not been executed and delivered by November 30, 1995; provided that upon termination of these Binding Provisions the parties shall have no further obligations thereafter except as to paragraphs 1, 2 and 6 of these Binding Provisions, which shall survive termination of these Binding Provisions; provided further that any termination of these Binding Provisions shall not operate as a termination of that certain Confidentiality Agreement dated October 3, 1995 between the parties, which shall survive the termination of the Binding Provisions of this Letter of Intent.

       8. This Letter of Intent may be executed in counterparts. If this Letter of Intent meets with your approval, please so indicate by signing and dating this letter and faxing it to me (215/244-4893) by November 1, 1995.

                                                Sincerely,


                                                John A. Powell
                                                Chairman/C.E.O.



Agreed and accepted:

TRANSPORT LIFE INSURANCE COMPANY
714 Main Street
Fort Worth, Texas  76102

By_/s/ Garland M. Lasater, Jr._                       President
                                                       Title

______10/25/95_________________
Date



CONTINENTAL LIFE INSURANCE COMPANY
714 Main Street
Fort Worth, Texas  76102

By_/s/ Garland M. Lasater                              President
                                                       Title

______10/25/95_________________
Date